Filed pursuant to Rule
424(b)(3)

File No. 333-286863

PGIM PRIVATE REAL ESTATE FUND, INC.
CLASS I COMMON SHARES (PPRUX)

CLASS D COMMON SHARES (PPRDX)

CLASS S COMMON SHARES (PPRSX)

CLASS T COMMON SHARES (PPRTX)

The Fund.
PGIM Private Real Estate Fund, Inc., a Maryland corporation (the
“
Fund,
”
“
we,
”
“
us,
”
or
“
our
”
), is a recently
organized, non-diversified, closed-end management investment company registered under the Investment Company Act of
1940, as amended (the
“
Investment Company Act
”
). The Fund invests primarily in private real estate in the United States.
The Fund has elected and has qualified, and intends to continue to qualify annually, as a real estate investment trust
(
“
REIT
”
) for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the
“
Code
”
). In
order to continue to qualify as a REIT, the Fund must distribute at least 90% of its REIT taxable income each year to its shareholders (
“
shareholders
”
).
PGIM Investments LLC (the
“
Manager
”
or
“
PGIM Investments
”
) serves as the investment manager to the Fund and has
engaged its affiliate, PGIM, Inc. (the
“
Subadviser
”
or
“
PGIM
”
), as subadviser to provide day-to-day management of the
Fund’s portfolio, primarily through PGIM Real Estate, the real estate investment advisory business unit within PGIM. The
Fund seeks to provide a broad range of investors with access to diversified, institutional quality real estate by leveraging the expertise of PGIM Real Estate.
Investment Objectives.
The Fund’s investment objectives are to provide current income and long-term capital appreciation.
There can be no assurance that the Fund will achieve its investment objectives. The Fund’s investment objectives are not fundamental and may be changed by the Fund’s board of directors (the
“
Board
”
) without Fund shareholder approval.
Investment Strategies.
The Fund invests, under normal circumstances, at least 80% of its net assets (plus the amount of its borrowings for investment purposes) in private real estate, including property, equity investments in real estate or real estate related companies and debt investments backed by real estate or real estate related companies acquired from private issuers or in private transactions. This portion of the Fund is generally weighted to investments in property sectors that PGIM Real Estate considers primary, including housing, logistics, and retail, targeting investments that PGIM Real
Estate believes can benefit from long-term structural changes driven by demographics and technological shifts. PGIM Real
Estate also employs strategies that seek to capture value through cyclical opportunities and pricing dislocations in niche property sectors such as self-storage, hotels, data centers, net lease (meaning for these purposes properties leased to long-term tenants where the tenants have agreed to pay substantially all expenses related to the property, including taxes, insurance and maintenance), and others. Many of these property investments are expected to be structured through privately-owned operating entities that own and operate whole or partial interests in real properties. In addition, the Fund invests in traded real estate-related securities such as commercial and residential mortgage-backed securities, equity or debt securities issued by REITs or real estate-related investment companies, as well as exchange-traded funds (
“
ETFs
”
),
other pooled investment vehicles, derivatives and other instruments that provide exposure to real estate or other asset classes for investment and/or cash management purposes. The Fund’s derivatives investments may include options contracts, futures contracts, options on futures contracts, indexed securities, credit linked notes, credit default swaps and other swap agreements for investment, hedging and risk management purposes. For purposes of the 80% policy, the
Fund’s derivative investments will be valued based on their market value. The Fund will not invest more than 15% of its assets in private funds that rely on Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

Securities Offered.
The Fund currently offers four classes of its common stock, $0.001 par value per share (the
“
Common
Shares
”
), on a continuous basis: Class I shares of Common Shares (
“
Class I Shares
”
), Class D shares of Common Shares
(
“
Class D Shares
”
), Class S shares of Common Shares (
“
Class S Shares
”
) and Class T shares of Common Shares (
“
Class T
Shares
”
). The Fund may offer additional classes of its Common Shares in the future.
No secondary market.
■
The Common Shares have no history of public trading, nor is it currently intended that the Common Shares will be listed on a public exchange or any other trading market in the near future.
■
No organized secondary market is expected to develop for the Common Shares, and liquidity for the Common Shares is expected to be provided only through quarterly tender offers to repurchase Common Shares at NAV per share.
■
There is no guarantee that tender offers will occur, or that an investor will be able to sell all the Common Shares that the investor desires to sell in a tender offer. Due to these restrictions, an investor should consider an investment in the Fund to be illiquid. Investing in the
Common Shares may be speculative and involves a high degree of risk, including the risks associated with leverage.
■
An investment in the Fund may not be suitable for investors who may need the money they invest in a specified timeframe.
Sales Load.
■
An investor in Class T Shares will pay a sales load of up to 3.5% on the amounts it invests. If you pay the maximum aggregate 3.5%
sales load, you must experience a total return on your net investment of 3.6% in order to recover such sales charges.
Investing in the Common Shares involves certain risks. See
“
Risks
”
beginning on page
42
of this prospectus.

	Offering Price (1)	Maximum Sales Load	Proceeds to Fund (2)
Class I Common Shares, par value $0.001 per share	Current NAV	—	Amount Invested at NAV
Class D Common Shares, par value $0.001 per share	Current NAV	—	Amount Invested at NAV
Class S Common Shares, par value $0.001 per share	Current NAV	—	Amount Invested at NAV
Class T Common Shares, par value $0.001 per share	Current NAV plus Sales Load	3.5%	Amount Invested at NAV
Maximum Offering (3)	$2,000,000,000	$70,000,000	$1,930,000,000
(1)
Each class of Common Shares is continuously offered at net asset value (
“
NAV
”
) per share, plus, in the case of Class T Shares, a maximum sales load of up to 3.5% of the offering price. Class I Shares, Class D Shares and Class S Shares are not subject to a sales load; however, investors could be required to pay brokerage commissions on purchases and sales of such shares to their selling agents. Investors should consult with their selling agents about the sales load and any additional fees or charges their selling agents might impose on each class of Common Shares. A 2.0% early repurchase fee payable to the Fund will be charged with respect to the repurchase of a shareholder’s shares by the
Fund at any time prior to the day immediately preceding the one-year anniversary of a shareholder’s purchase of the Common Shares (on a
“
first in-first out
”
basis).
(2)
The Fund bears its ongoing offering expenses, subject to a specified expense cap and reimbursement limitations, as described below. Pursuant to an Expense Limitation and
Reimbursement Agreement, the Manager has contractually agreed to waive its fees and/or reimburse expenses of the Fund through August 15, 2028 (the
“
ELRA Period
”
) so that
certain of the Fund’s expenses, including organizational and offering expenses (excluding initial organization and offering costs), among other expenses as specified in this prospectus (
“
Specified Expenses
”
) will not exceed 0.50% of net assets (annualized). The Fund has agreed to repay these amounts, when and if requested by the Manager, but only if and to the extent that Specified Expenses are less than 0.50% of net assets (annualized) (or, if a lower expense limit is then in effect, such lower limit) within three years after the date the Manager waived or reimbursed such fees or expenses.
(3)
Assumes an offering of 100% Class T Shares at the maximum sales load.
Neither the Securities and Exchange Commission (the
“
SEC
”
) nor any state securities commission has approved or
disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated April 30, 2025, as amended on January 7, 2026.

Repurchases.
The Fund intends, but is not obligated, to conduct quarterly tender offers (also referred to as
“
repurchases
”
or
“
repurchase offers
”
) for up to 5.0% of the aggregate NAV of its outstanding Common Shares at the applicable NAV per share as of the applicable valuation date. Repurchases will be made at such times and on such terms as may be determined by the Board of the Fund, in its sole discretion. No assurance can be given that repurchases will occur, or that any Common Shares properly tendered will be repurchased by the Fund.
Leverage.
The Fund may seek to enhance the level of its current distributions to common shareholders and capital appreciation through the use of leverage, subject to the limitations of the Investment Company Act. The Fund may use entity level debt (i.e., non-mortgage debt at the Fund level), including unsecured and secured credit facilities from certain financial institutions, and other forms of borrowing (collectively,
“
Borrowings
”
), which Borrowings are limited to 33
 1
∕
3
% of
the Fund’s total assets (less all liabilities and indebtedness not represented by Investment Company Act leverage)
immediately after such Borrowings.
The Fund also expects that its investments will utilize property level debt financing (mortgages on the Fund’s properties that are not recourse to the Fund except in extremely limited circumstances). Property level debt will be incurred by operating entities held by the Fund and secured by real estate owned by such operating entities. In a non-recourse mortgage, if an operating entity were to default on a loan, the lender’s recourse would be to the mortgaged property, and the lender would typically not have a claim to seek recovery from any unpaid portion of the loan from the other assets of the Fund or its subsidiaries. See
“
Leverage
”
and
“
Risks — Leverage Risk.
”
When such property level debt is not recourse
to the Fund, and the entity holding such debt was not formed for the purpose of avoiding the Investment Company Act limitations on leverage, the Fund will not treat such borrowings as senior securities (as defined in the Investment Company
Act) for purposes of complying with the Investment Company Act’s limitations on leverage unless (i) the entity holding such debt is an entity that primarily engages in investment activities in securities or other assets and is primarily controlled by the Fund, including a subsidiary in which the Fund owns all or a majority of the voting securities of the subsidiary
(
“
Controlled Subsidiary
”
), or (ii) the financial statements of the entity or joint venture holding such debt would be consolidated in the Fund’s financial statements. In certain limited cases, property level debt may be recourse to the Fund.
See
“
Risks — Recourse Financings Risk.
”
In addition, the Fund may enter into investment management techniques
(including reverse repurchase agreements and derivative transactions) that have similar effects as leverage, but which are not subject to the foregoing 33
 1
∕
3
% limitation if effected in compliance with applicable SEC rules and guidance.
Investment Manager.
PGIM Investments, the Fund’s investment manager and a registered investment adviser under the
Investment Advisers Act of 1940 (the
“
Advisers Act
”
), provides administrative and management services to the Fund, subject to the supervision of the Board. PGIM Investments is an indirect, wholly-owned subsidiary of Prudential Financial,
Inc. (
“
Prudential
”
) (NYSE:PRU) that was organized in 1987. As of December 31, 2024, PGIM Investments’ total assets under management were approximately $311.1 billion.
Subadviser.
PGIM, Inc. (
“
PGIM
”
) an indirect, wholly-owned subsidiary of Prudential that was organized in 1984, serves as the Fund’s investment subadviser. PGIM is the global asset management business of Prudential. PGIM offers a range of investment solutions for retail and institutional investors around the world across a broad range of asset classes, including real estate and alternatives, public fixed income, private fixed income, fundamental equity, and quantitative equity. As of
December 31, 2024, PGIM managed approximately $1.38 trillion in assets.
PGIM Real Estate, the real estate investing and financing unit within PGIM, is one of the largest real estate managers in the world, with $206 billion of gross assets under management and administration as of December 31, 2024 ($132 billion net and $47 billion in assets under administration) across real estate debt, equity, and securities. PGIM Real Estate and its predecessor entities and business units have more than 140 years of experience investing in real estate through direct mortgage loan originations, and more than 50 years of history managing open end real estate equity vehicles. The business is supported by more than 1,200 specialized professionals located in 35 major cities across the globe. PGIM Real Estate’s local operating units offer a broad range of real estate investment strategies and investment management services in the
U.S., Europe, Asia and Latin America.
Sponsors’ Investment.
To provide the Fund with an initial source of capital to begin making investments, Prudential, through its affiliates, agreed to commit an aggregate of $150 million to the Fund as a seed investment. Subsequently,
Prudential, through its affiliates, committed an additional $100 million in capital to the Fund. The Fund has used and will continue to use such capital to invest in opportunities consistent with its investment objective and strategies. We believe this investment creates a significant alignment of interests with the Fund’s investors and demonstrates a strong commitment to the Fund’s strategy.

Investing in the Fund involves certain risks, and is suitable only for investors who can bear the risks associated with private market investments with potential limited liquidity. The Common Shares should be viewed as a long-term investment within a multi-asset personal portfolio, and should not be viewed individually as a complete investment program. Because of the risks associated with investing in private real estate and using leverage, an investment in the Fund may be considered speculative.
You could lose some or all of your investment. See
“
Risks
”
below in this prospectus.
This prospectus provides information that you should know about the Fund before investing. Please read this prospectus carefully and keep it for future reference. A Statement of Additional Information, dated April 30, 2025, as it may be amended (the
“
SAI
”
), containing additional information about the Fund has been filed with the SEC and is incorporated by reference in its entirety into this prospectus. Additional information about the Fund has been filed with the SEC and is available upon written or oral request and without charge. You may also obtain the SAI and other information regarding the
Fund on the SEC’s website at http://www.sec.gov. For a free copy of the Fund’s most recent SAI, annual report or semi-annual report or to request other information or ask questions about the Fund, please write to the Fund at 655 Broad
Street, Newark, NJ 07102-4410 or call toll-free at (844) 753-6354 or visit the Fund’s website at
www.pgim.com/privaterealestate. This reference to the website does not incorporate the contents of the website into this prospectus.
As permitted by regulations adopted by the SEC, paper copies of the Fund’s annual and semi-annual shareholder reports will not be sent by mail, except to investors that specifically request paper copies of the reports. Instead, the reports will be made available on the Fund’s website at www.pgim.com/privaterealestate, and you will be notified by mail each time a report is posted and provided with a website link to access the report.
You may elect to receive all future reports in paper free of charge. If you invest through a financial intermediary, you can contact your financial intermediary or, if you are a direct investor, you can call (844) 753-6354 to let the Fund know you wish to receive paper copies of your shareholder reports. Your election to receive reports in paper will apply to all funds held in your account if you invest through your financial intermediary or all funds held within the Fund complex if you invest directly with the Fund.
The Common Shares do not represent a deposit or obligation of and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal
Reserve Board or any other government agency.

You should rely only on the information contained in or incorporated by reference into this prospectus. The Fund has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The
Fund is not making an offer of these securities in any jurisdiction where the offer is not permitted.
Website Disclosure
The Fund’s website, at www.pgim.com/privaterealestate, contains additional information about the Fund, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus. From time to time, the Fund may use its website as a distribution channel for material Fund information.

i

PROSPECTUS SUMMARY
This is only a summary. This summary does not contain all of the information that you should consider before investing in the PGIM
Private Real Estate Fund, Inc. (the
“
Fund
”
). You should review the more detailed information contained in this prospectus and in the
Statement of Additional Information (the
“
SAI
”
), especially the information under the heading
“
Risks.
”

The Fund
The Fund, a Maryland corporation, is a recently organized, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the
“
Investment Company Act
”
). The Fund is
offering its shares pursuant to an offering registered under the Securities Act of 1933, as amended (the
“
Securities
Act
”
). The Fund invests primarily in private real estate in the United States. The Fund has elected to be taxed as a real estate investment trust (
“
REIT
”
) for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the
“
Code
”
).

PGIM Investments LLC (the
“
Manager
”
or
“
PGIM Investments
”
) serves as the investment manager to the Fund. The
Manager has engaged its affiliate, PGIM, Inc. (the
“
Subadviser
”
or
“
PGIM
”
), as investment subadviser to provide
day-to-day management of the Fund’s portfolio, primarily through PGIM Real Estate, the real estate investment advisory business unit within PGIM. See
“
The Fund.
”

Market Opportunity
Private real estate can provide investors with access to diversified, stable income streams and long-term growth potential throughout market cycles. PGIM Real Estate has a long track record of delivering income and growth to institutional investors by focusing on key structural drivers that impact asset sectors, and by identifying markets with attractive fundamentals that drive growth. The Subadviser expects that changing demographics, population growth and migration, shifting consumer behavior and technology advancements will benefit equity and debt investments within housing, logistics, and dominant retail, with certain high growth markets benefitting disproportionately. More tactical strategies, like self-storage, hotel, net lease, high yield debt, and other niche strategies may provide cyclical opportunities to capture value through pricing dislocation. Over the medium term, the Subadviser believes that more tactical strategies may offer attractive relative yields and potential inflationary pressures may help drive strong real estate returns.

Who May Want to Invest
Investors should consider their financial situations and needs, other investments, investment goals, investment experience, time horizons, liquidity needs and risk tolerance before investing in the Fund. An investment in the Fund is not appropriate for all investors, and the Fund is not intended to be a complete investment program.

Barriers to investing in real estate can be high, which has in the past curbed broad-based participation in the asset class. These include high capital requirements and complex, relatively illiquid transactions. The Fund may be an appropriate investment for long-term investors who are seeking:

■
access to a high quality private real estate portfolio professionally managed by the Manager and Subadviser, including access to PGIM Real Estate’s leading real estate investment platform and expertise combining an institutional fee structure with the enhanced transparency of a registered fund under the Investment Company
Act;

■ the operating cash flow, capital appreciation and portfolio diversification benefits that real estate can offer; and
■ the opportunity for attractive current distributions through a tax-efficient structure and the potential for long-term capital appreciation.
Investment Objectives
The Fund’s investment objectives are to provide current income and long-term capital appreciation. There can be no assurance that the Fund will achieve its investment objectives. The Fund’s investment objectives are not fundamental and may be changed by the Fund’s board of directors (the
“
Board
”
) without Fund shareholder approval.

Investment Strategies
The Fund invests, under normal circumstances, at least 80% of its net assets (plus the amount of its borrowings for investment purposes, if any) in private real estate, including property, equity investments in real estate or real estate related companies and debt investments backed by real estate or real estate related companies acquired from private issuers or in private transactions. In addition, the Fund invests in traded real estate-related securities such as commercial and residential mortgage-backed securities, equity or debt securities issued by REITs or real estate-related investment companies, as well as exchange-traded funds (
“
ETFs
”
), other pooled investment vehicles, derivatives and
other instruments that provide exposure to real estate or other asset classes for investment and/or cash management purposes. The Fund’s derivatives investments may include options contracts, futures contracts, options on futures contracts, indexed securities, credit linked notes, credit default swaps and other swap agreements for investment, hedging and risk management purposes. For purposes of the 80% policy, the Fund’s derivative investments will be valued based on their market value. The Fund will not invest more than 15% of its assets in private funds that rely on
Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

The portfolio’s opportunity set is generally expected to be broadly diversified by property type and geography with a focus on U.S. markets, but with the potential to include non-U.S. markets where PGIM Real Estate has expertise. The Fund generally seeks to target property investments that PGIM Real Estate believes may benefit from long-term structural changes driven by demographics and technological shifts. Investments are generally expected to be in stabilized and income producing properties through which the Fund seeks to provide investors with consistent and reliable current income and the potential for capital appreciation through active asset management and research-led investing.

This private real estate portfolio is generally expected to be weighted to investments in property sectors that PGIM Real
Estate considers primary, including housing, logistics, and retail, targeting investments that PGIM Real Estate believes can benefit from long-term structural changes driven by demographics and technological shifts. PGIM Real Estate also employs strategies that seek to capture value through cyclical opportunities and pricing dislocations in niche property sectors such as self-storage, hotels, data centers, net lease (meaning for these purposes properties leased to long-term tenants where the tenants have agreed to pay substantially all expenses related to the property, including taxes, insurance and maintenance), and others. Many of these property investments are expected to be structured through privately-owned operating entities that own and operate whole or partial interests in real properties. In addition to equity investments in these sectors, the Fund’s private real estate investments may also include mortgage debt, mezzanine debt, and preferred equity or common equity issued by or in connection with real estate related operators or investments companies.

The Fund has obtained exemptive relief from the Securities and Exchange Commission (the
“
SEC
”
) that will permit it to,
among other things, co-invest with certain other persons, including certain affiliates of the Manager or Subadviser and certain public or private funds managed by the Manager or Subadviser and their affiliates, subject to certain terms and conditions.

For a more complete discussion of the Fund’s portfolio composition, see “ Investment Objectives and Strategies. ”
The Offering
The Fund currently offers four classes of its common shares, $0.001 par value per share (the
“
Common Shares
”
), on a
continuous basis: Class I shares of Common Shares (
“
Class I Shares
”
), Class D shares of Common Shares (
“
Class D
Shares
”
), Class S shares of Common Shares (
“
Class S Shares
”
) and Class T shares of Common Shares (
“
Class T
Shares
”
). The Fund may offer additional classes of its Common Shares in the future. The Fund has obtained exemptive relief from the SEC that permits the Fund to issue multiple classes of Common Shares and to, among other things, impose asset-based distribution fees (12b-1 fees) and early repurchase fees.

Class I Shares are continuously offered at the Fund’s net asset value (
“
NAV
”
) per share, plus, in the case of Class T
Shares, a maximum sales load of up to 3.5% of the offering price. Holders of Class I Shares, Class D Shares, Class S
Shares and Class T Shares have equal rights and privileges with each other, except that Class I Shares, Class D Shares and Class S Shares do not pay a sales load, and that the Fund does not pay any servicing or distribution fees with respect to Class I Shares. See
“
— Ongoing Distribution and Servicing Fees
”
and
“
Summary of Fund Expenses
”
for
information on servicing and distribution fees. Class I Shares, Class D Shares and Class S Shares are not subject to a sales load; however, investors could be required to pay brokerage commissions on purchases and sales of such shares to their selling agents. Investors should consult with their selling agents about the sales load and any additional fees or charges their selling agents might impose on each class of Common Shares.

Proceeds from the offering will be held by the Fund’s custodian and available to fund investments. No arrangements have been made to place such proceeds in an escrow, trust or similar account. The Fund generally expects to invest the proceeds from the offering within three months from receipt thereof, subject to the availability of appropriate investment opportunities consistent with the Fund’s investment objectives and market conditions.

The Fund reserves the right to reject a purchase order for Common Shares for any reason.
Investment Manager
PGIM Investments LLC (previously defined as
“
PGIM Investments
”
or the
“
Manager
”
), an indirect wholly-owned
subsidiary of Prudential Financial, Inc. (previously defined as
“
Prudential
”
) and a registered investment adviser under
the Advisers Act, is the Fund’s investment manager. PGIM Investments and its predecessors have served as a manager or administrator to registered investment companies since 1987. PGIM Investments’ principal address is 655 Broad
Street, Newark, NJ 07102-4410. As of December 31, 2024, PGIM Investments served as investment manager to all of the
Prudential U.S. and offshore open-end management investment companies, and as manager and administrator to closed-end investment companies. As of December 31, 2024, PGIM Investments’ total assets under management were approximately $311.1 billion.

Subadviser
PGIM, Inc. (previously defined as
“
PGIM
”
or the
“
Subadviser
”
) serves as the Fund’s investment subadviser. PGIM is an
indirect, wholly-owned subsidiary of Prudential that was organized in 1984. As of December 31, 2024, PGIM managed approximately $1.38 trillion in assets.

PGIM provides day-to-day management of the Fund’s portfolio primarily through its specialized business unit, PGIM Real
Estate, although the Manager is permitted to allocate management of portions of the Fund’s portfolio to any of the business units within PGIM. PGIM Real Estate is one of the largest real estate managers in the world, with $206 billion of gross assets under management and administration as of December 31, 2024 ($132 billion net and $47 billion in assets under administration) across real estate debt, equity, and securities. The business is supported by more than
1,200 professionals located in 35 major cities across the globe. PGIM Real Estate’s specialized operating units offer a broad range of real estate investment strategies and investment management services in the U.S., Europe, Asia and
Latin America and it and its predecessor entities and business units have more than 140 years of experience investing in real estate through direct mortgage loan originations, and more than 50 years of history managing open end real estate equity vehicles with objectives and strategies similar to those of the Fund.

Investment Management Agreement
The Fund and the Manager have entered into a management agreement (the
“
Management Agreement
”
) pursuant to
which the Manager is entitled to receive a base management fee and an incentive fee from the Fund, as described below.

The base management fee (the
“
Management Fee
”
) will be payable at the end of each month at the annual rate of
1.00% of the average daily value of the Fund’s net assets. Pursuant to a fee waiver agreement (the
“
Fee Waiver
Agreement
”
), the Manager has contractually agreed to waive its Management Fee through June 30, 2025 (the
“
Waiver
Period
”
). The longer an investor holds shares of the Common Shares during the Waiver Period, the longer an investor will receive the benefit of the Waiver Period. Following the Waiver Period, the Manager will receive a Management Fee at an annual rate of 1.00% of the average daily value of the Fund’s net assets.

The incentive fee (the
“
Incentive Fee
”
) is calculated and payable quarterly in arrears in an amount equal to 10% of the
Fund’s Portfolio Operating Income for the immediately preceding quarter. No incentive fee on Portfolio Operating Income will be payable in any calendar quarter in which the Fund did not achieve a 5% Total Return over the trailing 12-month period. The Manager has contractually agreed to waive its Incentive Fee through the Waiver Period. As a result, the
Manager is not eligible to receive any Incentive Fee until the expiration of the Waiver Period.

“
Portfolio Operating Income
”
means (1) the Fund’s share of Net Operating Income from the Fund’s real estate equity investments; plus (2) the Fund’s net investment income (or loss) (i.e., net of fund level expenses) from debt, preferred equity investments and traded real estate-related securities; minus (3) the Fund’s expenses (excluding the Incentive Fee and distribution and servicing fees).

“
Net Operating Income
”
means operating revenue net of operating expenses (inclusive of interest on investment level debt) for the Fund’s operating entities that invest in real estate and excludes (i) gains or losses from sales of depreciable real property, (ii) impairment write-downs on depreciable real property, (iii) real estate-related depreciation and amortization for each real estate operating venture and (iv) adjustments for recognizing straight line rent.

“
Total Return
”
for any 12-month period shall equal the sum of: (i) all distributions accrued or paid (without duplication)
on the Common Shares since the beginning of the applicable 12-month period plus (ii) the change in aggregate NAV of
Common Shares since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Common Shares, (y) any allocation/accrual to the performance participation interest and (z) applicable distribution and servicing fee expenses.

Portfolio Operating Income does not include any component of capital gains or capital appreciation. The Manager is not entitled to any incentive fee based on the capital gains or capital appreciation of the Fund or its investments.

The Fund intends to apply for exemptive relief from the SEC to permit the Fund to pay the Manager all or a portion of its
Management Fee and Incentive Fee in shares of Common Shares, in lieu of paying the Manager an equivalent amount of such fees in cash. As a condition of this exemptive relief, the Manager may be required to commit not to sell any shares of Common Shares received in lieu of a cash payment of these fees for at least 12 months from the date of issuance, except in exceptional circumstances. Exemptive relief that has not been granted is subject to SEC approval, and there is no assurance the SEC will grant the requested relief.

See “ Management and Advisory Arrangements. ”
Investment Subadvisory Agreement
The Manager has entered into a subadvisory agreement (the
“
Subadvisory Agreement
”
) with the Subadviser which
provides that the Subadviser will furnish investment advisory services in connection with the management of the Fund.
Under the Subadvisory Agreement, the Subadviser, subject to the supervision of the Manager, is responsible for managing the assets of the Fund in accordance with the Fund’s investment objectives, investment program and policies.
The Subadviser generally determines what properties, loans, joint ventures, securities and other instruments are purchased and sold for the Fund and is responsible for obtaining and evaluating financial data relevant to the Fund. The
Manager continues to have responsibility for all investment advisory services pursuant to the Management Agreement and supervises the Subadviser’s performance of such services.

The Subadviser will receive an annual subadvisory fee, payable monthly, from the Manager in an amount equal to 0.60%
of the average daily value of the Fund’s net assets. In addition, in consideration for the services provided pursuant to the
Subadvisory Agreement, the Manager will pay the Subadviser a fee in the amount of 60% of the Incentive Fee received by the Manager from the Fund pursuant to the Management Agreement. No subadvisory fee or incentive fee will be paid by the Fund directly to the Subadviser. The Subadviser has contractually agreed to waive this subadvisory fee and incentive fee through the Waiver Period.

Investment Process
The Subadviser utilizes its scale and on-the-ground experience to identify high quality real estate assets that it expects to benefit over the long term from structural shifts led by demographics, technology, consumer behavior and other fundamental factors. Investment themes and high conviction strategies are developed collaboratively in a top down/bottom up process that involves the Fund’s portfolio management team and PGIM Real Estate’s investment research, transactions, asset management and debt capital markets teams. See
“
Investment Objectives and Strategies
— Investment Process.
”

PGIM Real Estate’s Investment Process involves:

Deal Sourcing:
PGIM Real Estate’s transactions team targets opportunities that are a fit with the Fund’s strategy.
Opportunities are sourced through a variety of channels, including joint venture partners, brokers, property owners and operators, and the legal and financial community. This approach is made possible by the extensive experience and relationships of the real estate professionals that PGIM Real Estate employs across the United States, coupled with the significant deal flow the transactions team sees as a result of executing a significant volume of annual transactions.

Underwriting:
The transactions team will conduct an initial underwriting of an asset which includes creating a detailed cash flow model with key assumptions informed by an analysis of primary sale and rent comparisons, market pricing expectations, tenancy review, and capital needs. Investment research and the debt capital market teams provide guidance on rent growth and debt assumptions. Investment research will also provide detailed insights as to real estate fundamentals within the market and submarket, including: supply, demand, job growth, wage growth, educational attainment. Asset management advises on underwriting assumptions relative to other assets the Fund may own in the market. The transactions team will assess initial returns to determine if the investment is a fit for one of the funds managed by PGIM Real Estate.

Allocation Meetings:
Investments that are determined to offer attractive risk-adjusted returns will be presented by the transactions teams at the bi-weekly Allocation Committee meetings where portfolio managers (on behalf of funds) will have an opportunity to ask questions about the investment opportunity to ensure there is a strategy fit.

Once an investment has been presented on a preliminary basis, it will typically be formally allocated at a future
Allocation Committee meeting to an eligible fund. PGIM Real Estate employs a rotational queue system to provide fair and equitable deal flow to each of the active accounts and funds managed by the Subadviser. See
“
Allocation of
Investment Opportunities.
”

Due Diligence:
Due diligence kicks off once the transaction team professional determines there is fund interest and once
PGIM Real Estate has gained control of the investment opportunity. Due diligence includes, but is not limited to, a detailed review of legal, physical, title, and environmental issues, as well as lease analysis, tenant credit and operating expenses.

Sustainability.
PGIM Real Estate’s overarching sustainability mission statement is that we believe doing the right thing for our people, the environment, and our communities leads to better results for all stakeholders. While the Fund does not seek to implement a specific ESG, impact or sustainability strategy we strive to generate returns for investors while considering sustainability factors and applying best practices through our investment and asset management processes. Sustainability considerations are embedded through various stages of PGIM Real Estate’s investment processes that target efficiency and screen for risks, and is applied to some degree across most of the Fund’s investments. PGIM Real Estate performs upfront asset-level due diligence which informs prudent capital and operational strategies that focus on efficiency measures that aim to reduce negative environmental impacts as well as operating expenses. Additionally, assets are screened for transitional and physical climate risks, and appropriate mitigation measures are included in the asset strategy to strengthen its resilience profile.

Investment Committee:
A comprehensive investment committee paper is presented by the deal team (portfolio management, regional Transactions professionals, Asset Manager, and Investment Research) to the Investment
Committee, a 9-member board with 29 average years of investment experience. The investment committee papers highlight key risks and mitigants of the investment opportunity, final underwriting, notable issues discovered during due diligence, an ESG scorecard, a market analysis provided by Investment Research, portfolio suitability, comps (rents, sale, land), and any other deal specific support for the investment thesis. The Investment Committee reviews and approves investments based on a majority vote.

Competitive Advantages
Prudential’s investment management business, PGIM, is one of the top ten asset managers worldwide, managing more than $1.38 trillion of assets as of December 31, 2024 and providing deep asset class expertise to meet our clients’
investment objectives. PGIM Real Estate pursues exceptional outcomes for investors and borrowers through a range of real estate equity and debt solutions across the risk-return spectrum. PGIM Real Estate’s and its predecessor entities’
and business units’ scope of insights, rigorous risk management and seamless execution are backed by more than 140 years of experience investing in real estate through direct mortgage loan originations, and more than 50 years of history managing open end real estate equity vehicles similar to the Fund. Please see below for PGIM Real Estate’s competitive advantages:

Always Value Driven; Research Led:
PGIM Real Estate builds clients’ real estate portfolios from the bottom up, finding and creating value at the individual investment level. PGIM Real Estate is not a macro allocator nor a financial engineer, but rather an active investment manager who builds and rebuilds real estate portfolios over time grounding our investment thesis in local market research and understanding the impacts of macroeconomic and demographic trends on real estate. PGIM Real Estate is known for spotting value early and many of our first-of-their-kind investment strategies are now industry standards.

Active Asset Management:
PGIM Real Estate asset managers are sector specific and regionally focused. They have experience working on assets that sit along all points of the risk spectrum from core to value add. They have the knowledge and expertise to add value through management of the on-site property teams, deep market knowledge, and by driving capital projects to capture additional value.

Rock Solid Risk Management:
From PGIM Real Estate’s earliest beginnings as an insurance led financial house, risk management has always been and continues to be central to PGIM Real Estate’s DNA. PGIM Real Estate’s commitment to being a fiduciary first and managing risk on behalf of our clients, has developed into a prudent, conservative, time-tested investment process weathering multiple market cycles over fifty years. Focus is placed on minimizing downside risk as demonstrated by PGIM Real Estate delivering positive returns to U.S. core real estate investors 45 out of the last 50 years.

50+ Year Track Record of Building High Quality, Income Driven Real Estate Portfolios:
PGIM Real Estate launched the
industry’s first institutional U.S. open-end, real estate fund in 1970 and its first core plus fund in 1980. Today PGIM Real
Estate is among the largest, most tenured, and most well regarded institutional managers in the industry.

Do Business the Right Way — How we do business is just as an important as what we do:
PGIM Real Estate has a very
long track record and earned a reputation not only for delivering investment excellence, but also for doing the business the right way for its clients, people, business partners and the communities that it operates and invests in.

Immense Market Visibility:
PGIM Real Estate leverages the knowledge, resources, and infrastructure afforded by $206 billion of gross assets under management and administration as of December 31, 2024 ($132 billion net and $47 billion in assets under administration) global platform. The Subadviser’s expertise spans across the globe, the capital stack, public and private markets, and across the risk spectrum. In 2024 alone, PGIM Real Estate completed over $25 billion in transactions globally with $20.5 billion in the U.S. This scale is among the largest within the real estate investment management space and provides the Fund with access and insights into macro and micro real estate trends that translate into actionable real estate investment strategies and opportunities.

Repurchases
The Fund does not currently intend to list its Common Shares for trading on any securities exchange or any other trading market in the near future. The Fund intends, but is not obligated, to conduct quarterly tender offers (also referred to herein as
“
repurchases
”
or
“
repurchase offers
”
) for up to 5.0% of the aggregate NAV of its outstanding Common Shares at the applicable NAV per share as of the applicable valuation date, in the sole discretion of the Board. In the event a tender offer is oversubscribed and in accordance with rules promulgated by the SEC, the Fund may accept for purchase additional outstanding shares of Common Shares representing up to 2.0% of the aggregate NAV of its outstanding
Common Shares, without amending or extending the tender offer.

Repurchases will be made at such times and on such terms as may be determined by the Board, in its sole discretion. No assurance can be given that repurchases will occur or that any Common Shares properly tendered will be repurchased by the Fund. The Fund expects to conduct such repurchases in accordance with Rule 13e-4 under the Securities Exchange
Act of 1934, as amended (the
“
Exchange Act
”
), which requires that the Fund deliver an offer to purchase to common shareholders and file a Schedule TO with the SEC.

A 2.0% early repurchase fee payable to the Fund will be charged with respect to the repurchase of a shareholder’s
Common Shares at any time prior to the day immediately preceding the one-year anniversary of a shareholder’s purchase of the Common Shares (on a
“
first in-first out
”
basis). An early repurchase fee payable by a shareholder may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner that will not discriminate unfairly against any shareholder.

In any given quarter, the Manager may or may not recommend to the Board that the Fund conduct a tender offer. For example, if adverse market conditions cause the Fund’s investments to become more illiquid or trade at depressed prices or if the Manager believes that conducting a tender offer for 5.0% of the aggregate NAV of the Fund’s outstanding
Common Shares would impose an undue burden on shareholders who do not tender compared to the benefits of giving shareholders the opportunity to sell all or a portion of their Common Shares at NAV, the Manager may choose not to recommend a tender offer or may recommend a tender offer for less than 5.0% of the aggregate NAV of its outstanding
Common Shares. Regardless of the recommendation of the Manager, the Board may or may not determine to cause the
Fund to conduct a tender offer for any given quarter.

The Fund intends to comply with an exemption under FINRA Rule 5110 that requires the Fund to make at least two tender offers per calendar year. However, there may be quarters in which no tender offer is made, and it is possible that no tender offers will be conducted by the Fund at all. If a tender offer is not made, shareholders may not be able to sell their
Common Shares as it is unlikely that a secondary market for the Common Shares will develop or, if a secondary market does develop, shareholders may be able to sell their Common Shares only at substantial discounts from NAV. If the Fund does conduct tender offers, it may be required to sell its more liquid, higher quality portfolio securities to fund the purchase of shares of Common Shares that are tendered, which may increase risks for remaining shareholders and increase the Fund’s fees and expenses as a percent of assets. Further, such sales may increase the turnover of the
Fund’s portfolio and may lead to increased expenses to the Fund, such as commissions and transaction costs. The Fund is designed primarily for long-term investors and an investment in the Common Shares should be considered illiquid. For more information concerning repurchases, see
“
Risks — Liquidity Risk
”
and
“
Repurchase of Common Shares.
”

Leverage
The Fund may seek to enhance the level of its current distributions to its common shareholders and capital appreciation through the use of leverage, subject to the limitations of the Investment Company Act. The Fund may use entity level debt (i.e., non-mortgage debt at the Fund level). The Fund may incur entity level debt, including unsecured and secured credit facilities from certain financial institutions, and other forms of borrowing (collectively,
“
Borrowings
”
), which
Borrowings are limited to 33
 1
∕
3
% of the Fund’s total assets (less all liabilities and indebtedness not represented by
Investment Company Act leverage) immediately after such Borrowings. The Fund also expects that its investments will utilize property level debt financing (mortgages on the Fund’s properties that are not recourse to the Fund except in extremely limited circumstances). Property level debt will be incurred by operating entities held by the Fund and secured by real estate owned by such operating entities. In a non-recourse mortgage, if an operating entity were to default on a loan, the lender’s recourse would be to the mortgaged property, and the lender would typically not have a claim to seek recovery from any unpaid portion of the loan from the other assets of the Fund or its subsidiaries.

Borrowings and any shares of preferred stock of the Fund (
“
Preferred Shares
”
) have seniority over Common Shares. Any
Borrowings and Preferred Shares leverage investments in Common Shares. Holders of Common Shares bear the costs associated with any Borrowings, and holders of Common Shares bear the offering costs of the Preferred Shares issuances. The Board may authorize the use of leverage through Borrowings and Preferred Shares without the approval of the holders of Common Shares. On January 17, 2024, the Fund issued $125,000 total liquidation preference of
Preferred Shares entitled to cumulative preferential dividends of 12%. For more information, see
“
Leverage
”
below in
this prospectus.

The Fund may choose not to use leverage at all times, and the amount of leverage used by the Fund may vary depending upon a number of factors, including the Manager’s and the Subadviser’s outlook for the market and the costs that the
Fund would incur as a result of such leverage. There is no assurance that the Fund’s leveraging strategy will be successful.

Distributions
The Fund intends to declare distributions and distribute them on a monthly basis. In addition, the Fund intends to distribute any net capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually. Net short-term capital gain distributions may be paid more frequently. The Fund intends to make distributions necessary to maintain its qualification as a REIT. See
“
Distributions.
”

The Manager has received an order from the SEC granting an exemption from Section 19(b) of the Investment Company
Act and Rule 19b-1 thereunder to permit certain closed-end funds managed by the Manager, which includes the Fund, to include realized long-term capital gains as a part of their respective regular distributions to the common shareholders more frequently than would otherwise be permitted by the Investment Company Act (which generally permits once per taxable year). The Fund may, but will not necessarily, rely on this exemptive order in the future. The Board may, at the request of the Manager or upon its own action, adopt a managed distribution policy in the future. In addition, if under such a managed distribution policy, a distribution included a return of capital, this would merely represent a return of a shareholder’s original investment, and would not represent a gain or income on the Fund’s investments.

Cash distributions to holders of the Common Shares will automatically be reinvested under the Fund’s Distribution
Reinvestment Plan (the
“
DRIP
”
) in additional whole and fractional shares unless you elect to receive your distributions in cash. Investors may terminate their participation in the DRIP with prior written notice to the Fund. Under the DRIP, shareholders’ distributions are reinvested in Common Shares of the same class of Common Shares owned by the shareholder for a purchase price equal to the NAV per share (for the class of Common Shares being purchased) on the date that the distribution is paid. See
“
Distribution Reinvestment Plan.
”

Expenses and Reimbursement
Subject to the terms and conditions outlined in this prospectus, the Fund will pay directly or reimburse the Manager for any actual third-party expenses incurred on behalf of the Fund. Such expenses will include, but are not limited to, costs related to valuation, audit, reporting, regulatory, administration, compliance, directors and financing as well as legal services. The Fund will also pay directly or reimburse the Manager for actual operating and property expenses incurred on behalf of the Fund for property management, acquisitions, dispositions and financings.

The Subadviser may hire third-party property managers (who could also be joint venture partners for an investment) at prevailing market rates to perform management and specialized services for the Fund’s private real estate investments.
These property managers may be affiliates of partners in joint ventures into which the Fund enters. In addition, the
Subadviser may hire affiliated or unaffiliated third-parties at prevailing market rates to perform loan servicing with respect to certain loan investments held by the Fund.

PGIM Investments and its affiliates have agreed to pay the Fund’s organizational and offering expenses relating to the initial sale of Common Shares in this offering (the
“
Initial Organization and Offering Costs
”
). The Fund will not
reimburse the Manager for the Initial Organization and Offering Costs. Following the launch of the Fund, the Fund will bear its ongoing offering expenses, subject to a specified expense cap and reimbursement limitations, as described below.

Pursuant to an Expense Limitation and Reimbursement Agreement, the Manager has contractually agreed to waive its fees and/or reimburse expenses of the Fund through August 15, 2028 (the
“
ELRA Period
”
) so that the Fund’s Specified
Expenses (as defined below) will not exceed 0.50% of net assets (annualized). The Fund has agreed to repay these amounts, when and if requested by the Manager, but only if and to the extent that Specified Expenses are less than
0.50% of net assets (annualized) (or, if a lower expense limit is then in effect, such lower limit) within three years after the date the Manager waived or reimbursed such fees or expenses. This arrangement cannot be terminated without the consent of the Fund’s Board prior to the end of the ELRA Period.
“
Specified Expenses
”
includes all expenses incurred in
the business of the Fund, including organizational and offering costs (other than Initial Organization and Offering
Costs), with the following exceptions: (i) the Management Fee, (ii) the Incentive Fee, (iii) the Servicing Fee, (iv) the
Distribution Fee, (v) property level expenses, (vi) brokerage costs or other investment-related out-of-pocket expenses, including with respect to unconsummated investments, (vii) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund),
(viii) taxes, and (ix) extraordinary expenses (as determined in the sole discretion of the Manager).

For a more complete discussion of the Fund’s expenses and reimbursement arrangements, see “ Summary of Fund Expenses. ”

Independent Valuation Advisor
SitusAMC Real Estate Valuation Services, LLC (
“
SitusAMC
”
), an independent valuation services firm, provides valuation services to the Fund in respect of the Fund’s investments in real property, including providing valuations of these investments and periodically coordinating and reviewing third party appraisal reports, in accordance with valuation policies and procedures approved by the Board. SitusAMC assists the Manager in determining the estimated values of the Fund’s real estate investments and the Manager uses the estimated values provided, as well as inputs from other sources, as appropriate, in its calculation of the Fund’s daily NAV per share. While SitusAMC provides certain assistance in valuing certain assets, the Valuation Designee is ultimately responsible for determining the fair value of our assets, subject to the oversight of the Board.

Custodian and Transfer Agent
The Bank of New York Mellon serves as the Fund’s custodian. Prudential Mutual Fund Services LLC serves as the Fund’s transfer agent (the
“
Transfer Agent
”
). SS&C GIDS, Inc. serves as sub-transfer agent to the Fund. See
“
Custodian and
Transfer Agent.
”

Distributor
Prudential Investment Management Services LLC (
“
PIMS
”
or the
“
Distributor
”
) is the principal underwriter and
distributor of the Class I Shares, Class D Shares, Class S Shares and Class T Shares, and serves in that capacity on a
“
best efforts
”
basis, subject to various conditions. Other broker-dealers (
“
Selling Agents
”
) may be appointed by the
Distributor to assist in the sale of the Common Shares on a
“
best efforts
”
basis. See
“
Plan of Distribution.
”

Sales Loads
Class T Shares are subject to a sales load of up to 3.5% of the total offering price (including sales load). Class T sales loads are waived for certain types of investors, including investors investing through certain group retirement plans
(including defined contribution plans, defined benefit plans and deferred compensation plans) available through a retirement plan recordkeeper or third party administrator, as well as clients of financial intermediaries who (i) offer
Class T Shares through a no-load network or platform, (ii) charge clients an ongoing fee for advisory, investment, consulting or similar services, or (iii) offer self-directed brokerage accounts or other similar types of accounts that may or may not charge transaction fees to customers. No sales load will be paid with respect to any Common Shares sold pursuant to the DRIP.

The Distributor may reallow sales loads to participating broker-dealers. Selling Agents typically receive the sales load with respect to the Class T purchased by their customers. Sales loads may be reduced for certain categories of purchasers and for volume discounts, as disclosed in this prospectus. Investors should consult with their Selling Agents about the sales load and any additional fees or charges their Selling Agents might impose on each class of Common
Shares.

Class I Shares, Class D Shares and Class S Shares are not subject to a sales load; however, investors could be required to pay brokerage commissions to their Selling Agents on purchases and sales of such shares.

Ongoing Distribution and Servicing Fees
The Fund has a Distribution and Service Plan pursuant to Rule 12b-1 under the Investment Company Act, applicable to certain of the Fund’s shares (the
“
12b-1 Plan
”
). Under this plan and the Fund’s Distribution Agreement with the
Distributor, the Distributor pays the expenses of distributing all share classes of the Fund. The Distributor also provides certain shareholder support services. Under the 12b-1 Plan, certain classes of the Fund pay distribution and other fees to the Distributor as compensation for its services, which the Distributor generally pays (or
“
reallows
”
) to Selling Agents.
These fees — known as 12b-1 fees — are set forth in the
“
Summary of Fund Expenses
”
table and are described in
greater detail below.

Specifically, participating broker dealers will receive ongoing distribution and servicing fees (or 12b-1 fees) (a) of 0.85%
of NAV per annum for Class S Shares and Class T Shares only (consisting of a 0.60% distribution fee (the
“
Distribution
Fee
”
) and a 0.25% shareholder servicing fee (the
“
Servicing Fee
”
)), and (b) of 0.25% for Class D Shares (all of which
constitutes a Servicing Fee) in each case accrued daily and payable monthly. Class I Shares do not incur Distribution or
Servicing Fees. Because these fees are paid out of the Fund’s assets on an on-going basis, over time these fees will increase the cost of an investor’s investment and may cost more than paying other types of sales charges.

Unlisted Closed-End Fund Structure; Limited Liquidity
The Fund does not currently intend to list its Common Shares for trading on any securities exchange or any other trading market in the near future. There is currently no secondary market for its Common Shares and the Fund does not expect any secondary market to develop for its Common Shares. Shareholders of the Fund are not able to have their Common
Shares redeemed or otherwise sell their Common Shares because the Fund is an unlisted closed-end fund. An investment in the Fund is suitable only for investors who can bear the risks associated with private market investments with potential limited liquidity of the Common Shares, as described in
“
Repurchases
”
above.

Minimum Investment; Share Class Availability
Generally, the minimum initial investment is $2,500 for Class S Shares, Class D Shares and Class T Shares. The
minimum initial investment for Class I Shares is $1 million. The minimum subsequent investment is $500 for each class of Common Shares, except for additional purchases pursuant to the DRIP, which are not subject to a minimum purchase amount. The minimum investment for each class of Common Shares can be modified or waived in the sole discretion of the Fund or the Distributor, including for certain financial firms that submit orders on behalf of their customers, the
Fund’s officers and directors and certain employees of PGIM, including its affiliates, vehicles controlled by such employees and their extended family members. Each of the Fund or the Distributor may modify or waive minimum investment amounts in their sole discretion. See
“
Plan of Distribution — Minimum Investment and Share
Class Availability.
”

Class S and Class T Shares are available to the general public through Selling Agents and other financial intermediaries. Class D Shares are generally available for purchase only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D Shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D Shares, (3) through investment advisers that are registered under the Advisers Act or applicable state law and direct clients to trade with a broker-dealer that offers Class D Shares,
(4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. Class I Shares are available only (1) through fee-based programs, known as wrap accounts, of investment dealers that provide access to Class I Shares, to participating broker-dealers and their affiliates, including their officers, directors, employees, and registered representatives, as well as the immediate family members of such persons, as defined by FINRA Rule 5130, and through participating broker-dealers that have alternative fee arrangements with their clients, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (5) to endowments, foundations, pension funds and other institutional investors for purchase in this offering, (6) to other categories of investors that are named in an amendment or supplement to the Fund’s prospectus or (7) certain directors or trustees, officers, current employees
(including their spouses, children and parents) and former employees (including their spouses, children and parents) of
Prudential and its affiliates, the PGIM Funds, and the subadvisers of the PGIM Funds.

Sponsors’ Investment
To provide the Fund with an initial source of capital to begin making investments, Prudential, through its affiliates, agreed to commit an aggregate of $150 million to the Fund as a seed investment. Subsequently, Prudential, through its affiliates, committed an additional $100 million in capital to the Fund. The Fund has used and will continue to use such capital to invest in opportunities consistent with its investment objectives and strategies. We believe this investment creates a significant alignment of interests with our investors and demonstrates a strong commitment to the Fund’s strategy.

Summary of Risks
Investing in the Fund involves risks, including the risk that a shareholder may receive little or no return on his or her investment or that a shareholder may lose part or all of his or her investment. The Fund should be considered a speculative investment that entails substantial risks, and a prospective investor should invest in the Fund only if they can sustain a complete loss of their investment. Below is a summary of some of the principal risks of investing in the
Fund. For a more complete discussion of the risks of investing in the Fund, see
“
Risks.
”

Investors should consider carefully the following principal risks before investing in the Fund:

Limited History of Operations.
The Fund is a recently organized, non-diversified, closed-end management investment company with limited history of operations or public trading and is subject to all of the business risks and uncertainties associated with any new business. As a result, prospective investors have limited track record or history on which to base their investment decision.

General, Market and Economic Risks.
Investing in the Fund involves certain risks and the Fund may not be able to achieve its intended results for a variety of reasons, including, among others, the possibility that the Fund may not be able to successfully implement its investment strategy because of market, economic, regulatory, geopolitical and other conditions. International wars or conflicts (such as those in the Middle East and Ukraine) and geopolitical developments in foreign countries, along with instability in regions such as Asia, Eastern Europe, and the Middle East, possible terrorist attacks in the United States or around the world, public health epidemics and pandemics such as the outbreak of infectious diseases like the COVID-19 pandemic, and other similar events could adversely affect the U.S. and foreign financial markets, including increases in market volatility, reduced liquidity in the securities markets and government intervention, and may cause further long-term economic uncertainties in the United States and worldwide generally.

The extent and duration of such events and resulting market disruptions cannot be predicted, but could be substantial and could magnify the impact of other risks to the Fund. These and other similar events could adversely affect the
U.S. and foreign financial markets and lead to increased market volatility, reduced liquidity in the securities markets, significant negative impacts on issuers and the markets for certain securities and commodities and/or government intervention. They may also cause short- or long-term economic uncertainties in the United States and worldwide. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to the countries directly affected, the value and liquidity of the Fund’s investments may be negatively impacted. Further, due to closures of certain markets and restrictions on trading certain securities, the value of certain securities held by the Fund could be significantly impacted, which could lead to such securities being valued at zero.

Relatively reduced liquidity in credit and fixed income markets could adversely affect issuers worldwide. U.S. and foreign governments have taken a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. The impact of these measures, as well as any additional future regulatory actions, is not yet known and cannot be predicted.
Legislation or regulation may also change the way in which the Fund itself is regulated and could limit or preclude the
Fund’s ability to achieve its investment objectives. Because the NAV of the Common Shares will fluctuate, there is a risk that you will lose money. Your investment will decline in value if, among other things, the NAV of the Common Shares decreases. As with any security, a complete loss of your investment is possible.

Real Estate Investment Risk. The Fund’s investments are subject to the risks typically associated with real estate, including but not limited to:

■ local, state, national or international economic conditions, including market disruptions caused by regional concerns, political upheaval, sovereign debt crises and other factors;
■ lack of liquidity inherent in the nature of the asset;
■ reliance on tenants/operators/managers to operate their businesses in a sufficient manner and in compliance with their contractual arrangements with the Fund;
■ ability and cost to replace a tenant/operator/manager upon default;
■ property management decisions;
■ property location and conditions;
■ property operating costs, including insurance premiums, real estate taxes and maintenance costs;
■ competition from comparable properties;
■ the occupancy rate of, and the rental rates charged at, the properties;
■ leasing market activity;
■ the ability to collect on a timely basis all rent;
■ the effects of any bankruptcies or insolvencies;
■ changes in interest rates and in the availability, cost and terms of mortgage financing;
■ changes in governmental rules, regulations and fiscal policies;
■ cost of compliance with applicable federal, state, and local laws and regulations;
■ acts of nature, including earthquakes, hurricanes and other natural disasters;
■ climate change and regulations intended to control its impact;
■ the potential for uninsured or underinsured property losses; and other factors beyond the Fund’s control.

Commercial Real Estate Industry Risk.
The Fund’s business and operations are dependent on the commercial real estate industry generally, which in turn is dependent upon broad economic conditions. Challenging economic and financial market conditions may cause the Fund to experience an increase in the number of commercial real estate investments that result in losses, including delinquencies, non-performing assets and a decrease in the value of the property or, in the case of traded real estate-related securities, collateral which secures its investments, all of which could adversely affect the Fund’s results of operations.

Residential Real Estate Industry Risk.
Investments in apartment and residential real estate are subject to various changes in real estate conditions, and any negative trends in real estate conditions may adversely affect the Fund’s investments through decreased revenues or increased costs. These conditions include:

■
changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits, high unemployment rates, decreased consumer confidence and liquidity concerns;

■ fluctuations in interest rates;
■ the inability of residents and tenants to pay rent;
■ the existence and quality of the competition, including the attractiveness of properties based on considerations such as convenience of location, rental rates, amenities and safety record;
■ increased operating costs, including increased real property taxes, maintenance, insurance and utilities costs;
■ oversupply of apartments, commercial space or single-family housing or a reduction in demand for real estate; and
■ changes in, or increased costs of compliance with, laws and/or governmental regulations, including those governing usage, zoning, the environment and taxes.

Illiquid Investment Risk.
Many of the Fund’s investments will be illiquid, including the Fund’s real estate investments. A variety of factors could make it difficult for the Fund to dispose of any of its illiquid assets on acceptable terms even if a disposition is in the best interests of the Fund’s shareholders. The Fund may not be able to readily dispose of such securities at prices that approximate those at which the Fund could sell the securities if they were more widely traded and, as a result of that illiquidity, the Fund may have to sell such securities at a loss or sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. Limited liquidity can also affect the market price of securities, thereby adversely affecting the Fund’s NAV and ability to make dividend distributions.

Distributions Risk.
There can be no assurance that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or maintain certain levels of cash distributions. All distributions will be paid at the discretion of the Board and may depend on the Fund’s earnings, the Fund’s net investment income, the Fund’s financial condition, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time. The distributions for any full or partial calendar year might not be made in equal amounts, and one distribution may be larger than others. The Fund will make a distribution only if authorized by the Board and declared by the Fund out of assets legally available for these distributions. This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital, which would reduce the Fund’s NAV and, over time, potentially increase the Fund’s expense ratio. If the Fund distributes a return of capital, it means that the Fund is returning to shareholders a portion of their investment rather than making a distribution that is funded from the Fund’s earned income or other profits. The Fund’s distribution policy may be changed by the Board at any time without shareholder approval.

Liquidity Risk.
The Fund is designed primarily for long-term investors and an investment in the Common Shares should be considered illiquid. The Common Shares are not currently listed for trading on any securities exchange. There is currently no public market for the Common Shares and none is expected to develop. Although the Fund may offer to repurchase Common Shares from shareholders, no assurance can be given that these repurchases will occur as scheduled or at all.

Reliance on Investment Professionals.
As of the date of this prospectus, the Fund has made a limited number of investments and the success of the Fund will therefore depend on the ability of the Manager and/or the Subadviser and their respective affiliates to identify and consummate suitable investments and to, when relevant, exit investments of the Fund prudently.

Selection Risk.
Selection risk is the risk that the investments selected by PGIM Real Estate will underperform the broader real estate market, relevant indices, or other funds with similar investment objectives and investment strategies.

Delay in Use of Proceeds Risk.
Although the Fund currently intends to invest the proceeds from any sale of the Common
Shares offered hereby within three months from receipt thereof, such investments may be delayed if suitable investments are unavailable at the time. Delays which the Fund encounters in the selection, due diligence and origination or acquisition of investments would likely limit its ability to pay distributions and lower overall returns.

Competition Risk.
Identifying, completing and realizing attractive portfolio investments is competitive and involves a high degree of uncertainty. In acquiring its target assets, the Fund will compete with a variety of institutional investors, including specialty finance companies, public and private funds (including other funds managed by the Manager or the
Subadviser), REITs, commercial and investment banks, commercial finance and insurance companies and other financial institutions.

Non-Diversification Risk.
The Fund is
“
non-diversified,
”
which means that the Fund may invest a significant portion of its assets in the securities of a smaller number of issuers than a diversified fund. Focusing investments in a small number of issuers increases risk. A fund that invests in a relatively smaller number of issuers is more susceptible to risks associated with a single economic, political or regulatory occurrence than a diversified fund might be. Some of those issuers also may present substantial credit or other risks. Similarly, the Fund may be subject to increased economic, business or political risk to the extent that it invests a substantial portion of its assets in a particular currency, in a group of related industries, in a particular issuer, in the bonds of similar projects or in a narrowly defined geographic area outside the United States.

Joint Venture Risk.
The Fund may in the future enter into joint ventures with third parties and/or affiliates of the Manager or Subadviser to make investments. The Fund may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment. In addition, disputes between the Fund and its joint venture partners may result in litigation or arbitration that would increase the Fund’s expenses and prevent the Fund’s officers and directors from focusing their time and efforts on the Fund’s business. The Fund may at times enter into arrangements that provide for unfunded commitments and, even when not contractually obligated to do so, may be incentivized to fund future commitments related to its investments.

Real Estate Joint Venture Risk.
The Fund may enter into real estate joint ventures with third parties to make investments.
The Fund may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment, including, for instance, the following risks and conflicts of interest:

■ the real estate joint venture partner in an investment could become insolvent or bankrupt;

■
the joint venture partner will typically have day-to-day control over the investment, and the Fund’s rights regarding certain major decisions affecting the ownership of the real estate joint venture and the joint venture property, such as the sale of the property or the making of additional capital contributions for the benefit of the property, will typically be limited. These factors may prevent the Fund from taking actions that are opposed by its real estate joint venture partner; under certain real estate joint venture arrangements, neither party may have the power to unilaterally direct certain activities of the venture and, under certain circumstances, an impasse could result regarding cash distributions, reserves, or a proposed sale or refinancing of the investment, and this impasse could have an adverse impact on the real estate joint venture, which could adversely impact the operations and profitability of the real estate joint venture and/or the amount and timing of distributions the Fund receives from the real estate joint venture;

■
the real estate joint venture partner may at any time have economic or business interests or goals that are or that become in conflict with the Fund’s business interests or goals, including, for instance, the operation of the properties;

■ the real estate joint venture partner may be structured differently than the Fund for tax purposes and this could create conflicts of interest;

■
the Fund will typically rely upon its real estate joint venture partner to manage the day-to day operations of the real estate joint venture and underlying assets, as well as to prepare financial information for the real estate joint venture and any failure to perform these obligations appropriately may have a negative impact on the Fund’s performance and results of operations;

■
the real estate joint venture partner may experience a change of control, which could result in new management of the real estate joint venture partner with less experience or conflicting interests to the Fund and be disruptive to the Fund’s business;

■ the real estate joint venture partner may be in a position to take action contrary to the Fund’s instructions or requests or contrary to the Fund’s policies or objectives;

■
the terms of the real estate joint ventures could restrict the Fund’s ability to sell or transfer its interest to a third party when it desires on advantageous terms, which could result in reduced liquidity;

■
the Fund or its real estate joint venture partner may have the right to cause the Fund to sell its interest, or acquire its partner’s interest, at a time when the Fund otherwise would not have initiated such a transaction; and

■ the real estate joint venture partner may not have sufficient personnel or appropriate levels of expertise to adequately support the Fund’s initiatives.

In addition, disputes between the Fund and its real estate joint venture partners may result in litigation or arbitration that would increase the Fund’s expenses and prevent the Fund’s officers and directors from focusing their time and efforts on the Fund’s business. Any of the above risks and conflicts of interest might subject the Fund to liabilities and thus reduce its returns on the investment with that real estate joint venture partner.

Recourse Financings Risk.
In certain cases, financings for the Fund’s commercial real estate properties may be recourse to the Fund. Lenders customarily require that a creditworthy parent entity enter into so-called
“
recourse carveout
”
guarantees to protect the lender against certain bad-faith or other intentional acts of the borrower in violation of the loan documents. A
“
bad boy
”
guarantee typically provides that the lender can recover losses from the guarantors for certain bad acts, such as fraud or intentional misrepresentation, intentional waste, willful misconduct, criminal acts, misappropriation of funds, voluntary incurrence of prohibited debt and environmental losses sustained by lender. The
Fund’s
“
bad boy
”
guarantees could apply to actions of the joint venture partners associated with the Fund’s investments. While the Manager expects to negotiate indemnities from such joint venture partners to protect against such risks, there remains the possibility that the acts of such joint venture partner could result in liability to the Fund under such guarantees.

Valuation Risk.
The value of certain of the Fund’s investments will be difficult to determine and the valuation determinations made by the Manager, Subadviser, and the Fund’s independent valuation advisor (the
“
Independent
Valuation Advisor
”
) with respect to such investments will likely vary from the amounts the Fund would receive upon sale or disposition of such investments. It is possible that the fair value determined for an investment may differ materially from the value that could be realized upon the sale of the investment. Within the parameters of the Fund’s valuation policies and procedures, the valuation methodologies used to value the Fund’s assets will involve subjective judgments and projections and that ultimately may not materialize. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond the Fund’s control and the control of the Manager and the
Independent Valuation Advisor and third-party appraisers. Rapidly changing market conditions or material events may not be immediately reflected in the Fund’s daily NAV. The resulting potential disparity in the Fund’s NAV may inure to the benefit of shareholders whose shares are repurchased or new purchasers of the Common Shares, depending on whether the Fund’s published NAV per share for such class is overstated or understated. See
“
Net Asset Value.
”

Prime Single Tenant Risk.
The Fund depends on its tenants for revenue, and therefore the Fund’s revenue is dependent on the success and economic viability of its tenants. The Fund’s reliance on single tenants in prime single tenant properties may decrease its ability to lease vacated space and could adversely affect its income, performance, operations and ability to pay distributions. Certain of the Fund’s investments in properties will be leased out to single tenants that the
Subadviser believes have favorable credit profiles and/or performance attributes supporting highly visible long-term cash flows. Adverse impacts to such tenants, businesses or operators, including as a result of changes in market or economic conditions, natural disasters, outbreaks of an infectious disease, pandemic or any other serious public health concern, political events or other factors that may impact the operation of these properties, may have negative effects on the Fund’s business and financial results.

Mortgage Loan Risk.
The Fund may originate and selectively acquire senior mortgage loans which are generally loans secured by a first mortgage lien on a commercial property and are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. In addition, certain of the mortgage loans in which the Fund invests may be structured so that all or a substantial portion of the principal will not be paid until maturity, which increases the risk of default at that time. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. In the event of any default under a mortgage loan held directly by the Fund, it will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on the profitability of the Fund.

Mezzanine Loan Risk.
The Fund may invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than first mortgage loans secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. As a result, the Fund may not recover some or all of its investment.

CMBS Risk.
Commercial mortgage-backed securities (
“
CMBS
”
) are, generally, securities backed by obligations
(including certificates of participation in obligations) that are principally secured by mortgages on real property or interests therein having a multifamily or commercial use, such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, nursing homes and senior living centers. CMBS are subject to particular risks, including lack of standardized terms, shorter maturities than residential mortgage loans and payment of all or substantially all of the principal only at maturity rather than regular amortization of principal.

RMBS Risk.
The Fund’s investments in residential mortgage-backed securities (
“
RMBS
”
) are subject to the risks of
defaults, foreclosure timeline extension, fraud, home price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal accompanying the underlying residential mortgage loans. In the event of defaults on the residential mortgage loans that underlie the Fund’s investments in RMBS and the exhaustion of any underlying or any additional credit support, the Fund may not realize an anticipated return on investments and may incur a loss on these investments. The Fund may also acquire non-agency RMBS, which are backed by residential property but, in contrast to agency RMBS, their principal and interest are not guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of the Government National Mortgage Association.

Fixed Income Instruments Risk. In addition to the other risks described herein, fixed income instruments are also subject to certain risks, including:

■
Issuer Risk.
The value of fixed income instruments may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

■
Interest Rate Risk.
The value of the Fund’s investments may go down when interest rates rise. A rise in rates tends to have a greater impact on the prices of longer term or duration debt securities. When interest rates fall, the issuers of debt obligations may prepay principal more quickly than expected, and the Fund may be required to reinvest the proceeds at a lower interest rate. This is referred to as
“
prepayment risk.
”
When interest rates rise,
debt obligations may be repaid more slowly than expected, and the value of the Fund’s holdings may fall sharply.
This is referred to as
“
extension risk.
”
The Fund may face a heightened level of interest rate risk as a result of the
U.S. Federal Reserve Board’s rate-setting policies. The Fund may utilize certain strategies, including investments in derivatives, for the purpose of reducing the interest rate sensitivity of the portfolio and decreasing the Fund’s exposure to interest rate risk, although there is no assurance that it will do so or that such strategies, if utilized, will be successful.

■
Duration Risk.
Duration measures the time-weighted expected cash flows of a security, which can determine the security’s sensitivity to changes in the general level of interest rates (or yields). Securities with longer durations tend to be more sensitive to interest rate (or yield) changes than securities with shorter durations. Various techniques may be used to shorten or lengthen the Fund’s duration. The duration of a security will be expected to change over time with changes in market factors and time to maturity.

■
Floating-Rate and Fixed-to-Floating-Rate Securities Risk.
The market value of floating-rate securities is a
reflection of discounted expected cash flows based on expectations for future interest rate resets. The market value of such securities may fall in a declining interest rate environment and may also fall in a rising interest rate environment if there is a lag between the rise in interest rates and the reset. This risk may also be present with respect to fixed-to-floating-rate securities in which the Fund may invest. A secondary risk associated with declining interest rates is the risk that income earned by the Fund on floating-rate and fixed-to-floating-rate securities will decline due to lower coupon payments on floating-rate securities.

■
Prepayment Risk.
During periods of declining interest rates, the issuer of an instrument may exercise its option to prepay principal earlier than scheduled, forcing the Fund to reinvest the proceeds from such prepayment in lower yielding instruments, which may result in a decline in the Fund’s income and distributions to shareholders. This is known as prepayment or
“
call
”
risk. Fixed income instruments frequently have call features that allow the issuer to redeem the instrument at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (
“
call protection
”
). An issuer may choose to redeem a fixed income
instrument if, for example, the issuer can refinance the instrument at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be enhanced.

■
Extension Risk.
During periods of rising interest rates, an issuer could exercise its right to pay principal on an obligation held by the Fund later than expected. Under these circumstances, the value of the obligation will decrease, and the Fund may be prevented from reinvesting in higher yielding securities.

■
Reinvestment Risk.
Reinvestment risk is the risk that income from the Fund’s portfolio will decline if and when the
Fund invests the proceeds from matured, traded or called fixed income instruments at market interest rates that are below the portfolio’s current earnings rate.

■
Spread Risk.
Wider credit spreads and decreasing market values typically represent a deterioration of the fixed income instrument’s credit soundness and a perceived greater likelihood or risk of default by the issuer. Fixed income instruments generally compensate for greater credit risk by paying interest at a higher rate. The difference
(or
“
spread
”
) between the yield of a security and the yield of a benchmark, such as a U.S. Treasury security with a comparable maturity, measures the additional interest paid for credit risk. As the spread on a security widens (or increases), the price (or value) of the security generally falls. Spread widening may occur, among other reasons, as a result of market concerns over the stability of the market, excess supply, general credit concerns in other markets, security- or market-specific credit concerns or general reductions in risk tolerance.

■
Credit Risk.
Credit risk is the risk that one or more fixed income instruments in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer, the guarantor or the insurer of the instrument or any applicable counterparty may be unable or unwilling to make timely principal and interest payments or to otherwise honor its obligations. Additionally, the instruments could lose value due to a loss of confidence in the ability of the issuer, guarantor, insurer or counterparty to pay back debt. The longer the maturity and the lower the credit quality of a bond, the more sensitive it is to credit risk.

■
Refinancing Risk.
Refinancing risk is the risk that one or more issuers of fixed income instruments in the Fund’s portfolio may not be able to pay off their debt upon maturity. During times of extreme market stress, even creditworthy companies can have temporary trouble accessing the markets to refinance their outstanding debt, potentially leading to an inability to pay off existing bondholders, including the Fund. This could negatively affect the Fund’s NAV or overall return.

Below Investment Grade (High Yield or Junk Bond) Instruments Risk.
The Fund’s investments in below investment grade
quality securities and instruments are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. Below investment grade instruments are often issued in connection with a corporate reorganization or restructuring or as part of a merger, acquisition, takeover or similar event. They are also issued by less established companies seeking to expand. Such issuers are often highly leveraged and generally less able than more established or less leveraged entities to make scheduled payments of principal and interest in the event of adverse developments or business conditions. Fixed income instruments rated below investment grade generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk. These investments are especially sensitive to adverse changes in general economic conditions, to changes in the financial condition of their issuers and to price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of below investment grade instruments may experience financial stress that could adversely affect their ability to make payments of principal and interest on their obligations and increase the possibility of default.
The secondary market for high yield instruments may not be as liquid as the secondary market for more highly rated instruments, a factor that may have an adverse effect on the Fund’s ability to dispose of a particular security. There are fewer dealers in the market for high yield instruments than for investment grade obligations. The prices quoted by different dealers may vary significantly, and the spread between the bid and asked price is generally much larger for high yield instruments than for higher quality instruments. Under continuing adverse market or economic conditions, the secondary market for high yield instruments could contract further, independent of any specific adverse changes in the condition of a particular issuer, and these instruments may become illiquid. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of below investment grade instruments, especially in a market characterized by a low volume of trading. Default, or the market’s perception that an issuer is likely to default, could reduce the value and liquidity of instruments held by the Fund, which could have a material adverse impact on the Fund’s business, financial condition and results of operations. In addition, default may cause the Fund to incur expenses in seeking recovery of principal and/or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to a portfolio company, the Fund may lose its entire investment or may be required to accept cash or securities or other instruments with a value less than its original investment and/or may be subject to restrictions on the sale of such securities or instruments. The Subadviser's judgment about the credit quality of an issuer and the relative value of its instruments may prove to be wrong. Investments in below investment grade instruments may present special tax issues for the Fund, particularly to the extent that the issuers of these instruments default on their obligations pertaining thereto, and the U.S. federal income tax consequences to the Fund as a holder of such instruments, including when the Fund may stop reporting interest income or claim a loss on such instruments, may not be clear. Lower rated high yield instruments generally present the same type of risks as investments in higher rated high yield instruments. However, in most cases, these risks are of a greater magnitude because of the uncertainties of investing in an issuer undergoing financial distress. In particular, lower rated high yield instruments entail a higher risk of default. Such instruments present substantial credit risk and default is a real possibility. Such instruments may be illiquid and the prices at which such instruments may be sold may represent a substantial discount to what the Subadviser believes to be the ultimate value of such instruments.

Capital Markets Risk.
The Fund expects to fund a portion of its private real estate investments with property-level financing. There can be no assurance that any financing will be available in the future on acceptable terms, if at all, or that it will be able to satisfy the conditions precedent required to use its credit facilities, if entered into, which could reduce the number, or alter the type, of investments that the Fund would make otherwise. Any failure to obtain financing could have a material adverse effect on the continued development or growth of the Fund’s investments and harm the
Fund’s ability to operate and make distributions.

Inflation Risk.
Globally, inflation and rapid fluctuations in inflation rates have in the past had negative effects on economies and financial markets, particularly in emerging economies, and may do so in the future. Wages and prices of inputs increase during periods of inflation, which can negatively impact returns on investments. In an attempt to stabilize inflation, governments may impose wage and price controls, or otherwise intervene in the economy.
Governmental efforts to curb inflation often have negative effects on levels of economic activity.

In the United States, inflation has accelerated in recent years as a result of global supply chain disruptions, a rise in energy prices, strong consumer demand as economies continue to reopen following the COVID-19 pandemic, and other factors. Inflationary pressures have increased the costs of labor, energy, and raw materials, and have adversely affected consumer spending, economic growth, and the operations of companies in the U.S. and globally, and have resulted in a tightening of monetary policy by the U.S. Federal Reserve. Although inflation has generally been reduced in the United
States in recent months, inflation may continue in the near to medium-term, particularly in the U.S., with the possibility that monetary policy may tighten further in response. Inflation may have an adverse impact on the Fund’s returns.

Continued inflation could have an adverse impact on the Fund’s borrowings and general and administrative expenses of the Fund, as these costs could increase at a rate higher than the Fund’s rental and other revenue. Inflation could also have an adverse effect on consumer spending, which could impact the Fund’s potential tenants’ revenues and, in turn, their ability to pay rent. In addition, leases that have a long-term duration or that include renewal options that specify a maximum rate increase may result in below-market lease rates over time, if the Fund does not accurately estimate inflation or market lease rates. Any provisions of the Fund’s leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect the Fund from the impact of inflation or unexpected increases in market lease rates. If subject to below-market lease rates on a significant number of properties pursuant to long-term leases, and operating and other expenses are increasing faster than anticipated, then the Fund’s business, financial condition, results of operations, cash flows and ability to satisfy debt service obligations or pay distributions on Common Shares could be materially adversely affected.

Derivatives Risk.
The Fund’s investments in derivative transactions may subject the Fund to increased risk of principal loss due to imperfect correlation between the values of the derivatives and the underlying securities or unexpected price or interest rate movements. The use of derivatives may subject the Fund to risks, including, but not limited to:

■
Counterparty Risk.
The risk that the counterparty in a derivative transaction will be unable to honor its financial obligation to the Fund, or the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations. If the Fund’s counterparty to a derivative transaction experiences a loss of capital, or is perceived to lack adequate capital or access to capital, it may experience margin calls or other regulatory requirements to increase equity. Under such circumstances, the risk that a counterparty will be unable to honor its financial obligations may be substantially increased.

■ Currency Risk. The risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

■
Leverage Risk.
The Fund may use, among other things, reverse repurchase agreements and/or dollar rolls to add leverage to its portfolio. The risk associated with certain types of derivative strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested. See
“
Leverage
”
in
the prospectus and
“
Investment Policies and Techniques – Reverse Repurchase Agreements and Dollar Rolls
”
in
the Statement of Additional Information for more information.

■
Liquidity Risk.
The risk that certain derivative positions may be difficult or impossible to close out at the time that the Fund would like or at the price that the Fund believes the position is currently worth. This risk is heightened to the extent the Fund engages in over-the-counter derivative transactions, which are generally less liquid than exchange-traded instruments.

■
Correlation Risk.
The risk that changes in the value of a derivative will not match the changes in the value of the portfolio holdings that are being hedged or of the particular market or security to which the Fund seeks exposure.
Furthermore, the ability to successfully use derivative instruments depend in part on the ability of the Manager and Subadviser to predict pertinent market movements, which cannot be assured.

■
Index Risk.
If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below what the Fund paid. Certain indexed derivatives may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

■
Regulatory Risk.
Derivative contracts, including, without limitation, swaps, currency forwards, and non-deliverable forwards, are subject to regulation under the Dodd-Frank Wall Street Reform and Consumer
Protection Act (
“
Dodd-Frank Act
”
) in the U.S. and under comparable regimes in Europe, Asia and other
non-U.S. jurisdictions. Swaps, non-deliverable forwards and certain other derivatives traded in the OTC market are subject to variation margin requirements. Implementation of the margining and other provisions of the
Dodd-Frank Act regarding clearing, mandatory trading, reporting and documentation of swaps and other derivatives have impacted and may continue to impact the costs to the Fund of trading these instruments and, as a result, may affect returns to investors in the Fund.

■
Credit Default Swaps Risk
. Credit default swaps involve greater risks than if the Fund had invested in the reference obligation directly. In addition to general market risks, credit default swaps are subject to liquidity risk and credit risk. A buyer of credit protection also may lose its investment and recover nothing should no credit event occur. If a credit event were to occur, the value of the reference obligation received by the seller, coupled with the periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the Fund. Further, in certain circumstances, the buyer can receive the notional value of a credit default swap only by delivering a physical security to the seller, and is at risk if such deliverable security is unavailable or illiquid. Such a delivery
“
crunch
”
is a distinct risk of these investments.

Leverage Risk
. Although the Fund may utilize leverage, there can be no assurance that the Fund will do so, or that, if utilized, it will be successful during any period in which it is employed. Leverage is a speculative technique that exposes the Fund to greater risk and higher costs than if it were not implemented.

The Fund anticipates that any money borrowed from a bank or other financial institution for investment purposes will accrue interest based on shorter-term interest rates that would be periodically reset. So long as the Fund’s portfolio provides a higher rate of return, net of expenses, than the interest rate on borrowed money, as reset periodically, the leverage may cause the Fund to receive a higher current rate of return than if the Fund were not leveraged. If, however, short-term rates rise, the interest rate on borrowed money could exceed the rate of return on instruments held by the
Fund, reducing returns to the Fund and the level of income available for dividends or distributions made by the Fund.
Developments in the credit markets may adversely affect the ability of the Fund to borrow for investment purposes and may increase the costs of such borrowings, which would also reduce returns to the Fund. There is no assurance that a leveraging strategy will be successful. The use of leverage to purchase additional investments creates an opportunity for increased Common Shares dividends, but also creates special risks and considerations for the common shareholders, including:

■ the likelihood of greater volatility of NAV and dividend rate of Common Shares than a comparable fund without leverage;

■
the risk that fluctuations in interest rates on borrowings and short-term debt or in dividend payments on, principal proceeds distributed to, or redemption of any preferred shares and/or notes or other debt securities that the Fund has issued will reduce the return to the Fund;

■
magnified interest rate risk, which is the risk that the prices of certain of the portfolio investments will fall (or rise) if market interest rates for those types of investments rise (or fall). As a result, leverage may cause greater changes in the Fund’s NAV, which could have a material adverse impact on the Fund’s business, financial condition and results of operations;

■ the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the Common Shares than if the Fund were not leveraged; and
■ leverage may increase expenses (which will be borne entirely by the common shareholders), which may reduce the Fund’s NAV and the total return to common shareholders.

Potential Conflicts of Interest Risk.
The Manager and Subadviser serve as adviser or subadvisers to other vehicles that have the same or similar investment objectives and investment strategies to those of the Fund. As a result, the Manager and the Fund’s portfolio managers may devote unequal time and attention to the management of the Fund and those other funds and accounts. Conflicts of interest exist or could arise in the future as a result of the relationships between the Fund and its affiliates, on the one hand, and the Fund’s wholly-owned operating partnership or any partner thereof, on the other. For further information on potential conflicts of interest, see
“
Conflicts of Interest.
”

Allocation of Investment Opportunities Risk.
Certain other existing or future funds, investment vehicles and accounts managed by the Manager and its affiliates and PGIM affiliated proprietary entities invest in securities, properties and other assets in which the Fund may seek to invest. Allocation of identified investment opportunities among the Fund, the
Manager and other PGIM affiliated investment vehicles presents inherent conflicts of interest where demand exceeds available supply. While the Manager believes it is likely that there will be some overlap of investment opportunities for the Fund and other PGIM affiliated investment vehicles and PGIM affiliated proprietary accounts from time to time, the
Fund’s stock of investment opportunities may be materially affected by competition from other PGIM affiliated investment vehicles and PGIM affiliated proprietary entities. Investors should note that the conflicts inherent in making such allocation decisions will not always be resolved in favor of the Fund.

PGIM Real Estate has a rotational policy which is designed to provide fair and equitable deal flow to each of our active accounts and funds for which we manage investments. Any account pursuing a real estate investment will take part in
PGIM Real Estate’s allocation queue for the respective region (U.S., Latin America, Asia, Europe) (each, an
“
Eligible
Account
”
). The allocation queue is a standard rotational system that determines fund priority in deal allocation.
See
“
Investment Objectives and Strategies — Allocation of Investment Opportunities
”
and
“
Conflicts of Interest.
”

Best Efforts Offering Risk.
This offering is being made on a
“
best efforts
”
basis, meaning the Distributor and
broker-dealers participating in the offering are only required to use their best efforts to sell shares and have no firm commitment or obligation to sell any of the shares. Even though the Fund has acquired the initial portfolio, such portfolio by itself is not diversified. Further, if the Distributor is unable to raise substantial funds in this offering, the
Fund’s Board may seek the approval of the Fund’s shareholders to sell all or substantially all of the Fund’s assets and dissolve the Fund. In the event of the liquidation, dissolution or winding up of the Fund, shareholders are entitled to receive the then-current NAV per share of the assets legally available for distribution to the Fund’s shareholders, after payment of or adequate provision for all of the Fund’s known debts and liabilities, including any outstanding debt securities or other borrowings and any interest thereon.

Periodic Tender Offer Risk.
The Fund intends, but is not obligated, to conduct quarterly tender offers to repurchase up to
5.0% of the Common Shares then outstanding in the sole discretion of the Board. In any given quarter, the Manager may or may not recommend to the Board that the Fund conduct a tender offer, and even if the Manager does recommend to the Board that the Fund conduct a tender offer, the Board may not approve such recommendation. For example, if adverse market conditions cause the Fund’s traded securities to become illiquid or trade at depressed prices or if the
Manager and/or Board believe that conducting a tender offer for 5.0% of the Common Shares then outstanding would impose an undue burden on common shareholders who do not tender compared to the benefits of giving common shareholders the opportunity to sell all or a portion of their Common Shares at net asset value, the Manager may choose not to recommend a tender offer or may recommend a tender offer for less than 5.0% of the Common Shares then outstanding. Accordingly, there may be periods during which no tender offer is made.

If the Fund does conduct tender offers, it may be required to sell its more liquid, higher quality traded securities to purchase the Common Shares that are tendered, which may increase risks for remaining common shareholders and increase Fund expenses as a percent of assets. Further, such sales may increase the turnover of the Fund’s portfolio and may lead to increased expenses to the Fund, such as commissions and transaction costs. The Fund may, subject to its investment restriction with respect to leverage, utilize leverage to finance the repurchase of Common Shares pursuant to any tender offers. There can be no assurance, however, that the Fund will be able to obtain such financing for tender offers if it attempts to do so. The use of leverage to finance the repurchase of Common Shares will further increase the
Fund’s expenses borne by shareholders of the Fund, in addition to the increase in expenses per share that will result from having a smaller base of assets after any such tender offers over which to spread fixed expenses. The Fund is designed primarily for long-term investors and an investment in the Common Shares should be considered illiquid. While the Fund intends to conduct quarterly tender offers, the Fund is not required to do so and may amend, suspend or terminate such tender offers at any time. Investors have no right to require the Fund to redeem their Common Shares.

The exchange of shares of Common Shares for cash pursuant to a tender offer will generally be a taxable transaction for
U.S. federal income tax purposes. See
“
Certain U.S. Federal Income Tax Considerations — Taxation of U.S. Holders of The
Fund’s Common Shares — Repurchases of The Fund’s Common Shares
”
and
“
Certain U.S. Federal Income Tax
Considerations — Taxation of Non-U.S. Holders of The Fund’s Common Shares — Repurchases of The Fund’s Common
Shares.
”

Anti-Takeover Provisions.
Certain provisions of the Fund’s charter and bylaws could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to modify the Fund’s structure. These provisions may inhibit a change of control in circumstances that could give the shareholders the opportunity to realize a premium over the value of the Common Shares.

Incentive Fee Risk.
The Incentive Fee may create an incentive for the Manager to make investments in order to maximize
Portfolio Operating Income under the Incentive Fee even if such investments may not benefit the Fund’s NAV, cause us to use more leverage than it otherwise would in the absence of the Incentive Fee or to otherwise make riskier investments on the Fund’s behalf. While the Board does not monitor specific investment decisions by the Manager and the particular timing of individual investment decisions as they relate to the Incentive Fee, the Board, as part of its fiduciary duties and responsibilities under the Investment Company Act (relating to future determinations as to whether to renew the investment management agreement with the Manager), considers whether the Incentive Fee is fair and reasonable.

Payment of Management and Incentive Fees in Stock Risk.
The Fund intends to apply for exemptive relief from the SEC to permit the Fund to pay the Manager all or a portion of its Management Fee and Incentive Fee in shares of Common
Shares in lieu of paying the Manager an equivalent amount of such fees in cash, which would dilute third party ownership interests in the Fund. Any requests for exemptive relief are subject to SEC approval, and there is no assurance the SEC will grant the requested relief.

Non-U.S. Investment Risks.
The Fund may invest in real estate located outside of the United States and real estate debt issued in, and/or backed by real estate in, countries outside the United States, including Asia, Europe and Latin America.
Non-U.S. real estate and real estate-related investments involve certain factors not typically associated with investing in real estate and real estate-related investments in the U.S., including risks relating to (i) currency exchange matters;
(ii) differences in conventions relating to documentation, settlement, corporate actions, stakeholder rights and other matters; (iii) differences between U.S. and non-U.S. real estate markets, including potential price volatility in and relative illiquidity of some non-U.S. markets; (iv) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and differences in government supervision and regulation; (v) certain economic, social and political risks; (vi) the possible imposition of non-U.S. taxes on income and gains and gross sales or other proceeds recognized with respect to such investments; (vii) differing and potentially less well-developed or well-tested corporate laws regarding stakeholder rights, creditors’ rights (including the rights of secured parties), fiduciary duties and the protection of investors; (viii) different laws and regulations including differences in the legal and regulatory environment or enhanced legal and regulatory compliance; (ix) political hostility to investments by foreign investors; (x) less publicly available information; (xi) obtaining or enforcing a court judgement abroad; (xii) restrictions on foreign investment in other jurisdictions; and (xiii) difficulties in effecting repatriation of capital.

Property Manager Risk.
The Manager will hire property managers to manage the Fund’s properties and leasing agents to lease vacancies in the Fund’s properties. These property managers may be affiliates of partners in joint ventures that the
Fund enters into. The property managers have significant decision-making authority with respect to the management of the Fund’s properties. The Fund’s ability to direct and control how its properties are managed on a day-to-day basis may be limited because it engages other parties to perform this function. Thus, the success of the Fund’s business may depend in large part on the ability of its property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in the Fund’s properties. Any adversity experienced by, or problems in our relationship with, the Fund’s property managers or leasing agents could adversely impact the operation and profitability of the Fund’s properties.

Risks Related to the Fund’s REIT Status.
The Fund currently operates so as to continue to qualify as a REIT under the
Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, the Fund may fail to satisfy various compliance requirements which ultimately could jeopardize the Fund’s REIT status. If the Fund fails to continue to qualify as a REIT, it would be taxable as a corporation and would be subject to corporate income tax, any such taxes would reduce the amount distributable to investors.

Tax Risks of Investing in the Fund. Even if the Fund qualifies and maintains its status as a REIT, it may become subject to U.S. federal income taxes and related state and local taxes.
U.S. Federal Income Tax Considerations	The Fund has elected and has qualified, and intends to continue to qualify annually, as a REIT for U.S. federal income tax purposes under the Code.

The Fund’s qualification and taxation as a REIT depends upon the Fund’s ability to meet on a continuing basis, through actual operating results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests involve the percentage of income that the Fund earns from specified sources, the percentage of the Fund’s assets that falls within specified categories, the diversity of the ownership of shares, and the percentage of the Fund’s taxable income that it distributes. See
“
Certain U.S. Federal Income Tax Considerations.
”
No assurance can be given that the
Fund will in fact satisfy such requirements for any taxable year.

If the Fund continues to qualify as a REIT, it generally will be allowed to deduct dividends paid to shareholders and, as a result, it generally will not be subject to U.S. federal income tax on that portion of the Fund’s ordinary income and net capital gain that the Fund annually distributes to shareholders, as long as the Fund meets the minimum distribution requirements under the Code. The Fund intends to make distributions to shareholders on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT distribution requirements. See
“
Certain U.S. Federal
Income Tax Considerations.
”

In the case of certain U.S. shareholders, the Fund expects IRS Form 1099-DIV tax information, if required, to be sent to shareholders following the end of each year.
See “ Certain U.S. Federal Income Tax Considerations. ”
Key Features of a REIT	In general, a REIT is a company that:
■ acquires or provides financing for real estate assets;
■ offers the benefits of a professionally managed real estate portfolio;
■ satisfies the various requirements of the Code, including a requirement to distribute at least 90% of its REIT taxable income each year to its shareholders; and

■
is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its stockholders, which substantially eliminates the
“
double taxation
”
(i.e., taxation at both the
corporate and shareholder levels) that generally results from investments in a C corporation.

Limitation on Ownership Level
The Fund’s charter contains restrictions on the number of shares any one person or group may own. Specifically, the
Fund’s charter will not permit any person or group to beneficially or constructively own more than 9.8% in value or number of shares, whichever is more restrictive, of the Fund’s outstanding Common Shares or of the aggregate of the
Fund’s outstanding capital stock of all classes or series, and attempts to acquire the Common Shares or the Fund’s capital stock of all other classes or series in excess of these 9.8% limits would not be effective without an exemption from these limits (prospectively or retroactively) by the Board. These limits may be further reduced if the Board waives these limits for certain holders. See
“
Certain Provisions of the Charter — Transfer Restrictions.
”
These restrictions are
designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Code.
Attempted acquisitions in excess of the restrictions described above will, pursuant to the charter, be void from the outset.

SUMMARY OF FUND EXPENSES
The purpose of the following table is to help you understand all fees and expenses common shareholders would bear directly or indirectly.
This table illustrates the fees and expenses of the Fund that you will incur if you buy and hold Common Shares. Because the Fund has limited operating history, many of these expenses are estimates.

	Class I Shares	Class D Shares	Class S Shares	Class T Shares
Stockholder Transaction Expenses
Maximum Sales Load (as a percentage of the offering price) (1)	None	None	None	3.5%
Repurchase Fee (on shares purchased and held for less than twelve months) (as a percentage of amount repurchased, if applicable) (2)	2.0%	2.0%	2.0%	2.0%
Annual Expenses (Percentage of Net Assets Attributable to Shares)
Management Fee (3)	1.00%	1.00%	1.00%	1.00%
Incentive Fee (4)	—%	—%	—%	—%
Servicing Fee (5)	None	0.25%	0.25%	0.25%
Distribution Fee (6)	None	None	0.60%	0.60%
Interest Payments on Borrowed Funds (7)	0.27%	0.27%	0.27%	0.27%
Property Level Expenses (8)	None	None	None	None
Other Expenses (9)	1.02%	174.88%	177.14%	177.14%
Total Annual Fund Operating Expenses	2.29%	176.40%	179.26%	179.26%
Fees Waived and/or Expenses Reimbursed (10)	(0.52)%	(174.38)%	(176.64)%	(176.64)%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	1.77%	2.02%	2.62%	2.62%
(1)
Prudential Investment Management Services LLC (the
“
Distributor
”
) is the principal underwriter and distributor of the Common Shares and serves in that capacity on a
“
best
efforts
”
basis, subject to various conditions. Shares may be offered through Selling Agents that have entered into selling agreements with the Distributor. Selling Agents typically receive the sales load with respect to Class T Shares purchased by their clients. The Distributor does not retain any portion of the sales load. Class T Shares are subject to a sales load of up to 3.5% of the total offering price (including sales load). Class I Shares, Class D Shares and Class S Shares are each not subject to a sales load; however, investors could be required to pay brokerage commissions on purchases and sales of such shares to their Selling Agents. Investors should consult with their Selling Agents about the sales load and any additional fees or charges their Selling Agents might impose on each class of Common Shares. See
“
Purchase of Shares — Sales Loads.
”
(2)
A 2.0% early repurchase fee payable to the Fund will be charged with respect to the repurchase of a shareholder’s shares by the Fund at any time prior to the day immediately preceding the one-year anniversary of a shareholder’s purchase of the Common Shares (on a
“
first in-first out
”
basis). An early repurchase fee payable by a shareholder may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner that will not discriminate unfairly against any shareholder.
(3)
Pursuant to an investment management agreement, the Manager receives a Management Fee, payable monthly in arrears at an annual rate of 1.00% of the average daily value of the Fund’s net assets.
(4)
Pursuant to an investment management agreement, the Manager will receive an incentive fee calculated and payable quarterly in arrears in an amount equal to 10% of the
Fund’s Portfolio Operating Income for the immediately preceding quarter. No incentive fee on Portfolio Operating Income will be payable in any calendar quarter in which the Fund did not achieve a 5% Total Return over the trailing 12-month period. Actual Portfolio Operating Income may be higher or lower. As the Fund cannot predict whether it will meet the necessary performance target, no Incentive Fee is assumed for this chart. The Fund expects the Incentive Fee it pays to increase to the extent the Fund earns greater income through its investments. The Manager has contractually agreed to waive any incentive fee it was entitled to receive through the Waiver Period. If such fee waiver were not in place during the year ended December 31, 2024, the Manager would have received an incentive fee of 0.45%. See
“
Management and Advisory Arrangements
”
for more information
concerning the Incentive Fee.
(5)
The Fund pays the Distributor a Servicing Fee pursuant to its 12b-1 Plan that is payable monthly and accrued daily at an annualized rate of 0.25% of the net assets of the Fund attributable to Class S Shares, Class T Shares and Class D Shares. The Servicing Fee is for personal services provided to shareholders and/or the maintenance of shareholder accounts and to reimburse the Distributor for related expenses incurred. The Distributor generally will pay (or
“
reallow
”
) all or a portion of the Servicing Fee to the Selling Agents that sell Class S Shares, Class T Shares and Class D Shares. The Servicing Fee is governed by the Fund’s Distribution and Service Plan.
(6)
The Fund also pays the Distributor a Distribution Fee pursuant to its 12b-1 Plan that is payable monthly and accrued daily at an annualized rate of 0.60% of the net assets of the
Fund attributable to Class S Shares and Class T Shares. The Distribution Fee is for the sale and marketing of the Class S Shares and Class T Shares and to reimburse the
Distributor for related expenses incurred. All or a portion of the Distribution Fee may be used to pay for sub-transfer agency, sub-accounting and certain other administrative services that are not required to be paid pursuant to a service fee under Financial Industry Regulatory Authority (
“
FINRA
”
) rules. The Distributor generally will pay all or a portion of the Distribution Fee to the Selling Agents that sell Class S and Class T Shares. Payment of the Dis tribu
tion Fee is governed by the Fund’s Distribution and Service Plan.
(7)
The table assumes the Fund (including by the Fund’s consolidated subsidiaries) does not use entity-level leverage. To the extent the Fund does use such leverage, the Fund would bear interest and other costs associated with leverage (the figure in the table does include expenses associated with the Fund’s credit facility, such as the amortization of costs obtaining borrowings and unused commitment fees). In addition, the Fund expects that its unconsolidated operating entities will use borrowings, the costs of which will be indirectly borne by the Fund’s shareholders. See
“
Leverage.
”
(8)
Represents estimated fees and expenses related to property management, including real estate/property taxes, disposition expenses, any other expenses related to investments in real property by the Fund’s consolidated subsidiaries, if applicable. In addition, the Fund expects that its unc onsol
idated operating entities will incur property management,

disposition and other expenses related to investments in real property, the costs of which will be indirectly borne by the Fund’s shareholders. The Fund’s real estate operating subsidiaries expect in the future to hire affiliated loan servicing managers (who could also be joint venture partners for an investment) at prevailing market rates to perform management and specialized services for the Fund’s loan investments.
(9)
“
Other Expenses
”
are estimated based on average Fund net assets of approximately $139 million and anticipated expenses for the current fiscal year.
“
Other Expenses
”
include
professional fees and other expenses, including, without limitation, preferred shares dividends, filing fees, printing fees, administration fees, custody fees, director fees and insurance costs.
(10)
Pursuant to an Expense Limitation and Reimbursement Agreement, the Manager has contractually agreed to waive its fees and/or reimburse expenses of the Fund through August
15, 2028 (the
“
ELRA Period
”
) so that the Fund’s Specified Expenses will not exceed 0.50% of net assets (annualized). The Fund has agreed to repay these amounts, when and if requested by the Manager, but only if and to the extent that Specified Expenses are less than 0.50% of net assets (annualized) (or, if a lower expense limit is then in effect, such lower limit) within three years after the date the Manager waived or reimbursed such fees or expenses. This arrangement cannot be terminated without the consent of the Fund’s
Board prior to the end of the ELRA Period.
“
Specified Expenses
”
is defined to include all expenses incurred in the business of the Fund, including organizational and offering costs
(other than Initial Organization and Offering Costs, which will be paid directly by PGIM Investments and its affiliates), with the exception of (i) the Management Fee, (ii) the
Incentive Fee, (iii) the Servicing Fee, (iv) the Distribution Fee, (v) property level expenses, (vi) brokerage costs or other investment-related out-of-pocket expenses, including with respect to unconsummated investments, (vii) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund), (viii) taxes, and (ix) extraordinary expenses (as determined in the sole discretion of the Manager).
Class I Example
The following example illustrates the expenses that you would pay on a $1,000 investment in Class I Shares and assuming (i) total annual expenses of net assets attributable to the Class I Shares remains the same, (ii) a 5% annual return, (iii) reinvestment of all dividends and distributions at net asset value and (iv) application of the Expense Limitation and Reimbursement Agreement through the
ELRA Period:

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$38	$56	$107	$250
The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown.
Class D Example
The following example illustrates the expenses that you would pay on a $1,000 investment in Class D Shares and assuming (i) total annual expenses of net assets attributable to the Class D Shares remains the same, (ii) a 5% annual return, (iii) reinvestment of all dividends and distributions at net asset value and (iv) application of the Expense Limitation and Reimbursement Agreement through the
ELRA Period:

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$41	$63	$1,027	$1,027
The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown.
Class S Example
The following example illustrates the expenses that you would pay on a $1,000 investment in Class S Shares and assuming (i) total annual expenses of net assets attributable to the Class S Shares remains the same, (ii) a 5% annual return, (iii) reinvestment of all dividends and distributions at net asset value and (iv) application of the Expense Limitation and Reimbursement Agreement through the
ELRA Period:

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$47	$81	$1,043	$1,043
The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown.
Class T Example
The following example illustrates the expenses that you would pay on a $1,000 investment in Class T Shares and assuming (i) the maximum sales load (ii) total annual expenses of net assets attributable to the Class T Shares remains the same, (iii) a 5% annual return, (iv) reinvestment of all dividends and distributions at net asset value and (v) application of the Expense Limitation and
Reimbursement Agreement through the ELRA Period:

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$81	$114	$1,042	$1,042
The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown.

FINANCIAL HIGHLIGHTS
The selected data below sets forth the per share operating performance and ratios for the periods presented. The financial information was derived from and should be read in conjunction with the Financial Statements of the Fund and Notes thereto, which are incorporated by reference into this prospectus and the SAI. The financial information has been audited by PricewaterhouseCoopers LLP, the Fund’s independent registered public accounting firm, whose unqualified report on such Financial Statements is incorporated by reference into the SAI.

Class I Shares
	Year Ended December 31,		November 03, 2022 (a) through December 31, 2022
	2024	2023
Per Share Operating Performance (b) :
Net Asset Value, Beginning of Period	$26.86	$24.98	$25.00
Income (loss) from investment operations:
Net investment income (loss)	1.46	0.87	(0.02)
Net realized and unrealized gain (loss) on investments	1.62	1.27	—
Distributions for Preferred Shareholders from distributable earnings	— (c)	—	—
Total from investment operations applicable to Common Shareholders	3.08	2.14	(0.02)
Less Dividends and Distributions applicable to Common Shareholders:
Dividends from net investment income	(0.73)	(0.17)	—
Tax return of capital distributions	(0.63)	(0.09)	—
Total dividends and distributions	(1.36)	(0.26)	—
Net asset value, end of Period	$28.58	$26.86	$24.98
Total Return (d) :	11.78%	8.63%	(0.08)%

Ratios/Supplemental Data:
Net assets applicable to Common Shareholders, end of period (000)	$139,287	$84,987	$49,909
Average net assets (000)	$102,038	$60,469	$39,948
Ratios to average net assets (e) :
Expenses after waivers and/or expense reimbursement	0.77% (f)	0.50%	0.50% (g)
Expenses before waivers and/or expense reimbursement	3.25%	3.82% (h)	3.77% (g) (i)
Net investment income (loss)	5.28%	3.27%	(0.37)% (g)
Portfolio turnover rate (j)	0%	0%	0%
Series A Preferred Stock (000)	$125	$-	$-
Series A Preferred Stock asset coverage ratio (k)	111,602%	—%	—%
Series A Preferred Stock asset coverage per $1,000 liquidation value (k)	$1,116,016	$-	$-
Asset Coverage	—%	—%	—%
Total debt outstanding at period-end (000)	$-	$-	$-

(a)	Commencement of operations.
(b)	Calculated based on average shares outstanding during the period.
(c)	Amount rounds to zero.
(d)
Total return does not consider the effects of redemption fees or sales charges, if any. Total return is calculated assuming a purchase of a share on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions, if any. Total returns may reflect adjustments to conform to GAAP. Total returns for periods less than one full year are not annualized.

(e)	Does not include expenses of the underlying funds in which the Fund invests.
(f)	Includes interest expense and other borrowing fees and expenses of 0.27% for the year ended December 31, 2024.
(g)	Annualized, with the exception of certain non-recurring expenses.
(h)	Includes a non-recurring income tax benefit of 0.06% for the year ended December 31, 2023, which the Manager has recouped from the Fund.
(i)	Includes a non-recurring income tax expense of 0.09% for the period ended December 31, 2022, for which the Manager has reimbursed the Fund.

(j)
The Fund's portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short-term investments, certain derivatives and in-kind transactions (if any). If such transactions were included, the Fund's portfolio turnover rate may be higher.

(k)	Represents value of net assets plus Series A Preferred Stock, at the end of the period divided by the Series A Preferred Stock, at the end of the period.

Class D Shares
	Year Ended December 31,		November 03, 2022 (a) through December 31, 2022
	2024	2023
Per Share Operating Performance (b) :
Net Asset Value, Beginning of Period	$26.84	$24.97	$25.00
Income (loss) from investment operations:
Net investment income (loss)	1.41	0.77	(0.03)
Net realized and unrealized gain (loss) on investments	1.60	1.30	—
Distributions for Preferred Shareholders from distributable earnings	— (c)	—	—
Total from investment operations applicable to Common Shareholders	3.01	2.07	(0.03)
Less Dividends and Distributions applicable to Common Shareholders:
Dividends from net investment income	(0.66)	(0.11)	—
Tax return of capital distributions	(0.63)	(0.09)	—
Total dividends and distributions	(1.29)	(0.20)	—
Net asset value, end of Period	$28.56	$26.84	$24.97
Total Return (d) :	11.51%	8.35%	(0.12)%

Ratios/Supplemental Data:
Net assets applicable to Common Shareholders, end of period (000)	$30	$27	$25
Average net assets (000)	$28	$26	$25
Ratios to average net assets (e) :
Expenses after waivers and/or expense reimbursement	0.99% (f)	0.75%	0.75% (g)
Expenses before waivers and/or expense reimbursement	135.22%	4.11% (h)	5.34% (g) (i)
Net investment income (loss)	5.12%	2.94%	(0.74)% (g)
Portfolio turnover rate (j)	0%	0%	0%
Series A Preferred Stock (000)	$125	$-	$-
Series A Preferred Stock asset coverage ratio (k)	111,602%	—%	—%
Series A Preferred Stock asset coverage per $1,000 liquidation value (k)	$1,116,016	$-	$-
Asset Coverage	—%	—%	—%
Total debt outstanding at period-end (000)	$-	$-	$-

(a)	Commencement of operations.
(b)	Calculated based on average shares outstanding during the period.
(c)	Amount rounds to zero.
(d)
Total return does not consider the effects of redemption fees or sales charges, if any. Total return is calculated assuming a purchase of a share on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions, if any. Total returns may reflect adjustments to conform to GAAP. Total returns for periods less than one full year are not annualized.

(e)	Does not include expenses of the underlying funds in which the Fund invests.
(f)	Includes interest expense and other borrowing fees and expenses of 0.24% for the year ended December 31, 2024.
(g)	Annualized, with the exception of certain non-recurring expenses.
(h)	Includes a non-recurring income tax benefit of 0.06% for the year ended December 31, 2023, which the Manager has recouped from the Fund.
(i)	Includes a non-recurring income tax expense of 0.09% for the period ended December 31, 2022, for which the Manager has reimbursed the Fund.
(j)
The Fund's portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short-term investments, certain derivatives and in-kind transactions (if any). If such transactions were included, the Fund's portfolio turnover rate may be higher.

(k)	Represents value of net assets plus Series A Preferred Stock, at the end of the period divided by the Series A Preferred Stock, at the end of the period.

Class S Shares
	Year Ended December 31,		November 03, 2022 (a) through December 31, 2022
	2024	2023
Per Share Operating Performance (b) :
Net Asset Value, Beginning of Period	$26.77	$24.95	$25.00
Income (loss) from investment operations:
Net investment income (loss)	1.24	0.61	(0.05)
Net realized and unrealized gain (loss) on investments	1.58	1.30	—
Distributions for Preferred Shareholders from distributable earnings	— (c)	—	—
Total from investment operations applicable to Common Shareholders	2.82	1.91	(0.05)
Less Dividends and Distributions applicable to Common Shareholders:
Dividends from net investment income	(0.49)	—	—
Tax return of capital distributions	(0.63)	(0.09)	—
Total dividends and distributions	(1.12)	(0.09)	—
Net asset value, end of Period	$28.47	$26.77	$24.95
Total Return (d) :	10.80%	7.71%	(0.20)%

Ratios/Supplemental Data:
Net assets applicable to Common Shareholders, end of period (000)	$30	$27	$25
Average net assets (000)	$28	$26	$25
Ratios to average net assets (e) :
Expenses after waivers and/or expense reimbursement	1.59% (f)	1.35%	1.35% (g)
Expenses before waivers and/or expense reimbursement	137.14%	4.71% (h)	5.95% (g) (i)
Net investment income (loss)	4.52%	2.34%	(1.34)% (g)
Portfolio turnover rate (j)	0%	0%	0%
Series A Preferred Stock (000)	$125	$-	$-
Series A Preferred Stock asset coverage ratio (k)	111,602%	—%	—%
Series A Preferred Stock asset coverage per $1,000 liquidation value (k)	$1,116,016	$-	$-
Asset Coverage	—%	—%	—%
Total debt outstanding at period-end (000)	$-	$-	$-

(a)	Commencement of operations.
(b)	Calculated based on average shares outstanding during the period.
(c)	Amount rounds to zero.
(d)
Total return does not consider the effects of redemption fees or sales charges, if any. Total return is calculated assuming a purchase of a share on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions, if any. Total returns may reflect adjustments to conform to GAAP. Total returns for periods less than one full year are not annualized.

(e)	Does not include expenses of the underlying funds in which the Fund invests.
(f)	Includes interest expense and other borrowing fees and expenses of 0.24% for the year ended December 31, 2024.
(g)	Annualized, with the exception of certain non-recurring expenses.
(h)	Includes a non-recurring income tax benefit of 0.06% for the year ended December 31, 2023, which the Manager has recouped from the Fund.
(i)	Includes a non-recurring income tax expense of 0.09% for the period ended December 31, 2022, for which the Manager has reimbursed the Fund.
(j)
The Fund's portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short-term investments, certain derivatives and in-kind transactions (if any). If such transactions were included, the Fund's portfolio turnover rate may be higher.

(k)	Represents value of net assets plus Series A Preferred Stock, at the end of the period divided by the Series A Preferred Stock, at the end of the period.

Class T Shares
	Year Ended December 31,		November 03, 2022 (a) through December 31, 2022
	2024	2023
Per Share Operating Performance (b) :
Net Asset Value, Beginning of Period	$26.77	$24.95	$25.00
Income (loss) from investment operations:
Net investment income (loss)	1.24	0.61	(0.05)
Net realized and unrealized gain (loss) on investments	1.58	1.30	—
Distributions for Preferred Shareholders from distributable earnings	— (c)	—	—
Total from investment operations applicable to Common Shareholders	2.82	1.91	(0.05)
Less Dividends and Distributions applicable to Common Shareholders:
Dividends from net investment income	(0.49)	—	—
Tax return of capital distributions	(0.63)	(0.09)	—
Total dividends and distributions	(1.12)	(0.09)	—
Net asset value, end of Period	$28.47	$26.77	$24.95
Total Return (d) :	10.80%	7.71%	(0.20)%

Ratios/Supplemental Data:
Net assets applicable to Common Shareholders, end of period (000)	$30	$27	$25
Average net assets (000)	$28	$26	$25
Ratios to average net assets (e) :
Expenses after waivers and/or expense reimbursement	1.59% (f)	1.35%	1.35% (g)
Expenses before waivers and/or expense reimbursement	137.12%	4.71% (h)	5.95% (g) (i)
Net investment income (loss)	4.52%	2.34%	(1.34)% (g)
Portfolio turnover rate (j)	0%	0%	0%
Series A Preferred Stock (000)	$125	$-	$-
Series A Preferred Stock asset coverage ratio (k)	111,602%	—%	—%
Series A Preferred Stock asset coverage per $1,000 liquidation value (k)	$1,116,016	$-	$-
Asset Coverage	—%	—%	—%
Total debt outstanding at period-end (000)	$-	$-	$-

(a)	Commencement of operations.
(b)	Calculated based on average shares outstanding during the period.
(c)	Amount rounds to zero.
(d)
Total return does not consider the effects of redemption fees or sales charges, if any. Total return is calculated assuming a purchase of a share on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions, if any. Total returns may reflect adjustments to conform to GAAP. Total returns for periods less than one full year are not annualized.

(e)	Does not include expenses of the underlying funds in which the Fund invests.
(f)	Includes interest expense and other borrowing fees and expenses of 0.24% for the year ended December 31, 2024.
(g)	Annualized, with the exception of certain non-recurring expenses.
(h)	Includes a non-recurring income tax benefit of 0.06% for the year ended December 31, 2023, which the Manager has recouped from the Fund.
(i)	Includes a non-recurring income tax expense of 0.09% for the period ended December 31, 2022, for which the Manager has reimbursed the Fund.
(j)
The Fund's portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short-term investments, certain derivatives and in-kind transactions (if any). If such transactions were included, the Fund's portfolio turnover rate may be higher.

(k)	Represents value of net assets plus Series A Preferred Stock, at the end of the period divided by the Series A Preferred Stock, at the end of the period.

THE FUND
The Fund is a recently organized, non-diversified, closed-end management investment company registered under the Investment
Company Act. The Fund invests primarily in private real estate in the United States. The Fund was organized as a Maryland corporation on July 23, 2021. The Fund has elected and has qualified, and intends to continue to qualify annually, as a REIT for U.S. federal income tax purposes under the Code. As a recently organized entity, the Fund has limited operating history. The Fund’s principal office is located at 655 Broad Street, Newark, NJ 07102-4410 and its telephone number is (844) 753-6354 (toll-free).
Closed-end management investment companies differ from open-end management investment companies (commonly referred to as mutual funds) in that closed-end management investment companies do not redeem their securities at the option of the shareholder, whereas open-end management investment companies issue securities redeemable at NAV at any time at the option of the shareholder.
Accordingly, open-end management investment companies are subject to continuous asset in-flows and out-flows that can complicate portfolio management. Although the common shares of closed-end management investment companies are often listed on a securities exchange, the Fund does not currently intend to list its common shares for trading on any securities exchange or any other trading market in the near future.
PGIM Investments LLC (the
“
Manager
”
or
“
PGIM Investments
”
) serves as the investment manager to the Fund and has engaged its affiliate, PGIM, Inc. (the
“
Subadviser
”
or
“
PGIM
”
) as subadviser to provide day-to-day management of the Fund’s portfolio, primarily through PGIM Real Estate, the real estate investment advisory business unit within PGIM. The Fund seeks to provide a broad range of investors with access to diversified, institutional quality real estate by leveraging the expertise of PGIM Real Estate.
The Fund’s investment objectives and policies are non-fundamental and may be changed without shareholder approval. The Board may at any time consider a merger, consolidation or other form of reorganization of the Fund with one or more other investment companies advised by PGIM Investments or the Subadviser with similar investment objectives and policies as the Fund. Any such merger, consolidation or other form of reorganization would require the prior approval of the Board and, to the extent required by applicable law and the Fund’s Articles of Incorporation, the shareholders of the Fund. See
“
Description of Shares
”
and
“
Certain Provisions in the
Charter and Bylaws.
”
USE OF PROCEEDS
The Fund will invest the net proceeds from the sale of its Common Shares in accordance with the Fund’s investment objectives and policies as stated below. The Fund generally expects to invest the proceeds from the offering as soon as practicable; which under normal circumstances is expected to be within three months from receipt thereof. However, in certain limited circumstances, such as in the case of unusually large cash inflows, the Fund may take up to six months or longer to fully invest the proceeds from the offering.
Pending investment pursuant to the Fund’s investment objectives and policies, the net proceeds of the offering may be invested in permitted temporary investments, including, without limitation, short-term U.S. government securities, bank certificates of deposits and other short-term liquid investments. In addition, the Fund may maintain a portion of the proceeds in cash to meet operational needs.
The Fund may be prevented from achieving its investment objectives during any time in which the Fund’s assets are not substantially invested in accordance with its policies.

INVESTMENT OBJECTIVES AND STRATEGIES
Investment Objectives
The Fund’s investment objectives are to provide current income and long-term capital appreciation. There can be no assurance that the
Fund will achieve its investment objectives. The Fund’s investment objectives are not fundamental and may be changed by the Fund’s
Board without Fund shareholder approval.
Market Opportunity
Private real estate can provide investors with access to diversified, stable income streams and long-term growth potential throughout market cycles. PGIM Real Estate has a long track record of delivering income and growth to institutional investors by focusing on key structural drivers that impact asset sectors, and by identifying markets with attractive fundamentals that drive growth. The Subadviser expects that changing demographics, population growth and migration, shifting consumer behavior and technology advancements will benefit equity and debt investments within housing, logistics, and dominant retail, with certain high growth markets benefitting disproportionately. More tactical strategies, like self-storage, hotel, net lease, high yield debt, and other niche strategies may provide cyclical opportunities to capture value through pricing dislocation. Over the medium term, the Subadviser believes that more tactical strategies may offer attractive relative yields and potential inflationary pressures may help drive strong real estate returns.
Investment Strategies
The Fund invests, under normal circumstances, at least 80% of its net assets (plus the amount of its borrowings for investment purposes, if any) in private real estate, including property, equity investments in real estate or real estate related companies and debt investments backed by real estate or real estate related companies acquired from private issuers or in private transactions. In addition, the Fund invests in traded real estate-related securities such as commercial and residential mortgage-backed securities, equity or debt securities issued by REITs or real estate-related investment companies, as well as ETFs, other pooled investment vehicles, derivatives and other instruments that provide exposure to real estate or other asset classes for investment and/or cash management purposes. The
Fund’s derivatives investments may include options contracts, futures contracts, options on futures contracts, indexed securities, credit linked notes, credit default swaps and other swap agreements for investment, hedging and risk management purposes. For purposes of the 80% policy, the Fund’s derivative investments will be valued based on their market value. The Fund will not invest more than 15% of its assets in private funds that rely on Section 3(c)(1) or 3(c)(7) of the Investment Company Act.
The portfolio’s opportunity set is generally expected to be broadly diversified by property type and geography with a focus on
U.S. markets, but with the potential to include non-U.S. markets where PGIM Real Estate has expertise. The Fund generally seeks to target property investments that PGIM Real Estate believes may benefit from long-term structural changes driven by demographics and technological shifts. Investments are generally expected to be in stabilized and income producing properties through which the Fund seeks to provide investors with consistent and reliable current income and the potential for capital appreciation through active asset management and research-led investing.
This private real estate portfolio is generally expected to be weighted to investments in property sectors that PGIM Real Estate considers primary, including housing, logistics, and retail, targeting investments that PGIM Real Estate believes can benefit from long-term structural changes driven by demographics and technological shifts. PGIM Real Estate also employs strategies that seek to capture value through cyclical opportunities and pricing dislocations in niche property sectors such as self-storage, hotels, data centers, net lease
(meaning for these purposes properties leased to long-term tenants where the tenants have agreed to pay substantially all expenses related to the property, including taxes, insurance and maintenance), and others. Many of these property investments are expected to be structured through privately-owned operating entities that own and operate whole or partial interests in real properties. In addition to equity investments in these sectors, the Fund’s private real estate investments may also include mortgage debt, mezzanine debt, and preferred equity or common equity issued by or in connection with real estate related operators or investments companies.
The Fund’s partial interest investments will generally be structured as joint ventures or co-investment arrangements with third parties and/or affiliates of the Manager and Subadviser. In these joint ventures, the Fund would generally share control with the third-party partner but may in some cases have minority control of an investment, and in many cases the third-party partner may provide operating services for the property. In some cases, the Fund may share control with a third-party partner even though the Fund holds a majority of the economic interests of the joint venture.
The Fund is expected, subject to any limitations and requirements relating to the Fund’s intention to continue to qualify as a REIT, to hold up to 20% of its investments in securities, cash, cash equivalents and other short-term investments, including, without limitation, traded real estate-related securities such as commercial and residential mortgage-backed securities and equity or debt securities issued by REITs or real estate-related investment companies, affiliated or unaffiliated ETFs, other pooled investment vehicles, derivatives and other instruments that provide exposure to real estate or other asset classes for investment and/or cash management purposes. The
Fund may invest in securities of any credit quality, maturity and duration. In addition, the Fund may seek to make opportunistic purchases of securities and other real estate-related short-term investments for investment purposes. Accordingly, at times the Fund’s investments in securities, including preferred equity in private real estate, traded real estate-related securities, minority investments in real estate owning vehicles, derivatives and other securities, may exceed 40% of the Fund’s assets.
The Fund has obtained exemptive relief from the SEC that will permit it to, among other things, co-invest with certain other persons, including certain affiliates of the Manager or Subadviser and certain public or private funds managed by the Manager or Subadviser and their affiliates, subject to certain terms and conditions.
Investment Process
The Subadviser utilizes its scale and on-the-ground experience to identify high quality real estate assets that it expects to benefit over the long term from structural shifts led by demographics, technology, consumer behavior and other fundamental factors. Investment themes and high conviction strategies are developed collaboratively in a top down/bottom up process that involves the Fund’s portfolio management team and PGIM Real Estate’s investment research, transactions and asset management teams.
Portfolio Management
The portfolio management team is responsible for all stages of a Fund’s strategy development, portfolio construction and execution. It works closely with PGIM Real Estate’s investment research group, its regionally focused Transactions Team, its sector-aligned asset management group and its extensive network of local and national operating partners to formulate its investment strategy and to source new investments. PGIM Real Estate’s broad platform combines strong research capabilities with significant local knowledge and relationships, which the portfolio manager believes is key to identifying, underwriting and exploiting the best market opportunities, often on a less competitive off-market basis.
Investment Research
Investment research develops the firm’s outlook in connection with senior leaders of PGIM Real Estate with respect to general economic conditions as well as specific property type and geographic exposures, acquisitions and dispositions, debt and other risk factors and the projected sources and uses of capital. Given this set of assumptions, Investment research and the Fund’s portfolio management team develop a plan to position the portfolio to maximize performance in the expected environment. Further, the Subadviser’s investment research team works closely with the portfolio management team in an ongoing and cooperative fashion, developing portfolio strategy, investment underwriting, sector and market targets, real estate cycle and market analysis, all in support of the Fund’s investment program. This information helps the portfolio management team seek to reduce the portfolio risk through effective diversification and enhance portfolio returns through tactical sector weightings and shifts, market targeting, property selection and pricing. Finally,
Investment Research also provides input into specific investment decisions and hold/ sell analysis. As an example, for each potential investment identified by transactions, investment research analyzes market and sub-market economic and demographic trends, as well as demand, supply, absorption, and capture models to forecast rental, vacancy and lease-up rates.
Transactions
The Subadviser’s acquisitions professionals are staffed across the country near major markets and possess in-depth knowledge of their assigned geographic territory. Each of the professionals is responsible for developing an extensive network of relationships with the key owners, brokers and developers who operate in their markets. The acquisition professionals have worked in their regions for an average of 10 to 15 years and have negotiated and closed the purchase of multiple types of properties including office, multifamily, industrial, retail and alternatives sectors.
Within the U.S., the Subadviser completed $20.5 billion* in transactions in 2024, including $5.7 billion in real estate equity investments and dispositions, in addition to $14.8 billion* in real estate financing.
The process of identifying potential acquisitions begins with a clear understanding of the investment needs of the Fund, which is aided by investment activity that the transactions team members are witnessing in specific markets. On a formal basis twice a year, and continually on an informal basis, the Head of the transactions team meets with the portfolio management team to discuss and document the portfolio’s investment needs. The needs are communicated to the field staff, detailing preferences for property type, location, risk/reward expectations, deal size and structure. The acquisition professionals then compare the needs with the investment opportunities available based on their knowledge of the markets.
Asset Management

*
Includes agriculture

The Fund’s portfolio management team works closely with and directs the asset management team in order to maximize each asset’s contribution to the Fund’s objectives. The process begins during the due diligence period for each new investment and then continues throughout the Fund’s ownership of an asset.
Asset managers are generally aligned by property type with a regional focus and are staffed across the country near major markets. The leadership team includes Sector Heads with significant real estate experience and the function is managed by the Head of Americas
Asset Management and Global Head of ESG. The primary focus of the asset management process is the development and execution of a strategic plan for each property, leveraging PGIM Real Estate’s deep knowledge of local real estate, with over 50 years of proprietary data and research informing investment decisions.
PGIM Real Estate’s Investment Process involves:
Deal Sourcing:
PGIM Real Estate’s transactions team targets opportunities that are a fit with the Fund’s strategy. Opportunities are sourced through a variety of channels, including joint venture partners, brokers, property owners and operators, and the legal and financial community. This approach is made possible by the extensive experience and relationships of the real estate professionals that
PGIM Real Estate employs across the United States, coupled with the significant deal flow the transactions team sees as a result of executing a significant volume of annual transactions.
Underwriting:
The transaction team will conduct an initial underwriting of an asset which includes creating a detailed cash flow model with key assumptions informed by an analysis of primary sale and rent comparisons, market pricing expectations, tenancy review, and capital needs. Investment research and the debt capital market teams provide guidance on rent growth and debt assumptions.
Investment research will also provide detailed insights as to real estate fundamentals within the market and submarket, including:
supply, demand, job growth, wage growth, educational attainment. Asset management advises on underwriting assumptions relative to other assets the Fund may own in the market. The transactions team will assess initial returns to determine if the investment is a fit for one of the funds managed by PGIM Real Estate.
Allocation Meetings:
Investments that are determined to offer attractive risk-adjusted returns will be presented by the transactions teams at the bi-weekly Allocation Committee meetings where portfolio managers (on behalf of funds) will have an opportunity to ask questions about the investment opportunity to ensure there is a strategy fit.
Once an investment has been presented on a preliminary basis, it will typically be formally allocated at a future Allocation Committee meeting to an eligible fund. PGIM Real Estate employs a rotational queue system to provide fair and equitable deal flow to each of the active accounts and funds managed by the Subadviser. See:
“
Allocation of Investment Opportunities Risk.
”
Due Diligence:
Due diligence kicks off once the transaction team professional determines there is fund interest and once PGIM Real
Estate has gained control of the investment opportunity. Due diligence includes, but is not limited to, a detailed review of legal, physical, title, and environmental issues, as well as lease analysis, tenant credit and operating expenses.
Sustainability.
PGIM Real Estate’s overarching sustainability mission statement is that we believe doing the right thing for our people, the environment, and our communities leads to better results for all stakeholders. While the Fund does not seek to implement a specific
ESG, impact or sustainability strategy we strive to generate returns for investors while considering sustainability factors and applying best practices through our investment and asset management processes. Sustainability considerations are embedded through various stages of PGIM Real Estate’s investment processes that target efficiency and screen for risks, and is applied to some degree across most of the
Fund’s investments. PGIM Real Estate performs upfront asset-level due diligence which informs prudent capital and operational strategies that focus on efficiency measures that aim to reduce negative environmental impacts as well as operating expenses.
Additionally, assets are screened for transitional and physical climate risks, and appropriate mitigation measures are included in the asset strategy to strengthen its resilience profile.
Investment Committee:
A comprehensive investment committee paper is presented by the deal team (portfolio management, regional transactions professionals, asset manager, and investment research) to the investment committee, a 9-member board with 29 average years of investment experience. The investment committee papers highlight key risks and mitigants of the investment opportunity, final underwriting, notable issues discovered during due diligence, an ESG scorecard, a market analysis provided by investment research, portfolio suitability, comps (rents, sale, land), and any other deal specific support for the investment thesis. The investment committee reviews and approves investments based on a majority vote.
Competitive Advantages
Prudential’s investment management business, PGIM, is one of the top ten asset managers worldwide, managing more than $1.38 trillion of assets as of December 31, 2024 and providing deep asset class expertise to meet our clients’ investment objectives. PGIM
Real Estate pursues exceptional outcomes for investors and borrowers through a range of real estate equity and debt solutions across the risk-return spectrum. PGIM Real Estate’s scope of insights, rigorous risk management and seamless execution are backed by more than 140-years of experience investing in real estate through direct mortgage loan originations, and more than 50-years of history managing open end real estate equity vehicles similar to the Fund. Please see below for a description of PGIM Real Estate’s competitive advantages:
Always Value Driven; Research Led:
PGIM Real Estate builds clients’ real estate portfolios from the bottom up, finding and creating value at the individual investment level. PGIM Real Estate is not a macro allocator nor a financial engineer, but rather an active investment manager who builds and rebuilds real estate portfolios over time grounding our investment thesis in local market research and understanding the impacts of macroeconomic and demographic trends on real estate. PGIM Real Estate is known for spotting value early and many of our first-of-their-kind investment strategies are now industry standards.
Active Asset Management:
PGIM Real Estate asset managers are sector specific and regionally focused. They have experience working on assets that sit along all points of the risk spectrum from core to value add. They have the knowledge and expertise to add value through management of the on-site property teams, deep market knowledge, and by driving capital projects to capture additional value.
Rock Solid Risk Management:
From PGIM Real Estate’s earliest beginnings as an insurance led financial house, risk management has always been and continues to be central to PGIM Real Estate’s DNA. PGIM Real Estate’s commitment to being a fiduciary first and managing risk on behalf of our clients, has developed into a prudent, conservative, time-tested investment process weathering multiple market cycles over fifty years. Focus is placed on minimizing downside risk as demonstrated by PGIM Real Estate delivering positive returns to U.S. core real estate investors 45 out of the last 50 years.
50+ Year Track Record of Building High Quality, Income Driven Real Estate Portfolios:
PGIM Real Estate launched the industry’s first
institutional U.S. open-end, real estate fund in 1970 and its first core plus fund in 1980. Today PGIM Real Estate is both among the largest, most tenured, and most well regarded institutional managers in the industry.
Do Business the Right Way — How we do business is just as an important as what we do:
PGIM Real Estate has a very long track record
and earned a reputation not only for delivering investment excellence, but also for doing the business the right way for its clients, people, business partners and the communities that it operates and invests in.
Immense Market Visibility:
PGIM Real Estate leverages the knowledge, resources, and infrastructure afforded by $206 billion of gross assets under management and administration as of December 31, 2024 ($132 billion net and $47 billion in assets under administration)
global platform. The Subadviser’s expertise spans across the globe, the capital stack, public and private markets, and across the risk spectrum. In 2024 alone, PGIM Real Estate completed over $25 billion in transactions globally with $20.5 billion in the U.S. This scale is among the largest within the real estate investment management space and provides the Fund with access and insights into macro and micro real estate trends that translate into actionable real estate investment strategies and opportunities.
Portfolio Composition
The Fund’s portfolio will principally comprise the following types of investments. A more detailed description of the Fund’s investment policies and restrictions and more detailed information about the Fund’s portfolio investments are contained in the SAI.
Investments in Properties
The Fund intends to make equity investments in stabilized and income producing properties through which the Fund seeks to provide investors with consistent and reliable current income and the potential for capital appreciation through active asset management and research-led investing. The Subadviser expects that changing demographics, population growth and migration, shifting consumer behavior and technology advancements will benefit equity and debt investments within housing, logistics, and dominant retail, with certain high growth markets benefitting disproportionately. More tactical strategies, like self-storage, hotel, net lease, high yield debt, and other niche strategies may provide cyclical opportunities to capture value through pricing dislocation.
The portfolio’s opportunity set is generally expected to be broadly diversified by property type and geography with a focus on
U.S. markets, but with the potential to include non-U.S. markets where PGIM Real Estate has expertise.
Property Types.
On behalf of the Fund, the Manager invests primarily in the following real estate property types:
Housing.
Housing can include single-family houses and multifamily properties, as well as more focused sectors such as student housing or senior housing.
Logistics.
Logistics properties are generally categorized as warehouse/distribution centers, research and development facilities, or flex space.

Office.
Office properties include conventional office properties as well as office properties for specialized use, such as medical or laboratory use.
Retail.
Retail properties include shopping centers and malls.
Tactical Strategies.
Select specialty sectors include self-storage, hotel, net lease, high yield debt, and other niche strategies.
Ownership Structure.
The Fund plans to own all or substantially all of the Fund’s property investments through its wholly-owned operating partnership. The Fund’s property investments in each primary strategy are expected to be structured through privately-owned operating entities or private real estate operating companies which own and operate whole or partial interests in real properties. The
Fund directly or through its subsidiaries may also enter into joint ventures with third parties to make investments. The Fund or its subsidiaries may also make investments in partnerships or other co-ownership arrangements or participations arrangements with other investors, including affiliates, to acquire properties. The Fund directly or through its subsidiaries will generally acquire fee simple interests for the properties (in which the Fund owns both the land and the building improvements), but may consider leased fee and leasehold interests if the Manager believes the investment is consistent with the Fund’s investment objectives and strategies. The Fund and its wholly-owned subsidiaries will comply with Section 18 of the Investment Company Act on an aggregate basis. The Fund and its subsidiaries will comply with Section 17 of the Investment Company Act. For any Controlled Subsidiary, the Fund will treat the entity’s debt as its own under Section 18 of the Investment Company Act.
Investments in Private Real Estate Debt and Preferred Equity
In addition to equity investments in the property types listed above, the Fund may also invest in privately sourced debt and preferred equity interests that offer current income secured or are backed by high quality real estate. The Fund intends to originate and/or selectively acquire mezzanine loans, preferred equity, and to a lesser extent, senior mortgage loans.
The loans may vary in duration, bear interest at fixed or floating rates and amortize, if at all, over varying periods, often with a balloon payment of principal at maturity and in the case of mezzanine and preferred equity may allow for interest to accrue and be added to the principal amount rather than paid on a current basis and may include equity participation rights. The Fund as lender is responsible for servicing a loan and may use PGIM Real Estate’s affiliate loan servicers, PGIM Real Estate Loan Services (
“
PGIM RELS
”
) or PGIM Real
Estate Asset Management, for such obligations, which will generally consist of collecting, or arranging for the collection of, interest payments and, when applicable, enforcing the Fund’s rights under the loan documentation. There are no limits on the amount of loans the Fund may originate; provided such transactions comply with the Fund’s 80% investment policy and do not impact the Fund’s ability to maintain its status as a REIT. The Fund will only make loans to the extent permitted by the Investment Company Act and the rules and regulations thereunder.
Mezzanine Loans.
Mezzanine loans are a type of subordinate loan in which the loan is secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns real estate. Mezzanine loans are subordinate to a first mortgage or other senior debt. Investors in mezzanine loans are generally compensated for the increased credit risk from a pricing perspective and still benefit from the right to foreclose on its security, in many instances more efficiently than the rights of foreclosure for first mortgage loans.
Upon a default by the borrower under a mezzanine loan, the mezzanine lender generally can take control of the property owning entity on an expedited basis, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements, which may limit the Fund’s ability to pursue remedies.
Preferred Equity.
Preferred equity is a type of interest in an entity that owns real estate or real estate-related investments. Preferred equity interests are generally senior with respect to the payments of dividends and other distributions, redemption rights and rights upon liquidation to such entity’s common equity. Investors in preferred equity are typically compensated for their increased credit risk from a pricing perspective with fixed payments but may also participate in capital appreciation. Upon a default by a general partner of a preferred equity issuer, there typically is a change of control event and the limited partner assumes control of the entity. Rights of holders of preferred equity are usually governed by partnership agreements.
Senior Mortgage Loans.
Senior mortgage loans are generally loans secured by a first mortgage lien on a commercial property. Senior mortgage loans generally provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times may mean control of the entire capital structure.
Subordinate Mortgage Loans.
Subordinate mortgage loans are loans that have a lower priority to collateral claims. Investors in subordinate mortgages are generally compensated for the increased risk from a pricing perspective as compared to first mortgage loans but still benefit from a direct lien on the related property or a security interest in the entity that owns the real estate. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is repaid in full. The rights of holders of subordinate mortgages are usually governed by participation and other agreements.
Loan Selection
PGIM Real Estate is a global leader in debt strategies; with over $128.1 billion in gross real estate debt assets under management and administration (gross includes Debt and Agriculture. $77.4 billion net and $47.3 billion in assets under administration). PGIM Real
Estate is ranked #2 Capital Raised for Debt Securities.**
The Fund’s debt investments will seek to provide secure income returns from investing in a low to moderate risk portfolio of real estate debt, with a focus on capital preservation and stability of income. The Fund benefits from PGIM’s fully integrated real estate investing platform. As of December 31, 2024, PGIM managed approximately $1.38 trillion in assets. PGIM’s businesses offer a range of investment solutions for retail and institutional investors around the world across a broad range of asset classes, including public fixed income, private fixed income, fundamental equity, quantitative equity, real estate and alternatives. PGIM believes its competitive advantages are its exceptional access to transaction flow, investment expertise, robust credit culture, and integrated loan servicing and operations platform. PGIM’s platform today has capabilities that span the real estate spectrum to include core senior debt, value-add senior debt, mezzanine debt, and preferred equity. The Fund’s debt investments are generally expected to be diversified geographically and by sector with varied maturities and durations depending on the opportunity.
PGIM Real Estate has a network of borrowers and equity partners which includes specialist real estate investors, developers and operators that provide extensive primary deal flow in every jurisdiction. PGIM Real Estate’s leading local market execution capabilities delivers optimal returns from both direct primary origination and intermediary led transactions.
Integration of real estate capabilities and direct contact between manager and borrowers from a comprehensive loan servicing platform allows investors to benefit from PGIM Real Estate’s full market experience and longstanding relationships with high quality borrowers and market participants.
Underwriting Standards
Initial Analysis and Pricing:
Once a potential investment has been sourced, the Transactions team undertakes a preliminary underwriting of the investment opportunity including a review of the market, property and borrower/sponsor factors, and the feasibility of borrower’s business plan.
Loan Review:
Once the preliminary review has been completed, the deal team works in collaboration with Debt Capital Markets and
Portfolio Management to appropriately structure and price the transaction for the capital source being used. The Portfolio Management team confirms that the quality of the loan meets the guidelines of the investor’s or Fund’s strategy and diversification goals.
Due Diligence and Full Underwriting:
Once a term sheet has been negotiated and executed, a more rigorous underwriting and due diligence process begins that includes the following:
■
Thorough analysis of property and market including operating history and projections
■
Review of third-party reports including appraisals, and engineering and environmental reports
■
In-depth analysis of borrower’s real estate experience, financial position and, if applicable, business plan for the property
■
Preparation of materials for Investment Committee review and approval
■
Site inspection including property, overall market, and relevant competition.
Loan Servicing
Post-closing the Fund currently expects that its loans would be serviced by PGIM Real Estate’s affiliate loan servicers, PGIM RELS or
PGIM Real Estate Asset Management. PGIM RELS or PGIM Real Estate Asset Management’s servicing obligations would generally consist of collecting, or arranging for the collection of, interest payments and, when applicable, enforcing the Fund’s rights under the loan documentation Because borrowers interact frequently with the loan servicer over the life of the loan, borrowers prefer to work with lenders that retain servicing. Thus, the borrower expects that it will continue to work with PGIM Real Estate and its affiliates for the life of the loan, and not a third-party servicer.
Perhaps more importantly, though, we value the risk management benefits of retaining loan servicing to allow us to closely monitor the loans, mitigate any potential risks and act quickly if loans should become troubled. In addition, with a large portfolio of loans serviced by
PGIM RELS, Portfolio Management can access a wealth of market data on properties and real estate markets throughout the U.S.

**PGIM Real Estate is ranked second out of 50 firms published in PERE’s Real Estate Debt 50 third-party capital raised survey published in May 2024. This ranking represents third-party capital raised for real estate debt strategies from 1/1/19-12/31/23. Participation in the ranking is voluntary and no compensation is required to participate in the ranking.

Investments in Traded Real Estate-Related Securities
The Fund invests a portion of its portfolio in traded real estate-related securities, which includes CMBS, RMBS, other equity or debt securities issued by REITs or real estate-related investment companies, ETFs and other pooled investment vehicles.
The Fund expects that its investments in traded real estate-related securities will primarily be in U.S. securities, but it may also invest in
non-U.S. securities.
The Fund plans to primarily invest in the following traded real estate-related securities:
CMBS.
CMBS are securities backed by obligations (including certificates of participation in obligations) that are principally secured by commercial mortgages on real property or interests therein having a multifamily or commercial use, such as retail, office or industrial properties, hotels, apartments, nursing homes and senior living facilities. CMBS are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income to make specified interest and principal payments on such tranches. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive principal payments only after the more senior classes have received all principal payments to which they are entitled. The credit quality of CMBS depends on the credit quality of the underlying mortgage loans, which is a function of factors such as the principal amount of loans relative to the value of the related properties; the cash flow produced by the property; the mortgage loan terms, such as principal amortization; market assessment and geographic location; construction quality of the property;
and the creditworthiness of the borrowers.
Agency RMBS.
Agency RMBS are residential mortgage-backed securities for which a U.S. government agency such as Government
National Mortgage Association (
“
Ginnie Mae
”
), or a federally chartered corporation such as Federal National Mortgage Association
(
“
Fannie Mae
”
) or Federal Home Loan Mortgage Corporation (
“
Freddie Mac
”
) guarantees payments of principal and interest on the
securities. Although the U.S. government guarantees principal and interest payments on securities issued by the U.S. government and some of its agencies, such as securities issued by Ginnie Mae, this guarantee does not apply to losses resulting from declines in the market value of these securities. Some agency RMBS that the Fund may hold are not guaranteed or backed by the full faith and credit of the U.S. government, such as those issued by Fannie Mae and Freddie Mac. Although the U.S. government in the past has provided financial support to Fannie Mae and Freddie Mac, there can be no assurance that it will support these or other government-sponsored enterprises in the future.
Agency RMBS differ from other forms of traditional debt securities, which normally provide for periodic payments of interest in fixed amounts with principal payments at maturity or on specified call dates. Instead, agency RMBS provide for monthly payments, which consist of both principal and interest. In effect, these payments are a
“
pass-through
”
of scheduled and prepaid principal payments and
the monthly interest made by the individual borrowers on the mortgage loans, net of any fees paid to the issuers, servicers or guarantors of the securities. The principal may be prepaid at any time due to prepayments on the underlying mortgage loans or other assets. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.
The Fund’s allocation of agency RMBS collateralized by fixed-rate mortgages (
“
FRMs
”
), adjustable rate mortgages (
“
ARMs
”
), or hybrid
adjustable-rate mortgages (
“
hybrid ARMs
”
) will depend on various factors including, but not limited to, relative value, expected future prepayment trends, supply and demand, costs of hedging, costs of financing, expected future interest rate volatility and the overall shape of the Treasury and interest rate swap yield curves. The Manager intends to take these factors into account when making investments on behalf of the Fund. The Fund may also make investments in debentures that are issued and guaranteed by Freddie Mac or Fannie Mae or mortgage-backed securities the collateral of which is guaranteed by Ginnie Mae, Freddie Mac, Fannie Mae or another federally chartered corporation.
Non-Agency RMBS.
Non-agency RMBS are residential mortgage-backed securities that are collateralized by pools of mortgage loans assembled for sale to investors by commercial banks, savings and loan associations and specialty finance companies. Non-agency
RMBS are not issued or guaranteed by a U.S. government agency or federally chartered corporation. Like agency RMBS, non-agency
RMBS represent interests in pools of mortgage loans secured by residential real property.
The mortgage loan collateral for non-agency RMBS consists of residential mortgage loans that do not generally conform to underwriting guidelines issued by a federally chartered corporation, such as Fannie Mae or Freddie Mac, or an agency of the U.S. government, such as Ginnie Mae, due to certain factors, including mortgage balances in excess of agency underwriting guidelines, borrower characteristics, loan characteristics and level of documentation, and therefore are not issued or guaranteed by an agency. The Fund may also invest in credit risk transfer notes that, while not structured products, face similar risks as structured products because they are debt securities issued by governmental agencies but their value depends in part on a pool of mortgage loans.

The non-agency and agency RMBS acquired by the Fund could be secured by FRMs, ARMs, hybrid ARMs or interest only mortgages.
FRMs have interest rates that are fixed for the term of the loan and do not adjust. The interest rates on ARMs generally adjust annually
(although some may adjust more frequently) to an increment over a specified interest rate index. Hybrid ARMs have interest rates that are fixed for a specified period of time (typically three, five, seven or ten years) and, thereafter, adjust to an increment over a specified interest rate index. ARMs and hybrid ARMs generally have periodic and lifetime constraints on how much the loan interest rate can change on any predetermined interest rate reset date. Interest only securities are backed by mortgages where the borrower pays interest only. Relative value analysis, including consideration of current market conditions, will determine the Fund’s allocation to FRMs, ARMs, hybrid ARMs and interest only mortgages.
The Fund’s allocation of non-agency RMBS collateralized by FRMs, ARMs, hybrid ARMs or interest only mortgages will depend on various factors including, but not limited to, relative value, expected future prepayment trends, home price appreciation trends, supply and demand, availability of financing, expected future interest rate volatility and the overall state of the non-agency RMBS secondary market. Borrowers of the underlying loans that secure the non-agency RMBS assets which the Fund may purchase can be divided into prime, Alternative-A (
“
Alt-A
”
) and subprime borrowers based on their credit rating.
Other Fixed-Income Instruments.
The Fund may invest in fixed-income instruments, such as investment grade and high-yield corporate debt securities, or junk bonds, or U.S. government debt securities. The issuer of a fixed-income instrument pays the investor a fixed- or variable-rate of interest and normally must repay the amount borrowed on or before maturity. Certain bonds are
“
perpetual
”
in that they
have no maturity date. Holders of fixed-income bonds as creditors have a prior legal claim over common and preferred shareholders as to both income and assets of the issuer for the principal and interest due them and may have a prior claim over other creditors but are generally subordinate to any existing lenders in the issuer’s capital structure. Fixed-income instruments may be secured or unsecured.
The investment return of corporate bonds is generated by payments of interest on the security and changes in the market value of the security. The market value of a corporate bond, especially a fixed-rate bond, will generally rise and fall inversely with interest rates. The value of intermediate- and longer-term corporate bonds normally fluctuates more in response to changes in interest rates than does the value of shorter-term corporate bonds. The market value of a corporate bond also may be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the market place. There is a risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate fixed-income instruments usually yield more than government or agency bonds due to the presence of credit risk. The types of mortgage-backed securities in which the Fund may invest include interest-only, inverse-interest only, or principal only residential MBS, commercial MBS, collateralized mortgage obligations (
“
CMOs
”
), securities issued by Real Estate Mortgage Investment Conduits
(
“
REMICs
”
), Re-securitized Real Estate Mortgage Investment Conduits (
“
Re-REMICs
”
), pass-through certificates, credit linked notes,
mortgage forwards or
“
to be announced
”
transactions, collateralized loan obligations backed by commercial loans and mortgage servicing rights securities. The Fund may invest in a Re-REMIC in order to obtain exposure to mortgages with a specific risk profile that could not otherwise be obtained through the purchase of existing REMICs. Pass-through certificates are fixed income securities whereby certificates are issued representing interests in a pool of mortgages or mortgage-backed securities. The Fund may invest in various tranches or classes of MBS.
Publicly Traded REITs.
The Fund may invest in publicly traded REITs. REITs are investment vehicles that invest primarily in income-producing real estate or mortgages and other real estate-related loans or interests.
Many public REITs are listed on major stock exchanges, such as the New York Stock Exchange and NASDAQ. Publicly traded REITs typically employ leverage, which magnifies the potential for gains and the risk of loss. They typically pay out all of their taxable income as dividends to shareholders. In turn, shareholders pay the income taxes on those dividends.
ETFs and Other Pooled Investment Vehicles.
The Fund may invest in ETFs, mutual funds, private funds or other investment vehicles that in turn provide exposure to REITs, direct real estate or real estate- related companies.
Ratings of Securities.
The Fund may invest in debt securities that are rated investment grade, debt securities rated below investment grade, and unrated debt securities. The Fund is not required to hold any minimum percentage of its NAV in debt securities rated investment grade.
Derivatives
Derivatives are financial instruments whose value depends upon, or is derived from, the value of something else, such as one or more underlying investments, indices or currencies. The Fund and Subadviser may use various derivative strategies to try to improve the
Fund’s returns by managing risks, such as by using hedging techniques to try to protect the Fund’s assets. A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment based on the change in value of one or more investments, indices or currencies. Derivatives may be traded on organized exchanges, or in individually negotiated transactions with other parties

(these are known as
“
over-the-counter
”
derivatives). The Fund may be limited in its use of derivatives by rules adopted by the SEC governing derivatives transactions, such as Rule 18f-4 under the Investment Company Act, described below. Although the Fund has the flexibility to make use of derivatives, it may choose not to for a variety of reasons, even under very volatile market conditions.
Rule 18f-4 limits a fund’s derivatives exposure through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. Subject to certain conditions,
“
limited derivatives users
”
(as defined in Rule
18f-4), however, are not subject to the full requirements of Rule 18f-4.
The Fund intends to limit its engagement in derivative transactions such that it will qualify as a
“
limited derivatives user
”
for purposes of
Rule 18f-4 such that the Fund will be subject to substantially fewer substantive requirements under that rule than would be the case if it did not so qualify. However, there is no guarantee that the Fund will meet or continue to meet such qualifications. If the Fund does not meet these qualifications, it may become subject to the prescriptive requirements of Rule 18f-4 that are not otherwise applicable to limited derivatives users.
Futures Contracts and Related Options.
The Fund may purchase and sell financial futures contracts and related options on financial futures. A futures contract is an agreement to buy or sell a set quantity of an underlying asset at a future date, or to make or receive a cash payment based on the value of a securities index, or some other asset, at a stipulated future date. The terms of futures contracts are standardized. In the case of a financial futures contract based upon a broad index, there is no delivery of the securities comprising the underlying index, margin is uniform, a clearing corporation or an exchange is the counterparty and the Fund makes daily margin payments based on price movements in the index. An option gives the purchaser the right to buy or sell securities or currencies, or in the case of an option on a futures contract, the right to buy or sell a futures contract in exchange for a premium.
Foreign Currency Forward Contracts.
The Fund may enter into foreign currency forward contracts to protect the value of its assets against future changes in the level of foreign exchange rates or to enhance returns. A foreign currency forward contract is an obligation to buy or sell a given currency on a future date and at a set price or to make or receive a cash payment based on the value of a given currency at a future date. Delivery of the underlying currency is expected, the terms are individually negotiated, the counterparty is not a clearing corporation or an exchange, and payment on the contract is made upon delivery, rather than daily.
Swap Transactions.
The Fund may enter into swap transactions. Swap agreements are two-party contracts entered into primarily by institutional investors for periods typically ranging from a few weeks to more than one year. In a standard
“
swap
”
transaction, two parties
agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. There are various types of swaps, including but not limited to credit default swaps, interest rate swaps, total return swaps and index swaps.
Swap Options.
The Fund may enter into swap options. A swap option is a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms.
Options on Securities and Financial Indices.
The Fund may purchase and sell put and call options on securities, and financial indices traded on US or non-US securities exchanges, on NASDAQ or in the over-the-counter market. An option gives the purchaser the right to buy or sell securities in exchange for a premium.
Rule 18f-4 under the Investment Company Act may require the Fund to observe more stringent asset coverage and related requirements than were previously imposed by the Investment Company Act, which could adversely affect the value or performance of the Fund.
Limits or restrictions applicable to the counterparties or issuers, as applicable, with which the Fund engages in derivative transactions could also limit or prevent the Fund from using certain instruments.
Temporary Strategies
At times the Manager may judge that conditions in the markets make pursuing the Fund’s primary investment strategy inconsistent with the best interests of its shareholders. During temporary periods or in order to keep the Fund’s cash fully invested until the net proceeds of this offering of Common Shares can be invested in accordance with the Fund’s primary investment strategies, including during the initial ramp-up of the Fund’s portfolio, the Fund may deviate from its investment policies and objectives. At such times the Manager may, temporarily, use alternative strategies primarily designed to reduce fluctuations in the value of the Fund’s assets. If the Fund takes a temporary position, it may be unable to achieve its investment objectives. While the Fund would seek to continue to qualify as a REIT during such a period, there can be no guarantee it will be able to do so.
In implementing these temporary strategies, the Fund may invest all or a portion of its assets in fixed income securities; traded real estate-related securities; U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the Treasury or by U.S. government agencies or instrumentalities; certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; bank time deposits;
shares of money market funds; securities issued or guaranteed by the federal government or any of its agencies, or any state or local government; repurchase agreements with respect to any of the foregoing; or any other securities or cash equivalents that the Manager considers consistent with this strategy.
It is impossible to predict when, or for how long, the Fund will use these temporary strategies. There can be no assurance that such strategies will be successful.
Other Investments and Strategies
In addition to its principal investment strategies, the Fund also may use the following non-principal investment strategies to try to increase its returns or protect its assets if market conditions warrant.
U.S. Government Securities.
U.S. Government securities are obligations of and, in certain cases, guaranteed by, the U.S. Government, its agencies or instrumentalities. The U.S. Government does not guarantee the NAV of the Fund’s shares. Some U.S. Government securities, such as Treasury bills, notes and bonds, are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Department of the Treasury (the
“
U.S. Treasury
”
); others are supported by the
discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as those of the Student Loan
Marketing Association, are supported only by the credit of the instrumentality. U.S. Government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.
Variable- and Floating-Rate Securities.
Variable- and floating-rate instruments are instruments that pay interest at rates that adjust whenever a specified interest rate (the
“
reference rate
”
) changes and/or that reset on predetermined dates (such as the last day of a month or calendar quarter). In addition to floating-rate loans, variable- and floating-rate instruments may include, without limitation, instruments such as catastrophe and other event-linked bonds, bank capital securities, unsecured bank loans, corporate bonds and money market instruments. Due to their variable- or floating-rate features, these instruments will generally pay higher levels of income in a rising interest rate environment and lower levels of income as interest rates decline. For the same reason, the market value of a variable- or floating-rate instrument is generally expected to have less sensitivity to fluctuations in market interest rates than a fixed-rate instrument, although the value of a variable- or floating-rate instrument may nonetheless decline as interest rates rise and due to other factors, such as changes in credit quality or because of an imperfect correlation between the securities interest rate adjustment mechanism and the level of interest rates generally.
The Fund also may engage in credit spread trades. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two bonds or other securities, in which the value of the investment position is determined by changes in the difference between the prices or interest rates, as the case may be, of the respective securities.
Foreign Currency Transactions.
Based on market conditions, the Fund expects to enter into foreign currency forward contracts (
“
forward
contracts
”
) for purposes of gaining exposure to the currency of an emerging market country or other foreign country or as a hedge against fluctuations in future foreign currency exchange rates. The Fund may engage in foreign currency exchange transactions in connection with its investments in foreign instruments. The Fund is not required to hedge its currency exposure, if any, and may choose not to do so. The Fund generally will conduct its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through forward contracts to purchase or sell foreign currencies, including the payment of dividends and the settlement of transactions that otherwise might require untimely dispositions of Fund investments.
A foreign currency forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (usually less than one year) from the date of the contract agreed upon by the parties, at a price and for an amount set at the time of the contract. Presently, these contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers, but may be required to be traded on an exchange and cleared through a central counterparty. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the spread) between the price at which they are buying and selling various currencies. At the consummation of a forward contract, the Fund may either make delivery of the foreign currency or terminate its contractual obligation to deliver the foreign currency by purchasing an offsetting contract obligating it to purchase, at the same maturity date, the same amount of such foreign currency. If the Fund chooses to make delivery of the foreign currency, it may be required to obtain such currency through the sale of portfolio securities denominated in such currency or through conversion of other assets of the Fund into such currency. If the Fund engages in an offsetting transaction, the Fund will realize a gain or loss to the extent that there is a difference between the forward contract price and the offsetting forward contract price.

It should be noted that this method of protecting the value of the Fund’s portfolio securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. Rather, it simply establishes a rate of exchange that can be achieved at some future point in time. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain should the value of the currency increase.
At times, the Fund may enter into
“
cross-currency
”
hedging transactions involving currencies other than those in which securities held or proposed to be purchased are denominated.
By entering into a forward contract for the purchase or sale, for a fixed amount of dollars or other currency, of the amount of foreign currency involved in an underlying security transaction, the Fund may be able to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the currency that is being used for the security transaction.
Although the Fund values its assets daily in terms of U.S. dollars, it does not intend to actually convert its holdings of foreign currencies into U.S. dollars on a daily basis. It will, however, do so with respect to a portion of the Fund’s assets from time to time, and investors should be aware of the costs of currency conversion. A dealer may offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange should the Fund desire to resell that currency to the dealer.
The Fund may be limited in its ability to enter into hedging transactions by the Code requirements relating to qualification as a REIT.
High Yield Instruments or
“
Junk
”
Bonds.
High yield fixed income instruments that are rated below investment grade involve a greater degree of risk (in particular, a greater risk of default) than, and special risks in addition to the risks associated with, investment grade debt obligations. While offering a greater potential opportunity for capital appreciation and higher yields, high yield instruments typically entail greater potential price volatility and may be less liquid than higher-rated instruments. High yield instruments may be regarded as predominantly speculative with respect to the issuer’s continuing ability to make timely principal and interest payments. They also may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-rated instruments. Fixed income instruments in the lowest investment grade category also may be considered to possess some speculative characteristics by one or more NRSROs (as defined below). The market values of high yield instruments tend to reflect individual developments of the issuer to a greater extent than do higher quality securities, which tend to react mainly to fluctuations in the general level of interest rates. In addition, lower quality fixed income instruments tend to be more sensitive to general economic conditions.
Securitized Credit, Structured Product and Related-Investments.
The Fund is permitted to invest up to 10% of its total managed assets in secured loans backed by commercial real estate, residential real estate, commercial or consumer loans, and securitizations such as agency and non-agency mortgage-backed securities (
“
MBS
”
) (including commercial mortgage-backed securities (
“
CMBS
”
), residential
mortgage-backed securities (
“
RMBS
”
), and collateralized mortgage obligations (
“
CMOs
”
)), asset-backed securities (
“
ABS
”
) (including
collateralized debt obligations (
“
CDOs
”
) such as collateralized bond obligations (
“
CBOs
”
) and collateralized loan obligations (
“
CLOs
”
)),
and other similar securities and related instruments. Such investments may include private, unregistered fixed income investments.
Such investments generally are privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset, market or interest rate (an
“
embedded index
”
), such as selected securities, an index of securities or
specified interest rates, or the differential performance of two assets or markets, such as indexes reflecting bonds. Structured instruments may be issued by corporations, including banks, as well as by governmental agencies. Structured instruments frequently are assembled in the form of medium-term notes, but a variety of forms is available and may be used in particular circumstances. The terms of such structured instruments normally provide that their principal and/or interest payments are to be adjusted upwards or downwards (but ordinarily not below zero) to reflect changes in the embedded index while the structured instruments are outstanding.
As a result, the interest and/or principal payments that may be made on a structured product may vary widely, depending on a variety of factors, including the volatility of the embedded index and the effect of changes in the embedded index on principal and/or interest payments. The rate of return on structured notes may be determined by applying a multiplier to the performance or differential performance of the referenced index(es) or other asset(s). Application of a multiplier involves leverage that will serve to magnify the potential for gain and the risk of loss. The Fund’s investments in unregistered or privately issued structured product securities (excluding structured products offered and sold in the United States in reliance on Rule 144A or Regulation S under the Securities Act) include investments that, at the time of purchase, (i) are classified as illiquid and (ii) for which there is no current market price.
Preferred Securities.
Preferred securities, like common shares or other equity securities, represents an equity ownership in an issuer.
Generally, preferred securities have a priority of claim over common shares or other equity securities in dividend payments and upon liquidation of the issuer. Unlike common shares or other equity securities, preferred securities do not usually have voting rights.
Although they are equity securities, preferred securities have characteristics of both debt and common shares or other equity securities.
Like debt, their promised income is contractually fixed. Like common shares or other equity securities, they do not have rights to participate in bankruptcy proceedings or collection activities in the event of missed payments. Other equity characteristics are their subordinated position in an issuer’s capital structure and that their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows. Preferred securities are also subject to deferral risk, which refers to provisions typically contained in preferred securities that allow an issuer, under certain conditions, to skip (in the case of non-cumulative preferred securities) or defer (in the case of cumulative preferred securities) dividend payments.
Distributions on preferred securities are declared by the board of directors of the issuer and may be subject to deferral, and thus may not be automatically payable. Income payments on preferred securities may be cumulative, causing dividends and distributions to accrue even if not declared by the board or otherwise made payable, or non-cumulative, so that skipped dividends and distributions do not continue to accrue. There is no assurance that dividends on preferred securities in which the Fund invests will be declared or otherwise made payable. The Fund is permitted to invest in non-cumulative preferred shares, although the Subadviser will consider, among other factors, the non-cumulative nature in making any decision to purchase or sell such securities on behalf of the Fund.
Hybrid-Preferred Securities.
Hybrid-preferred securities are typically issued by corporations, generally in the form of interest-bearing notes with preferred securities characteristics, as described below, or by an affiliated business trust of a corporation, generally in the form of beneficial interests in subordinated debentures or similarly structured securities. The hybrid-preferred securities market consists of both fixed- and adjustable coupon rate securities that are either perpetual in nature or have stated maturity dates.
Hybrid-preferred securities are typically junior and fully subordinated liabilities of an issuer or the beneficiary of a guarantee that is junior and fully subordinated to the other liabilities of the guarantor. In addition, hybrid-preferred securities typically permit an issuer to defer the payment of income for 18 months or more without triggering an event of default. Generally, the maximum deferral period is five years. Because of their subordinated position in the capital structure of an issuer, the ability to defer payments for extended periods of time without default consequences to the issuer, and certain other features (such as restrictions on common dividend payments by the issuer or ultimate guarantor when full cumulative payments on the trust preferred securities have not been made), these hybrid-preferred securities are often treated as close substitutes for traditional preferred securities, both by issuers and investors.
Hybrid-preferred securities have many of the key characteristics of equity because of their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows. Hybrid-preferred securities include, but are not limited to, trust originated preferred securities; monthly income preferred securities; quarterly income bond securities; quarterly income debt securities; quarterly income preferred securities;
corporate trust securities; public income notes; and other hybrid-preferred securities.
Hybrid-preferred securities are typically issued with a final maturity date, although some are perpetual in nature. In certain instances, a final maturity date may be extended and/or the final payment of principal may be deferred at the issuer’s option for a specified time without default. No redemption can typically take place unless all cumulative payment obligations have been met, although issuers may be able to engage in open-market repurchases without regard to whether all payments have been paid.
Private Placements and Restricted Securities.
The Fund may invest in securities that are subject to restrictions on resale because they have not been registered under the Securities Act, or that are otherwise not readily marketable. These securities are generally referred to as private placements or restricted securities. Limitations on the resale of these securities may have an adverse effect on their marketability, and may prevent the Fund from disposing of them promptly at reasonable prices. The Fund may have to bear the expense of registering the securities for resale and the risk of substantial delays in effecting the registration.
Rule 144A permits the Fund to sell certain restricted securities to qualified institutional buyers without limitation. Offerings of Regulation
S securities may be conducted outside of the United States. However, investing in Rule 144A securities or Regulation S securities could have the effect of increasing the level of Fund illiquidity to the extent the Fund, at a particular point in time, may be unable to find qualified institutional buyers interested in purchasing such securities.
Convertible Securities.
Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred shares until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege. The characteristics of convertible securities make them appropriate investments for an investment company seeking long-term capital appreciation and/or total return. These characteristics include the potential for capital appreciation as the value of the underlying common shares increases, the relatively high yield received from dividend or interest payments as compared to common shares dividends and decreased risks of decline in value relative to the underlying common shares due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.
The value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common shares. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its
“
investment value.
”
To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its
“
conversion value,
”
which is the market value of the underlying common shares that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common shares. If, because of a low price of the common shares, the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.
To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common shares while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities’ investment value.
Holders of convertible securities generally have a claim on the assets of the issuer prior to the common shareholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by the Fund is called for redemption, the Fund will be required to redeem the security, convert it into the underlying common shares or sell it to a third party. Certain convertible debt securities may provide a put option to the holder, which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

LEVERAGE
The Fund may seek to enhance the level of its current distributions to its common shareholders and capital appreciation through the use of leverage, subject to the limitations of the Investment Company Act. The Fund may incur entity level debt, including unsecured and secured credit facilities from certain financial institutions and other forms of borrowing (collectively,
“
Borrowings
”
), which is limited to
33
 1
∕
3
% of the Fund’s total assets (less all liabilities and indebtedness not represented by Investment Company Act leverage) immediately after such Borrowings. The Fund also expects its investments will utilize property level debt financing (mortgages on the Fund’s properties that are not recourse to the Fund except in extremely limited circumstances). Property level debt will be incurred by operating entities held by the Fund and secured by real estate owned by such operating entities. In a non-recourse mortgage, if an operating entity were to default on a loan, the lender’s recourse would be to the mortgaged property and the lender would typically not have a claim to seek recovery from any unpaid portion of the loan from the other assets of the Fund or its subsidiaries. When such property level debt is not recourse to the Fund, and the entity holding such debt was not formed for the purpose of avoiding the Investment Company Act limitations on leverage, the Fund will not treat such borrowings as senior securities (as defined in the Investment Company Act) for purposes of complying with the Investment Company Act’s limitations on leverage unless (i) the entity holding such debt is an entity that primarily engages in investment activities in securities or other assets and is primarily controlled by the Fund, including a subsidiary in which the Fund owns all or a majority of the voting securities of the subsidiary (
“
Controlled Subsidiary
”
), or (ii) the financial statements of
the entity or joint venture holding such debt would be consolidated in the Fund’s financial statements. There is no guarantee that the
Fund’s operating entities will be able to obtain mortgage loans on attractive terms or at all. In certain limited cases, property level debt may be recourse to the Fund. See
“
Risks — Recourse Financings Risk.
”
In addition, the Fund may use investment management techniques (including reverse repurchase agreements and derivative transactions) that have similar effects as leverage, but which are not subject to the foregoing 33
 1
∕
3
% limitation if effected in compliance
with applicable SEC rules and guidance. Furthermore, the Fund may add leverage to its portfolio through the issuance of Preferred
Shares in an aggregate amount of up to 50% of the Fund’s total assets (less all liabilities and indebtedness not represented by
Investment Company Act leverage) immediately after such issuance.
On September 18, 2024, the Fund closed on a $100 million revolving credit facility with Standard Chartered Bank serving as administrative agent (the
“
Credit Facility
”
). The Fund will utilize the Credit Facility for general corporate purposes, including investment activities, property acquisitions and working capital. The Credit Agreement contains customary covenants that, among other things, may limit the Fund’s ability to pay distributions in certain circumstances and engage in certain transactions, including mergers and consolidations. In addition, the Credit Agreement may be subject to early termination under certain conditions and may contain other provisions that could limit the Fund’s ability to utilize borrowing under the agreement. An affiliate of the Manager has provided a guaranty, including as to the repayment of loans outstanding.
On January 17, 2024, the Fund issued and sold 125 shares of 12.0% Series A cumulative preferred stock, $0.001 par value per share
(
“
Series A Preferred Shares
”
), at a purchase price of $1,000 per share, for aggregate gross proceeds of $125,000, which remain outstanding. Holders of the Series A Preferred Shares are entitled to a cumulative preferred dividend, payable semiannually, in an amount equal to 12.0% per annum of the $1,000 purchase price per share plus any accrued and unpaid dividends. The sale was made in a private offering pursuant to Regulation D promulgated under the Securities Act.
In connection with the offering of Series A Preferred Shares, the Fund adopted Articles Supplementary to its charter which sets forth the rights, preferences and privileges of the Series A Preferred Shares. The Fund may redeem the Series A Preferred Shares at any time.
The redemption price for the Series A Preferred Shares is equal to the initial purchase price of $1,000 per share plus any accrued and unpaid dividends and, if such redemption occurs on or prior to December 31, 2025, a $100 per share redemption premium. Holders of the Series A Preferred Shares are entitled to elect two of the Fund’s directors and to elect a majority of the Fund’s directors if at any time dividends on the Series A Preferred Shares are unpaid in an amount equal to two full years’ dividends. See
“
Risks — Leverage Risk.
”
Borrowings (and any Preferred Shares) have seniority over Common Shares.
Any Borrowings and Preferred Shares leverage investments
in Common Shares. Holders of Common Shares bear the costs associated with any Borrowings, and holders of Common Shares bear the offering costs of the Preferred Shares issuances. The Board may authorize the use of leverage through Borrowings and Preferred Shares without the approval of the holders of Common Shares.
The Fund may choose not to use leverage at all times, and the amount of leverage used by the Fund may vary depending upon a number of factors, including the Manager’s and the Subadviser’s outlook for the market and the costs that the Fund would incur as a result of such leverage. There is no assurance that the Fund’s leveraging strategy will be successful.
There can be no assurance, however, that the Fund will borrow in order to leverage its assets or, if it does borrow, what percentage of the
Fund’s assets such borrowings will represent. The Fund generally will utilize leverage only if it anticipates that the Fund’s leveraged capital structure would result in a higher return to the common shareholders than that obtainable if the Common Shares were unleveraged for any significant amount of time. The Fund also may borrow in an amount equal to 5% of its total assets as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions that otherwise might require untimely dispositions of Fund securities. The Fund at times may borrow from affiliates of PGIM Investments, as permitted by applicable law.
The Fund’s use of leverage is premised upon the expectation that the cost of the leverage used to purchase additional assets will be lower than the return the Fund achieves on its investments with the proceeds of the borrowings or the issuance of preferred shares.
Such difference in return may result from the short term nature of the Fund’s borrowing compared to the longer term nature of its investments. If the assets of the Fund are invested in higher yielding portfolio investments, the common shareholders will be the beneficiaries of the incremental return. Should the differential between the return on underlying assets and cost of leverage narrow, any incremental return will be reduced or eliminated. Furthermore, if long term interest rates rise, the NAV of the Common Shares is expected to decline in value.
Leverage creates risks for the common shareholders, including the likelihood of greater volatility of net income, distributions and/or NAV in relation to market changes, the risk that fluctuations in interest rates on borrowings and short term debt or in the dividend rates on any preferred shares may affect the return to the common shareholders and increased operating costs, which may reduce the Fund’s total return. To the extent the income or capital appreciation derived from investments purchased with funds received from leverage exceeds the cost of leverage, the Fund’s return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the investments purchased with such funds is not sufficient to cover the cost of leverage, the return of the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends and other distributions will be reduced. In the latter case, PGIM Investments and/or PGIM in its best judgment nevertheless may determine to maintain the Fund’s leveraged position if it expects that the benefits to the Fund’s shareholders of maintaining the leveraged position will outweigh the current reduced return. Capital raised through leverage will be subject to interest costs or dividend payments that may or may not exceed the income and appreciation on the assets purchased. The Fund also may be required to maintain minimum average balances in connection with borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements will increase the cost of borrowing over the stated interest rate. The issuance of additional series of preferred shares involves offering expenses and other costs and may limit the Fund’s freedom to pay dividends on Common Shares or to engage in other activities.
Borrowings and the issuance of a class of preferred shares create an opportunity for greater return per share of Common Shares, but at the same time such borrowing is a speculative technique in that it will increase the Fund’s exposure to capital risk. Unless the income and appreciation, if any, on assets acquired with borrowed funds or offering proceeds exceed the cost of borrowing or issuing additional classes of securities, the use of leverage will diminish the investment performance of the Fund compared with what it would have been without leverage.
Certain types of borrowings may result in the Fund being subject to covenants in credit agreements, including those relating to asset coverage, borrowing base and portfolio composition requirements and additional covenants that may affect the Fund’s ability to pay dividends and distributions on the Common Shares in certain instances. The Fund may also be required to pledge its assets to the lenders in connection with certain types of borrowing. PGIM Investments and PGIM do not anticipate that these covenants or restrictions will adversely affect their ability to manage the Fund’s portfolio in accordance with the Fund’s investment objective and policies.
However, due to these covenants or restrictions, the Fund may be forced to liquidate investments at times and at prices that are not favorable to the Fund, or the Fund may be forced to forgo investments that PGIM otherwise views as favorable. The Fund may be subject to certain restrictions on investments imposed by guidelines of one or more NRSROs that may issue ratings for any short term debt instruments or Preferred Shares issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the Investment Company Act. It is not anticipated that these covenants or guidelines will impede PGIM Investments or PGIM from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies.
The Fund may engage in leverage through the issuance of notes or other debt securities or Preferred Shares. Under the Investment
Company Act, the Fund is not permitted to issue Preferred Shares unless immediately after such issuance the Fund will have an asset coverage of at least 200%. In general, the term
“
asset coverage
”
for this purpose means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Fund plus the aggregate of the involuntary liquidation preference of the Preferred Shares. The involuntary liquidation preference refers to the amount to which the Preferred Shares would be entitled on the involuntary liquidation of the Fund in preference to a security junior to them. In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares or purchase its Common Shares unless, at the time of such declaration or purchase, the Fund satisfies this 200% asset coverage requirement after deducting the amount of the distribution or purchase price, as applicable. Under the Investment Company Act, holders of the Preferred Shares are entitled to elect two Directors of the Fund at all times and to elect a majority of the Directors if at any time dividends on the Preferred Shares are unpaid in an amount equal to two full years’ dividends.

Holders of the Preferred Shares continue to have the right to elect a majority of the Directors until all dividends in arrears have been paid. In addition, holders of the Preferred Shares are also entitled to vote separately as a class on certain matters, which may at times give holders of Preferred Shares disproportionate influence over the Fund’s affairs.
Under the Investment Company Act, the Fund generally is not permitted to incur indebtedness, including through borrowings and the issuance of debt securities, unless immediately thereafter the Fund will have an asset coverage of at least 300%. In general, the term
“
asset coverage
”
for this purpose means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Fund. In addition, the Fund may be limited in its ability to declare any cash distribution on its capital stock or purchase its capital stock unless, at the time of such declaration or purchase, the Fund has an asset coverage (on its indebtedness) of at least 300% after deducting the amount of such distribution or purchase price, as applicable. The Investment Company Act contains an exception, however, that permits dividends to be declared upon any Preferred Shares issued by the Fund if the Fund’s indebtedness has an asset coverage of at least 200% at the time of declaration after deducting the amount of the dividend. In addition, if the Fund issues non-public indebtedness (for example, if it enters into a loan agreement in a privately arranged transaction with a bank), it may be able to continue to pay dividends on its capital stock even if the asset coverage ratio on its indebtedness falls below 300%. Further, the Investment Company Act requires (in certain circumstances) that holders of the Fund’s senior securities representing indebtedness be provided with certain voting rights or that an event of default be deemed to have occurred in the event certain asset coverage requirements specified in Section 18(a) of the
Investment Company Act are not met.
The Fund’s willingness to borrow money and issue Preferred Shares for investment purposes, and the amount it will borrow or issue, will depend on many factors, the most important of which are investment outlook, market conditions and interest rates. Successful use of a leveraging strategy depends on PGIM Investments’ or PGIM’s ability to predict correctly interest rates and market movements, and there is no assurance that a leveraging strategy will be successful during any period in which it is employed.
The Fund is designed primarily as a long-term investment and not as a trading vehicle. The Fund is not intended to be a complete investment program and, due to the uncertainty inherent in all investments, there can be no assurance that the Fund will achieve its investment objectives. At any point in time your investment in the Fund may be worth less than you invested, even after taking into account the reinvestment of Fund dividends, distributions or interest payments, as applicable. For a more complete discussion of the risks of investing in the Fund, see
“
Risks.
”
Effects of Leverage
The following table illustrates the effect of leverage on Common Shares total return, assuming investment portfolio total returns
(comprised of income and changes in the value of securities held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns experienced or expected to be experienced by the Fund. See
“
Risks—Leverage Risk.
”
As of December 31, 2024, the Fund did not have any borrowings outstanding in connection with the Credit Facility.
The table reflects
the issuance of leverage representing 0.09% of the Fund’s net assets for the period ended December 31, 2024 and the Fund’s currently projected annual interest on its Series A Preferred Shares of 12%. To cover interest payments on such leverage, the Fund would need to achieve a 0.01% annual return.

Assumed Portfolio Total Return (Net of Expenses)	(10.00)%	(5.00)%	0.00%	5.00%	10.00%
Common Shares Total Return	(10.02)%	(5.02)%	(0.01)%	4.99%	10.00%

Common Shares Total Return is composed of two elements: the Common Shares dividends and distributions paid by the Fund (the amount of which is largely determined by the net investment income of the Fund after paying interest on its leverage) and gains or losses on the value of the securities the Fund owns. As required by SEC rules, the table above assumes that the Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0% the Fund must assume that the return it receives on its investments is entirely offset by losses in the value of those investments.
The Fund is a non-diversified, closed-end management investment company designed primarily as a long-term investment and not as a trading vehicle. The Fund is not intended to be a complete investment program and, due to the uncertainty inherent in all investments, there can be no assurance that the Fund will achieve its investment objective. Your securities at any point in time may be worth less than you invested, even after taking into account the reinvestment of Fund dividends, distributions or interest payments, as applicable.

RISKS
The Fund is designed primarily as a long-term investment and not as a trading vehicle. The Fund is not intended to be a complete investment program and, due to the uncertainty inherent in all investments, there can be no assurance that the Fund will achieve its investment objective(s). At any point in time your investment in the Fund may be worth less than you invested, even after taking into account the reinvestment of Fund dividends, distributions or interest payments, as applicable.
Investing in the Fund involves risks, including the risk that a shareholder may receive little or no return on his or her investment or that a shareholder may lose part or all of his or her investment. The Fund should be considered a speculative investment that entails substantial risks, and a prospective investor should invest in the Fund only if they can sustain a complete loss of their investment. Below is a summary of some of the principal risks of investing in the Fund.
Shareholders should consider carefully the following principal risks before investing in the Fund:
Limited History of Operations Risk.
The Fund is a recently organized, non-diversified, closed-end management investment company with limited history of operations or public trading and is subject to all of the business risks and uncertainties associated with any new business. As a result, prospective investors have limited track record or history on which to base their investment decision.
General, Market and Economic Risk
. Investing in the Fund involves certain risks and the Fund may not be able to achieve its intended results for a variety of reasons, including, among others, the possibility that the Fund may not be able to successfully implement its investment strategy because of market, economic, regulatory, geopolitical and other conditions. International wars or conflicts (such as those in the Middle East and Ukraine) and geopolitical developments in foreign countries, along with instability in regions such as Asia,
Eastern Europe, and the Middle East, possible terrorist attacks in the United States or around the world, public health epidemics and pandemics such as the outbreak of infectious diseases like the COVID-19 pandemic, and other similar events could adversely affect the
U.S. and foreign financial markets, including increases in market volatility, reduced liquidity in the securities markets and government intervention, and may cause further long-term economic uncertainties in the United States and worldwide generally. Relatively reduced liquidity in credit and fixed income markets could adversely affect issuers worldwide. U.S. and foreign governments have taken a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. The impact of these measures, as well as any additional future regulatory actions, is not yet known and cannot be predicted.
Legislation or regulation may also change the way in which the Fund itself is regulated and could limit or preclude the Fund’s ability to achieve its investment objective. Because the market price of the Common Shares will fluctuate, there is a risk that you will lose money.
Your investment will decline in value if, among other things, the market price of the Common Shares decreases. As with any security, a complete loss of your investment is possible.
The extent and duration of such events and resulting market disruptions cannot be predicted, but could be substantial and could magnify the impact of other risks to the Fund. These and other similar events could adversely affect the U.S. and foreign financial markets and lead to increased market volatility, reduced liquidity in the securities markets, significant negative impacts on issuers and the markets for certain securities and commodities and/or government intervention. They may also cause short- or long-term economic uncertainties in the United States and worldwide. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to the countries directly affected, the value and liquidity of the Fund’s investments may be negatively impacted.
Further, due to closures of certain markets and restrictions on trading certain securities, the value of certain securities held by the Fund could be significantly impacted, which could lead to such securities being valued at zero.
Real Estate Investment Risk.
The Fund’s investments are subject to the risks typically associated with real estate, including but not limited to:
■
local, state, national or international economic conditions, including market disruptions caused by regional concerns, political upheaval, sovereign debt crises and other factors;
■
lack of liquidity inherent in the nature of the asset;
■
reliance on tenants/operators/managers to operate their businesses in a sufficient manner and in compliance with their contractual arrangements with the Fund;
■
ability and cost to replace a tenant/operator/manager upon default;
■
property management decisions;
■
property location and conditions;
■
property operating costs, including insurance premiums, real estate taxes and maintenance costs;
■
competition from comparable properties;
■
the occupancy rate of, and the rental rates charged at, the properties;
■
leasing market activity;

■
the ability to collect on a timely basis all rent;
■
the effects of any bankruptcies or insolvencies;
■
changes in interest rates and in the availability, cost and terms of mortgage financing;
■
changes in governmental rules, regulations and fiscal policies;
■
cost of compliance with applicable federal, state, and local laws and regulations;
■
acts of nature, including earthquakes, hurricanes and other natural disasters;
■
climate change and regulations intended to control its impact;
■
the potential for uninsured or underinsured property losses; and
■
other factors beyond the Fund’s control.
Commercial Real Estate Industry Risk.
The Fund’s business and operations are dependent on the commercial real estate industry generally, which in turn is dependent upon broad economic conditions. Challenging economic and financial market conditions may cause the Fund to experience an increase in the number of commercial real estate investments that result in losses, including delinquencies, non-performing assets and a decrease in the value of the property or, in the case of traded real estate-related securities, collateral which secures its investments, all of which could adversely affect the Fund’s results of operations.
Residential Real Estate Industry Risk.
Investments in apartment and residential real estate are subject to various changes in real estate conditions, and any negative trends in real estate conditions may adversely affect the Fund’s investments through decreased revenues or increased costs.
These conditions include:
■
changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits, high unemployment rates, decreased consumer confidence and liquidity concerns;
■
fluctuations in interest rates;
■
the inability of residents and tenants to pay rent;
■
the existence and quality of the competition, including the attractiveness of properties based on considerations such as convenience of location, rental rates, amenities and safety record;
■
increased operating costs, including increased real property taxes, maintenance, insurance and utilities costs;
■
oversupply of apartments, commercial space or single-family housing or a reduction in demand for real estate; and
■
changes in, or increased costs of compliance with, laws and/or governmental regulations, including those governing usage, zoning, the environment and taxes.
Illiquid Investment Risk.
Many of the Fund’s investments will be illiquid, including the Fund’s real estate investments. A variety of factors could make it difficult for the Fund to dispose of any of its illiquid assets on acceptable terms even if a disposition is in the best interests of the Fund’s shareholders. The Fund may not be able to readily dispose of such securities at prices that approximate those at which the
Fund could sell the securities if they were more widely traded and, as a result of that illiquidity, the Fund may have to sell such securities at a loss or sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. Limited liquidity can also affect the market price of securities, thereby adversely affecting the Fund’s NAV and ability to make dividend distributions.
Distributions Risk.
There can be no assurance that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or maintain certain levels of cash distributions. All distributions will be paid at the discretion of the Board and may depend on the Fund’s earnings, the Fund’s net investment income, the Fund’s financial condition, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time. The distributions for any full or partial calendar year might not be made in equal amounts, and one distribution may be larger than others. The Fund will make a distribution only if authorized by the Board and declared by the Fund out of assets legally available for these distributions. This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital, which would reduce the Fund’s NAV and, over time, potentially increase the Fund’s expense ratio. If the Fund distributes a return of capital, it means that the Fund is returning to shareholders a portion of their investment rather than making a distribution that is funded from the Fund’s earned income or other profits. The Fund’s distribution policy may be changed by the Board at any time without shareholder approval.
Liquidity Risk.
The Fund is designed primarily for long-term investors and an investment in the Common Shares should be considered illiquid. The Common Shares are not currently listed for trading on any securities exchange. There is currently no public market for the
Common Shares and none is expected to develop. Although the Fund may offer to repurchase Common Shares from shareholders, no assurance can be given that these repurchases will occur as scheduled or at all.
Reliance on Investment Professionals.
As of the date of this prospectus, the Fund has made a limited number of investments and the success of the Fund will therefore depend on the ability of the Manager and/or the Subadviser and their respective affiliates to identify and consummate suitable investments and to, when relevant, exit investments of the Fund prudently.

Delay in Use of Proceeds Risk.
Although the Fund currently intends to invest the proceeds from any sale of the Common Shares offered hereby within three months from receipt thereof, such investments may be delayed if suitable investments are unavailable at the time.
Delays which the Fund encounters in the selection, due diligence and origination or acquisition of investments would likely limit its ability to pay distributions and lower overall returns.
Competition Risk.
Identifying, completing and realizing attractive portfolio investments is competitive and involves a high degree of uncertainty. In acquiring its target assets, the Fund will compete with a variety of institutional investors, including specialty finance companies, public and private funds (including other funds managed by the Manager or the Subadviser), REITs, commercial and investment banks, commercial finance and insurance companies and other financial institutions.
Non-Diversification Risk.
The Fund is
“
non-diversified,
”
which means that the Fund may invest a significant portion of its assets in the securities of a smaller number of issuers than a diversified fund. Focusing investments in a small number of issuers increases risk. A fund that invests in a relatively smaller number of issuers is more susceptible to risks associated with a single economic, political or regulatory occurrence than a diversified fund might be. Some of those issuers also may present substantial credit or other risks.
Similarly, the Fund may be subject to increased economic, business or political risk to the extent that it invests a substantial portion of its assets in a particular currency, in a group of related industries, in a particular issuer, in the bonds of similar projects or in a narrowly defined geographic area outside the United States.
Joint Venture Risk.
The Fund may in the future enter into joint ventures with third parties and/or affiliates of the Manager or Subadviser to make investments. The Fund may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment. In addition, disputes between the Fund and its joint venture partners may result in litigation or arbitration that would increase the Fund’s expenses and prevent the Fund’s officers and directors from focusing their time and efforts on the Fund’s business. The Fund may at times enter into arrangements that provide for unfunded commitments and, even when not contractually obligated to do so, may be incentivized to fund future commitments related to its investments.
Real Estate Joint Venture Risk.
The Fund may enter into real estate joint ventures with third parties to make investments. The Fund may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment, including, for instance, the following risks and conflicts of interest:
■
the real estate joint venture partner in an investment could become insolvent or bankrupt;
■
the joint venture partner will typically have day-to-day control over the investment, and the Fund’s rights regarding certain major decisions affecting the ownership of the real estate joint venture and the joint venture property, such as the sale of the property or the making of additional capital contributions for the benefit of the property, will typically be limited. These factors may prevent the Fund from taking actions that are opposed by its real estate joint venture partner; under certain real estate joint venture arrangements, neither party may have the power to unilaterally direct certain activities of the venture and, under certain circumstances, an impasse could result regarding cash distributions, reserves, or a proposed sale or refinancing of the investment, and this impasse could have an adverse impact on the real estate joint venture, which could adversely impact the operations and profitability of the real estate joint venture and/or the amount and timing of distributions the Fund receives from the real estate joint venture;
■
the real estate joint venture partner may at any time have economic or business interests or goals that are or that become in conflict with the Fund’s business interests or goals, including, for instance, the operation of the properties;
■
the real estate joint venture partner may be structured differently than the Fund for tax purposes and this could create conflicts of interest;
■
the Fund will typically rely upon its real estate joint venture partner to manage the day-to day operations of the real estate joint venture and underlying assets, as well as to prepare financial information for the real estate joint venture and any failure to perform these obligations appropriately may have a negative impact on the Fund’s performance and results of operations;
■
the real estate joint venture partner may experience a change of control, which could result in new management of the real estate joint venture partner with less experience or conflicting interests to the Fund and be disruptive to the Fund’s business;
■
the real estate joint venture partner may be in a position to take action contrary to the Fund’s instructions or requests or contrary to the Fund’s policies or objectives;
■
the terms of the real estate joint ventures could restrict the Fund’s ability to sell or transfer its interest to a third party when it desires on advantageous terms, which could result in reduced liquidity;
■
the Fund or its real estate joint venture partner may have the right to cause the Fund to sell its interest, or acquire its partner’s interest, at a time when the Fund otherwise would not have initiated such a transaction; and
■
the real estate joint venture partner may not have sufficient personnel or appropriate levels of expertise to adequately support the
Fund’s initiatives.

In addition, disputes between the Fund and its real estate joint venture partners may result in litigation or arbitration that would increase the Fund’s expenses and prevent the Fund’s officers and directors from focusing their time and efforts on the Fund’s business. Any of the above risks and conflicts of interest might subject the Fund to liabilities and thus reduce its returns on the investment with that real estate joint venture partner.
Recourse Financings Risk.
In certain cases, financings for the Fund’s commercial real estate properties may be recourse to the Fund.
Lenders customarily require that a creditworthy parent entity enter into so-called
“
recourse carveout
”
guarantees to protect the lender
against certain bad-faith or other intentional acts of the borrower in violation of the loan documents. A
“
bad boy
”
guarantee typically
provides that the lender can recover losses from the guarantors for certain bad acts, such as fraud or intentional misrepresentation, intentional waste, willful misconduct, criminal acts, misappropriation of funds, voluntary incurrence of prohibited debt and environmental losses sustained by lender. The Fund’s
“
bad boy
”
guarantees could apply to actions of the joint venture partners associated with the Fund’s investments. While the Manager expects to negotiate indemnities from such joint venture partners to protect against such risks, there remains the possibility that the acts of such joint venture partner could result in liability to the Fund under such guarantees.
Valuation Risk.
The value of certain of the Fund’s investments will be difficult to determine and the valuation determinations made by the
Manager, Subadviser, and Independent Valuation Advisor with respect to such investments will likely vary from the amounts the Fund would receive upon sale or disposition of such investments. It is possible that the fair value determined for an investment may differ materially from the value that could be realized upon the sale of the investment. Within the parameters of the Fund’s valuation policies and procedures, the valuation methodologies used to value the Fund’s assets will involve subjective judgments and projections and that ultimately may not materialize. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond the Fund’s control and the control of the Manager and the Fund’s Independent Valuation Advisor and third-party appraisers. Rapidly changing market conditions or material events may not be immediately reflected in the Fund’s daily NAV. The resulting potential disparity in the Fund’s NAV may inure to the benefit of shareholders whose shares are repurchased or new purchasers of the Common Shares, depending on whether the Fund’s published NAV per share for such class is overstated or understated. See
“
Net Asset Value.
”
Prime Single Tenant Risk.
The Fund depends on its tenants for revenue, and therefore the Fund’s revenue is dependent on the success and economic viability of its tenants. The Fund’s reliance on single tenants in prime single tenant properties may decrease its ability to lease vacated space and could adversely affect its income, performance, operations and ability to pay distributions. Certain of the Fund’s investments in properties will be leased out to single tenants that the Subadviser believes have favorable credit profiles and/or performance attributes supporting highly visible long-term cash flows. Adverse impacts to such tenants, businesses or operators, including as a result of changes in market or economic conditions, natural disasters, outbreaks of an infectious disease, pandemic or any other serious public health concern, political events or other factors that may impact the operation of these properties, may have negative effects on the Fund’s business and financial results.
Mortgage Loan Risk.
The Fund may originate and selectively acquire senior mortgage loans which are generally loans secured by a first mortgage lien on a commercial property and are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. In addition, certain of the mortgage loans in which the Fund invests may be structured so that all or a substantial portion of the principal will not be paid until maturity, which increases the risk of default at that time. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. In the event of any default under a mortgage loan held directly by the Fund, it will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on the profitability of the Fund.
Mezzanine Loan Risk.
The Fund may invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property.
These types of investments involve a higher degree of risk than first mortgage loans secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. As a result, the Fund may not recover some or all of its investment.
CMBS Risk.
Commercial mortgage-backed securities (
“
CMBS
”
) are, generally, securities backed by obligations (including certificates of participation in obligations) that are principally secured by mortgages on real property or interests therein having a multifamily or commercial use, such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, nursing homes and senior living centers. CMBS are subject to particular risks, including lack of standardized terms, shorter maturities than residential mortgage loans and payment of all or substantially all of the principal only at maturity rather than regular amortization of principal.

RMBS Risk.
The Fund’s investments in residential mortgage-backed securities (
“
RMBS
”
) are subject to the risks of defaults, foreclosure
timeline extension, fraud, home price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal accompanying the underlying residential mortgage loans. In the event of defaults on the residential mortgage loans that underlie the Fund’s investments in RMBS and the exhaustion of any underlying or any additional credit support, the Fund may not realize an anticipated return on investments and may incur a loss on these investments. The Fund may also acquire non-agency RMBS, which are backed by residential property but, in contrast to agency RMBS, their principal and interest are not guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of the Government National Mortgage Association.
Fixed Income Instruments Risk.
In addition to the other risks described herein, fixed income instruments are also subject to certain risks, including:
■
Issuer Risk.
The value of fixed income instruments may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.
■
Interest Rate Risk.
The value of the Fund’s investments may go down when interest rates rise. A rise in rates tends to have a greater impact on the prices of longer term or duration debt securities. When interest rates fall, the issuers of debt obligations may prepay principal more quickly than expected, and the Fund may be required to reinvest the proceeds at a lower interest rate. This is referred to as
“
prepayment risk.
”
When interest rates rise, debt obligations may be repaid more slowly than expected, and the value of the
Fund’s holdings may fall sharply. This is referred to as
“
extension risk.
”
The Fund may face a heightened level of interest rate risk as a result of the U.S. Federal Reserve Board’s rate-setting policies. Interest rates are at or near historical lows, which may increase the risks associated with rising interest rates in the future. The Fund may lose money if short-term or long-term interest rates rise sharply or in a manner not anticipated by the Subadviser. Fluctuations in the market price of the Fund’s instruments will not affect interest income derived from instruments already owned by the Fund, but will be reflected in the Fund’s NAV. The Fund may utilize certain strategies, including investments in derivatives, for the purpose of reducing the interest rate sensitivity of the portfolio and decreasing the Fund’s exposure to interest rate risk, although there is no assurance that it will do so or that such strategies, if utilized, will be successful.
■
Duration Risk.
Duration measures the time-weighted expected cash flows of a security, which can determine the security’s sensitivity to changes in the general level of interest rates (or yields). Securities with longer durations tend to be more sensitive to interest rate (or yield) changes than securities with shorter durations. Various techniques may be used to shorten or lengthen the Fund’s duration. The duration of a security will be expected to change over time with changes in market factors and time to maturity.
■
Floating-Rate and Fixed-to-Floating-Rate Securities Risk.
The market value of floating-rate securities is a reflection of discounted expected cash flows based on expectations for future interest rate resets. The market value of such securities may fall in a declining interest rate environment and may also fall in a rising interest rate environment if there is a lag between the rise in interest rates and the reset. This risk may also be present with respect to fixed-to-floating-rate securities in which the Fund may invest. A secondary risk associated with declining interest rates is the risk that income earned by the Fund on floating-rate and fixed-to-floating-rate securities will decline due to lower coupon payments on floating-rate securities.
■
Prepayment Risk.
During periods of declining interest rates, the issuer of an instrument may exercise its option to prepay principal earlier than scheduled, forcing the Fund to reinvest the proceeds from such prepayment in lower yielding instruments, which may result in a decline in the Fund’s income and distributions to shareholders. This is known as prepayment or
“
call
”
risk. Fixed income
instruments frequently have call features that allow the issuer to redeem the instrument at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (
“
call protection
”
). An issuer may choose to
redeem a fixed income instrument if, for example, the issuer can refinance the instrument at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be enhanced.
■
Extension Risk.
During periods of rising interest rates, an issuer could exercise its right to pay principal on an obligation held by the
Fund later than expected. Under these circumstances, the value of the obligation will decrease, and the Fund may be prevented from reinvesting in higher yielding securities.
■
Reinvestment Risk.
Reinvestment risk is the risk that income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called fixed income instruments at market interest rates that are below the portfolio’s current earnings rate.
■
Spread Risk.
Wider credit spreads and decreasing market values typically represent a deterioration of the fixed income instrument’s credit soundness and a perceived greater likelihood or risk of default by the issuer. Fixed income instruments generally compensate for greater credit risk by paying interest at a higher rate. The difference (or
“
spread
”
) between the yield of a security and the yield of a
benchmark, such as a U.S. Treasury security with a comparable maturity, measures the additional interest paid for credit risk. As the spread on a security widens (or increases), the price (or value) of the security generally falls. Spread widening may occur, among other reasons, as a result of market concerns over the stability of the market, excess supply, general credit concerns in other markets, security- or market-specific credit concerns or general reductions in risk tolerance.
■
Credit Risk.
Credit risk is the risk that one or more fixed income instruments in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer, the guarantor or the insurer of the instrument or any applicable counterparty may be unable or unwilling to make timely principal and interest payments or to otherwise honor its obligations. Additionally, the instruments could lose value due to a loss of confidence in the ability of the issuer, guarantor, insurer or counterparty to pay back debt. The longer the maturity and the lower the credit quality of a bond, the more sensitive it is to credit risk.

■
Refinancing Risk.
This is the risk that one or more issuers of fixed income instruments in the Fund’s portfolio may not be able to pay off their debt upon maturity. During times of extreme market stress, even creditworthy companies can have temporary trouble accessing the markets to refinance their outstanding debt, potentially leading to an inability to pay off existing bondholders, including the Fund. This could negatively affect the Fund’s NAV or overall return.
Below Investment Grade (High Yield or Junk Bond) Instruments Risk.
The Fund’s investments in below investment grade quality
securities and instruments are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. Below investment grade instruments are often issued in connection with a corporate reorganization or restructuring or as part of a merger, acquisition, takeover or similar event. They are also issued by less established companies seeking to expand. Such issuers are often highly leveraged and generally less able than more established or less leveraged entities to make scheduled payments of principal and interest in the event of adverse developments or business conditions. Fixed income instruments rated below investment grade generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk. These investments are especially sensitive to adverse changes in general economic conditions, to changes in the financial condition of their issuers and to price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of below investment grade instruments may experience financial stress that could adversely affect their ability to make payments of principal and interest on their obligations and increase the possibility of default. The secondary market for high yield instruments may not be as liquid as the secondary market for more highly rated instruments, a factor that may have an adverse effect on the Fund’s ability to dispose of a particular security. There are fewer dealers in the market for high yield instruments than for investment grade obligations. The prices quoted by different dealers may vary significantly, and the spread between the bid and asked price is generally much larger for high yield instruments than for higher quality instruments. Under continuing adverse market or economic conditions, the secondary market for high yield instruments could contract further, independent of any specific adverse changes in the condition of a particular issuer, and these instruments may become illiquid. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of below investment grade instruments, especially in a market characterized by a low volume of trading. Default, or the market’s perception that an issuer is likely to default, could reduce the value and liquidity of instruments held by the Fund, which could have a material adverse impact on the Fund’s business, financial condition and results of operations. In addition, default may cause the Fund to incur expenses in seeking recovery of principal and/or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to a portfolio company, the Fund may lose its entire investment or may be required to accept cash or securities or other instruments with a value less than its original investment and/or may be subject to restrictions on the sale of such securities or instruments. Among the risks inherent in investments in a troubled entity is the fact that it frequently may be difficult to obtain information as to the true financial condition of such issuer. The Subadviser's judgment about the credit quality of an issuer and the relative value of its instruments may prove to be wrong. Investments in below investment grade instruments may present special tax issues for the Fund, particularly to the extent that the issuers of these instruments default on their obligations pertaining thereto, and the U.S. federal income tax consequences to the Fund as a holder of such instruments, including when the Fund may stop reporting interest income or claim a loss on such instruments, may not be clear. Lower rated high yield instruments generally present the same type of risks as investments in higher rated high yield instruments. However, in most cases, these risks are of a greater magnitude because of the uncertainties of investing in an issuer undergoing financial distress. In particular, lower rated high yield instruments entail a higher risk of default. Such instruments present substantial credit risk and default is a real possibility. Such instruments may be illiquid and the prices at which such instruments may be sold may represent a substantial discount to what the Subadviser believes to be the ultimate value of such instruments.
Capital Markets Risk.
The Fund expects to fund a portion of its private real estate investments with property-level financing. There can be no assurance that any financing will be available in the future on acceptable terms, if at all, or that it will be able to satisfy the conditions precedent required to use its credit facilities, if entered into, which could reduce the number, or alter the type, of investments that the Fund would make otherwise. Any failure to obtain financing could have a material adverse effect on the continued development or growth of the Fund’s investments and harm the Fund’s ability to operate and make distributions.
Inflation Risk.
Globally, inflation and rapid fluctuations in inflation rates have in the past had negative effects on economies and financial markets, particularly in emerging economies, and may do so in the future. Wages and prices of inputs increase during periods of inflation, which can negatively impact returns on investments. In an attempt to stabilize inflation, governments may impose wage and price controls, or otherwise intervene in the economy. Governmental efforts to curb inflation often have negative effects on levels of economic activity.
In the United States, inflation has accelerated in recent years as a result of global supply chain disruptions, a rise in energy prices, strong consumer spending, and other factors. Inflationary pressures have increased the costs of labor, energy, and raw materials, and have adversely affected consumer spending, economic growth, and the operations of companies in the U.S. and globally, and have resulted in a tightening of monetary policy by the U.S. Federal Reserve. Inflation may continue in the near to medium-term, particularly in the U.S., with the possibility that monetary policy may tighten further in response. Inflation could become a serious problem in the future and have an adverse impact on the Fund’s returns.
Continued inflation could have an adverse impact on the Fund’s borrowings and general and administrative expenses of the Fund, as these costs could increase at a rate higher than the Fund’s rental and other revenue. Inflation could also have an adverse effect on consumer spending, which could impact the Fund’s potential tenants’ revenues and, in turn, their ability to pay rent. In addition, leases that have a long-term duration or that include renewal options that specify a maximum rate increase may result in below-market lease rates over time, if the Fund does not accurately estimate inflation or market lease rates. Any provisions of the Fund’s leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect the Fund from the impact of inflation or unexpected increases in market lease rates. If subject to below-market lease rates on a significant number of properties pursuant to long-term leases, and operating and other expenses are increasing faster than anticipated, then the Fund’s business, financial condition, results of operations, cash flows and ability to satisfy debt service obligations or pay distributions on Common Shares could be materially adversely affected.
Derivatives Risk.
The Fund may invest in derivative instruments, such as options contracts, futures contracts, options on futures contracts, indexed securities, credit linked notes, credit default swaps and other swap agreements for investment, hedging and risk management purposes.
The Fund’s investments in derivatives may be for hedging, investment or leverage purposes, or to manage interest rates or the duration of the Fund’s portfolio. Derivative transactions may subject the Fund to increased risk of principal loss due to imperfect correlation between the values of the derivatives and the underlying securities or unexpected price or interest rate movements. The use of derivatives may subject the Fund to risks, including, but not limited to:
■
Counterparty Risk.
The risk that the counterparty in a derivative transaction will be unable to honor its financial obligation to the Fund, or the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations. If the
Fund’s counterparty to a derivative transaction experiences a loss of capital, or is perceived to lack adequate capital or access to capital, it may experience margin calls or other regulatory requirements to increase equity. Under such circumstances, the risk that a counterparty will be unable to honor its financial obligations may be substantially increased. The counterparty risk for cleared derivatives is generally lower than for uncleared over-the-counter derivative transactions since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to the Fund.
■
Currency Risk.
The risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms)
of an investment.
■
Leverage Risk.
The Fund may use, among other things, reverse repurchase agreements and/or dollar rolls to add leverage to its portfolio. The risk associated with certain types of derivative strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.
■
Liquidity Risk.
The risk that certain derivative positions may be difficult or impossible to close out at the time that the Fund would like or at the price that the Fund believes the position is currently worth. This risk is heightened to the extent the Fund engages in over-the-counter derivative transactions, which are generally less liquid than exchange-traded instruments.
■
Correlation Risk.
The risk that changes in the value of a derivative will not match the changes in the value of the portfolio holdings that are being hedged or of the particular market or security to which the Fund seeks exposure. Furthermore, the ability to successfully use derivative instruments depend in part on the ability of the Manager and Subadviser to predict pertinent market movements, which cannot be assured.
■
Index Risk.
If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below what the Fund paid. Certain indexed derivatives may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.
■
Regulatory Risk.
Derivative contracts, including, without limitation, swaps, currency forwards, and non-deliverable forwards, are subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (
“
Dodd-Frank Act
”
) in the U.S. and
under comparable regimes in Europe, Asia and other non-U.S. jurisdictions. Swaps, non-deliverable forwards and certain other derivatives traded in the OTC market are subject to variation margin requirements. Implementation of the margining and other provisions of the Dodd-Frank Act regarding clearing, mandatory trading, reporting and documentation of swaps and other derivatives have impacted and may continue to impact the costs to the Fund of trading these instruments and, as a result, may affect returns to investors in the Fund. In addition, the Commodity Futures Trading Commission (the
“
CFTC
”
) subjects advisers to registered
investment companies to regulation by the CFTC if a fund that is advised by the investment adviser either (i) invests, directly or indirectly, more than a prescribed level of its liquidation value in certain derivatives, or (ii) markets itself as providing investment exposure to such instruments. CFTC Rule 4.5 permits investment advisers to registered investment companies to claim an exclusion from the definition of
“
commodity pool operator
”
under the Commodity Exchange Act (
“
CEA
”
) with respect to a fund, provided certain

requirements are met. In order to permit the Manager and Subadviser to claim this exclusion with respect to the Fund, the Fund will limit its use of such derivatives (excluding transactions entered into for
“
bona fide hedging purposes,
”
as defined under CFTC
regulations) such that either: (i) the aggregate initial margin and premiums required to establish its derivatives do not exceed 5% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions, or (ii) the aggregate net notional value of its derivatives does not exceed 100% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions. Additionally, the Fund will not market itself as a
“
commodity pool
”
or a
vehicle for trading such instruments. Accordingly, the Fund is not subject to regulation under the CEA or otherwise regulated by the
CFTC, and the Manager and Subadviser have claimed an exclusion from the definition of the term
“
commodity pool operator
”
under
the CEA pursuant to Rule 4.5 under the CEA. The Manager and Subadviser are not, therefore, subject to registration or regulation as a
“
commodity pool operator
”
under the CEA in respect of the Fund.
■
Credit Default Swaps Risk
. Credit default swaps involve greater risks than if the Fund had invested in the reference obligation directly.
In addition to general market risks, credit default swaps are subject to liquidity risk and credit risk. A buyer of credit protection also may lose its investment and recover nothing should no credit event occur. If a credit event were to occur, the value of the reference obligation received by the seller, coupled with the periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the Fund. Further, in certain circumstances, the buyer can receive the notional value of a credit default swap only by delivering a physical security to the seller, and is at risk if such deliverable security is unavailable or illiquid. Such a delivery
“
crunch
”
is a distinct risk of these investments.
■
The credit derivatives market is a rapidly evolving market. As a result, different participants in the credit derivatives markets may have different practices or interpretations with respect to applicable terms and definitions, and ambiguities concerning such terms or definitions, may be interpreted or resolved in ways that are adverse to the Fund. Additionally, there may be circumstances and market conditions (including the possibility of a large number of buyers of credit default swaps being required to deliver the same physical security in the same time frame) that have not yet been experienced that could have adverse effects on the Fund’s investments.
Leverage Risk.
Although the Fund may utilize leverage, there can be no assurance that the Fund will do so, or that, if utilized, it will be successful during any period in which it is employed. Leverage is a speculative technique that exposes the Fund to greater risk and higher costs than if it were not implemented.
Property level debt will be incurred by operating entities held by the Fund or by joint ventures entered into by one of the Fund’s operating entities and secured by real estate owned by such operating entities. Such operating entities would own real estate assets and would borrow from a lender using the owned property as mortgage collateral. In a non-recourse mortgage, if an operating entity were to default on a loan, the lender’s recourse would be to the mortgaged property and the lender would typically not have a claim to seek recovery from any unpaid portion of the loan from the other assets of the Fund or its subsidiaries. There are no limits under the
Investment Company Act on the amount of leverage an operating entity may incur. When such property level debt is not recourse to the
Fund, and the entity holding such debt was not formed for the purpose of avoiding the Investment Company Act limitations on leverage, the Fund will not treat such borrowings as senior securities (as defined in the Investment Company Act) for purposes of complying with the Investment Company Act’s limitations on leverage unless (i) the entity holding such debt is an entity that primarily engages in investment activities in securities or other assets and is primarily controlled by the Fund, including a Controlled Subsidiary, or (ii) the financial statements of the entity or joint venture holding such debt would be consolidated in the Fund’s financial statements. Property level debt may include covenants restricting when an operating entity held by the Fund can make distributions to the Fund. Defaults on the property level debt may result in the Fund losing its investment in the applicable property. Defaults on entity level debt may result in limits or restrictions on the Fund’s operations, including the Fund’s ability to make distributions.
There can be no assurance that any property-level financing will be available in the future on acceptable terms, if at all, or that it will be able to satisfy the conditions precedent required to use its credit facilities, if entered into, which could reduce the number, or alter the type, of investments that the Fund would make otherwise. Any failure to obtain financing could have a material adverse effect on the continued development or growth of the Fund’s investments and harm the Fund’s ability to operate and make distributions.
The Fund anticipates that any money borrowed from a bank or other financial institution for investment purposes will accrue interest based on shorter-term interest rates that would be periodically reset. So long as the Fund’s portfolio provides a higher rate of return, net of expenses, than the interest rate on borrowed money, as reset periodically, the leverage may cause the Fund to receive a higher current rate of return than if the Fund were not leveraged. If, however, short-term rates rise, the interest rate on borrowed money could exceed the rate of return on instruments held by the Fund, reducing returns to the Fund and the level of income available for dividends or distributions made by the Fund. Developments in the credit markets may adversely affect the ability of the Fund to borrow for investment purposes and may increase the costs of such borrowings, which would also reduce returns to the Fund. There is no assurance that a leveraging strategy will be successful. The use of leverage to purchase additional investments creates an opportunity for increased Common Shares dividends, but also creates special risks and considerations for the common shareholders, including:
■
the likelihood of greater volatility of NAV, market price and dividend rate of Common Shares than a comparable fund without leverage;

■
the risk that fluctuations in interest rates on borrowings and short-term debt or in dividend payments on, principal proceeds distributed to, or redemption of any Preferred Shares and/or notes or other debt securities that the Fund has issued will reduce the return to the Fund;
■
magnified interest rate risk, which is the risk that the prices of certain of the portfolio investments will fall (or rise) if market interest rates for those types of investments rise (or fall). As a result, leverage may cause greater changes in the Fund’s NAV, which could have a material adverse impact on the Fund’s business, financial condition and results of operations;
■
the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the Common Shares than if the
Fund were not leveraged; and
■
leverage may increase expenses (which will be borne entirely by the common shareholders), which may reduce the Fund’s NAV and the total return to common shareholders.
Potential Conflicts of Interest Risk.
The Manager and Subadviser serve as adviser or subadvisers to other vehicles that have the same or similar investment objectives and investment strategies to those of the Fund. As a result, the Manager and the Fund’s portfolio managers may devote unequal time and attention to the management of the Fund and those other funds and accounts. Conflicts of interest exist or could arise in the future as a result of the relationships between the Fund and its affiliates, on the one hand, and the Fund’s wholly-owned operating partnership or any partner thereof, on the other. For further information on potential conflicts of interest, see
“
Conflicts of Interest.
”
Allocation of Investment Opportunities Risk.
Certain other existing or future funds, investment vehicles and accounts managed by the
Manager and its affiliates and PGIM affiliated proprietary entities invest in securities, properties and other assets in which the Fund may seek to invest. Allocation of identified investment opportunities among the Fund, the Manager and other PGIM affiliated investment vehicles presents inherent conflicts of interest where demand exceeds available supply. While the Manager believes it is likely that there will be some overlap of investment opportunities for the Fund and other PGIM affiliated investment vehicles and PGIM affiliated proprietary accounts from time to time, the Fund’s stock of investment opportunities may be materially affected by competition from other PGIM affiliated investment vehicles and PGIM affiliated proprietary entities. Investors should note that the conflicts inherent in making such allocation decisions will not always be resolved in favor of the Fund. PGIM Real Estate has a rotational policy which is designed to provide fair and equitable deal flow to each of our active accounts and funds for which we manage investments. Any account pursuing a real estate investment will take part in PGIM Real Estate’s allocation queue for the respective region (U.S., Latin
America, Asia, Europe) (each, an
“
Eligible Account
”
). The allocation queue is a standard rotational system that determines fund priority in deal allocation.

See
“
Investment Objectives and Strategies — Allocation of Investment Opportunities
”
and
“
Conflicts of Interest.
”
Best Efforts Offering Risk.
This offering is being made on a
“
best efforts
”
basis, meaning the Distributor and broker-dealers participating in the offering are only required to use their best efforts to sell shares and have no firm commitment or obligation to sell any of the shares. Even though the Fund has acquired the initial portfolio, such portfolio by itself is not diversified. Further, if the Distributor is unable to raise substantial funds in this offering, the Fund’s Board may seek the approval of the Fund’s shareholders to sell all or substantially all of the Fund’s assets and dissolve the Fund. In the event of the liquidation, dissolution or winding up of the Fund, shareholders are entitled to receive the then-current NAV per share of the assets legally available for distribution to the Fund’s shareholders, after payment of or adequate provision for all of the Fund’s known debts and liabilities, including any outstanding debt securities or other borrowings and any interest thereon.
Periodic Tender Offer Risk.
The Fund intends, but is not obligated, to conduct quarterly tender offers to repurchase up to 5.0% of the
Common Shares then outstanding in the sole discretion of the Board. In any given quarter, the Manager may or may not recommend to the Board that the Fund conduct a tender offer, and even if the Manager does recommend to the Board that the Fund conduct a tender offer, the Board may not approve such recommendation. For example, if adverse market conditions cause the Fund’s traded securities to become illiquid or trade at depressed prices or if the Manager and/or Board believe that conducting a tender offer for 5.0% of the
Common Shares then outstanding would impose an undue burden on common shareholders who do not tender compared to the benefits of giving common shareholders the opportunity to sell all or a portion of their Common Shares at net asset value, the Manager may choose not to recommend a tender offer or may recommend a tender offer for less than 5.0% of the Common Shares then outstanding. Accordingly, there may be periods during which no tender offer is made.
If the Fund does conduct tender offers, it may be required to sell its more liquid, higher quality traded securities to purchase the shares of Common Shares that are tendered, which may increase risks for remaining common shareholders and increase Fund expenses as a percent of assets. Further, such sales may increase the turnover of the Fund’s portfolio and may lead to increased expenses to the Fund, such as commissions and transaction costs. The Fund may, subject to its investment restriction with respect to leverage, utilize leverage to finance the repurchase of Common Shares pursuant to any tender offers. There can be no assurance, however, that the Fund will be able to obtain such financing for tender offers if it attempts to do so. The use of leverage to finance the repurchase of Common Shares will further increase the Fund’s expenses borne by shareholders of the Fund, in addition to the increase in expenses per share that will result from having a smaller base of assets after any such tender offers over which to spread fixed expenses. The Fund is designed primarily for long-term investors and an investment in the Common Shares should be considered illiquid. While the Fund intends to conduct quarterly tender offers, the Fund is not required to do so and may amend, suspend or terminate such tender offers at any time.
Investors have no right to require the Fund to redeem their Common Shares.
The exchange of shares of Common Shares for cash pursuant to a tender offer will generally be a taxable transaction for U.S. federal income tax purposes. See
“
Certain U.S. Federal Income Tax Considerations — Taxation of U.S. Holders of The Fund’s Common Shares
— Repurchases of The Fund’s Common Shares
”
and
“
Certain U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders
of The Fund’s Common Shares — Repurchases of The Fund’s Common Shares.
”
Anti-Takeover Provisions.
Certain provisions of the Fund’s charter and bylaws could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to modify the Fund’s structure. These provisions may inhibit a change of control in circumstances that could give the shareholders the opportunity to realize a premium over the value of the Common Shares.
Incentive Fee Risk.
The Incentive Fee may create an incentive for the Manager to make investments in order to maximize Portfolio
Operating Income under the Incentive Fee even if such investments may not benefit the Fund’s NAV, cause us to use more leverage than it otherwise would in the absence of the Incentive Fee or to otherwise make riskier investments on the Fund’s behalf. While the
Board does not monitor specific investment decisions by the Manager and the particular timing of individual investment decisions as they relate to the Incentive Fee, the Board, as part of its fiduciary duties and responsibilities under the Investment Company Act (relating to future determinations as to whether to renew the investment management agreement with the Manager), considers whether the
Incentive Fee is fair and reasonable.
Payment of Management and Incentive Fees in Stock Risk.
The Fund intends to apply for exemptive relief from the SEC to permit the
Fund to pay the Manager all or a portion of its Management Fee and Incentive Fee in shares of Common Shares in lieu of paying the
Manager an equivalent amount of such fees in cash, which would dilute third party ownership interests in the Fund. Exemptive relief that has not been granted is subject to SEC approval, and there is no assurance the SEC will grant the requested relief.
Non-U.S. Investment Risk.
The Fund may invest in real estate located outside of the United States and real estate debt issued in, and/or backed by real estate in, countries outside the United States, including Asia, Europe and Latin America. Non-U.S. real estate and real estate-related investments involve certain factors not typically associated with investing in real estate and real estate-related investments in the U.S., including risks relating to (i) currency exchange matters; (ii) differences in conventions relating to documentation, settlement, corporate actions, stakeholder rights and other matters; (iii) differences between U.S. and non-U.S. real estate markets, including potential price volatility in and relative illiquidity of some non-U.S. markets; (iv) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and differences in government supervision and regulation;
(v) certain economic, social and political risks; (vi) the possible imposition of non-U.S. taxes on income and gains and gross sales or other proceeds recognized with respect to such investments; (vii) differing and potentially less well-developed or well-tested corporate laws regarding stakeholder rights, creditors’ rights (including the rights of secured parties), fiduciary duties and the protection of investors; (viii) different laws and regulations including differences in the legal and regulatory environment or enhanced legal and regulatory compliance; (ix) political hostility to investments by foreign investors; (x) less publicly available information; (xi) obtaining or enforcing a court judgement abroad; (xii) restrictions on foreign investment in other jurisdictions; and (xiii) difficulties in effecting repatriation of capital.
Property Manager Risk.
The Manager will hire property managers to manage the Fund’s properties and leasing agents to lease vacancies in the Fund’s properties. These property managers may be affiliates of partners in joint ventures that the Fund enter into. The property managers have significant decision-making authority with respect to the management of the Fund’s properties. The Fund’s ability to direct and control how its properties are managed on a day-to-day basis may be limited because it engages other parties to perform this function. Thus, the success of the Fund’s business may depend in large part on the ability of its property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in the Fund’s properties. Any adversity experienced by, or problems in our relationship with, the Fund’s property managers or leasing agents could adversely impact the operation and profitability of the Fund’s properties.
Cyber Security Risk.
The Fund is susceptible to operational, information security and other risks related to the use of technology, computer systems and the Internet to conduct business. These risks, which are often collectively referred to as
“
cyber security
”
risks,
may include deliberate or malicious attacks, as well as unintentional events and occurrences. Cyber security is generally defined as the technology, operations and related protocol surrounding and protecting a user’s computer hardware, network, systems and applications and the data transmitted and stored therewith. These measures ensure the reliability of a user’s systems, as well as the security, availability, integrity, and confidentiality of data assets.

Deliberate cyber attacks can include, but are not limited to, gaining unauthorized access to computer systems in order to misappropriate and/or disclose sensitive or confidential information; deleting, corrupting or modifying data; and causing operational disruptions. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (in order to prevent access to computer networks). In addition to deliberate breaches engineered by external actors, cyber security risks can also result from the conduct of malicious, exploited or careless insiders, whose actions may result in the destruction, release or disclosure of confidential or proprietary information stored on an organization’s systems.
Cyber security failures or breaches, whether deliberate or unintentional, arising from the Fund’s third-party service providers (e.g., custodians, financial intermediaries, transfer agents), Subadviser, shareholder usage of unsecure systems to access personal accounts, as well as breaches suffered by the issuers of securities in which the Fund invests, may cause significant disruptions in the business operations of the Fund. Potential impacts may include, but are not limited to, potential financial losses for the Fund and the issuers’
securities, the inability of shareholders to conduct transactions with the Fund, an inability of the Fund to calculate NAV, and disclosures of personal or confidential shareholder information.
In addition to direct impacts on Fund shareholders, cyber security failures by the Fund and/or its service providers and others may result in regulatory inquiries, regulatory proceedings, regulatory and/or legal and litigation costs to the Fund, and reputational damage. The
Fund may incur reimbursement and other expenses, including the costs of litigation and litigation settlements and additional compliance costs. The Fund may also incur considerable expenses in enhancing and upgrading computer systems and systems security following a cyber security failure.
The rapid proliferation of technologies, as well as the increased sophistication and activities of organized crime, hackers, terrorists, and others continue to pose new and significant cyber security threats. Although the Fund and its service providers and Subadviser may have established business continuity plans and risk management systems to mitigate cyber security risks, there can be no guarantee or assurance that such plans or systems will be effective, or that all risks that exist, or may develop in the future, have been completely anticipated and identified or can be protected against. Furthermore, the Fund cannot control or assure the efficacy of the cyber security plans and systems implemented by third-party service providers, the Subadviser, and the issuers in which the Fund invests.
Risks Related to the Fund’s REIT Status.
The Fund has elected and has qualified, and intends to continue to qualify annually, as a REIT for U.S. federal income tax purposes under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize the Fund’s REIT status.
Tax Risks of Investing in the Fund.
Even if the Fund qualifies and maintains its status as a REIT, it may become subject to U.S. federal income taxes and related state and local taxes.
Failure of Financial Institutions and Sustained Financial Market Illiquidity Risk.
The failure of certain financial institutions, namely banks, may increase the possibility of a sustained deterioration of financial market liquidity, or illiquidity at clearing, cash management and/or custodial financial institutions. The failure of a bank (or banks) with which we and/or our portfolio companies have a commercial relationship could adversely affect, among other things, our and/or our portfolio companies’ ability to pursue key strategic initiatives, including by affecting our ability to borrow from financial institutions on favorable terms. Our direct origination platform generally focuses on mature companies backed by well-capitalized equity partners (e.g., private equity firms), typically with significant equity capital invested. In the event a portfolio company, or potential portfolio company, has a commercial relationship with a bank that has failed or is otherwise distressed, such portfolio company may experience delays or other issues in meeting certain obligations or consummating transactions.
Additionally, if a portfolio company’s sponsor has a commercial relationship with a bank that has failed or is otherwise distressed, the portfolio company may experience issues receiving financial support from a sponsor to support its operations or consummate transactions, to the detriment of their business, financial condition and/or results of operations. In addition, such bank failure(s) could affect, in certain circumstances, the ability of both affiliated and unaffiliated co-lenders, including syndicate banks or other fund vehicles, to undertake and/or execute co-investment transactions with us, which in turn may result in fewer co-investment opportunities being made available to us or impact our ability to provide additional follow-on support to portfolio companies. Our and our portfolio companies’ ability to spread banking relationships among multiple institutions may be limited by certain contractual arrangements, including liens placed on their respective assets as a result of a bank agreeing to provide financing.
Risks Related to the Fund’s REIT Status

If the Fund does not continue to qualify as a REIT, it will be subject to tax as a regular corporation and could face a substantial tax liability.

The Fund currently operates so as to continue to qualify as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize the Fund’s REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to continue to qualify as a REIT. If the Fund fails to continue to qualify as a REIT in any tax year, then:
■
the Fund would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct distributions to shareholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate income tax rates;
■
any resulting tax liability could be substantial and could have a material adverse effect on the Fund’s book value;
■
unless the Fund were entitled to relief under applicable statutory provisions, it would be required to pay taxes, and therefore, our cash available for distribution to shareholders would be reduced for each of the years during which the Fund does not qualify as a REIT and for which it had taxable income; and
■
the Fund generally would not be eligible to requalify as a REIT for the subsequent four full taxable years.
To maintain the Fund’s REIT status, the Fund may have to borrow funds on a short-term basis during unfavorable market conditions.
To continue to qualify as a REIT, the Fund generally must distribute annually to shareholders a minimum of 90% of our net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. The Fund will be subject to regular corporate income taxes on any undistributed REIT taxable income each year. Additionally, the Fund will be subject to a 4%
nondeductible excise tax on any amount by which distributions paid by the Fund in any calendar year are less than the sum of 85% of our ordinary income, 95% of capital gain net income and 100% of undistributed income from previous years. Payments the Fund makes to shareholders under the share repurchase plan will not be taken into account for purposes of these distribution requirements. If the Fund does not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, the
Fund may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales. These options could increase our costs or reduce the Fund’s equity.
Compliance with REIT requirements may cause the Fund to forego otherwise attractive opportunities, which may hinder or delay the Fund’s ability to meet its investment objectives and reduce overall return.
To continue to qualify as a REIT, the Fund is required at all times to satisfy tests relating to, among other things, the sources of the
Fund’s, the nature and diversification of assets, the ownership of stock and the amounts distributed to shareholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, the Fund may be required to make distributions to shareholders at disadvantageous times or when the Fund does not have funds readily available for distribution.
Compliance with REIT requirements may force the Fund to liquidate or restructure otherwise attractive investments.
To continue to qualify as a REIT, at the end of each calendar quarter, at least 75% of the value of the Fund’s assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of the Fund’s investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities (other than securities that qualify for the straight debt safe harbor) of any one issuer or more than 10% of the value of the outstanding securities of more than any one issuer unless the Fund and such issuer jointly elect for such issuer to be treated as a
“
taxable REIT subsidiary
”
under the Code. Debt will generally meet the
“
straight debt
”
safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion, or similar factors. Additionally, no more than 5% of the value of the Fund’s assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of the Fund’s assets may be represented by securities of one or more taxable REIT subsidiaries. If the Fund fails to comply with these requirements at the end of any calendar quarter, the Fund must dispose of a portion of the Fund’s assets within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions in order to avoid losing its REIT qualification and suffering adverse tax consequences. In order to satisfy these requirements and maintain its qualification as a REIT, the Fund may be forced to liquidate assets from our portfolio or not make otherwise attractive investments. These actions could have the effect of reducing the Fund’s and amounts available for distribution to shareholders.
The Fund’s charter does not permit any person or group to own more than 9.8% in value or number of shares, whichever is more restrictive, of the Fund’s outstanding Common Shares or of the aggregate of the outstanding capital stock of all classes or series, and attempts to acquire the Fund’s Common Shares or the Fund’s capital stock of all other classes or series in excess of these 9.8% limits would not be effective without an exemption (prospectively or retroactively) from these limits by our board of directors.

For the Fund to continue to qualify as a REIT under the Code, not more than 50% of the value of its outstanding stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for this purpose) during the last half of a taxable year. For the purpose of assisting the Fund’s qualification as a REIT for U.S. federal income tax purposes, among other purposes, the Fund’s charter prohibits beneficial or constructive ownership by any person or group of more than 9.8%, in value or number of shares, whichever is more restrictive, of the outstanding shares of the Fund’s outstanding Common Shares, or 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of the outstanding capital stock of all classes or series, which we refer to as the
“
Ownership Limit.
”
The constructive ownership rules under the Code and the Fund’s charter are complex and may cause shares of the outstanding Common Shares or capital stock owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.8% of the Fund’s outstanding Common Shares or the Fund’s capital stock by a person could cause another person to constructively own in excess of 9.8% of our outstanding Common Shares or the Fund’s capital stock, respectively, and thus violate the Ownership Limit. There can be no assurance that the Fund’s board of directors, as permitted in the charter, will not decrease this Ownership Limit in the future. Any attempt to own or transfer shares of the Common
Shares or capital stock in excess of the Ownership Limit without the consent of our board of directors will result in the transfer being void.
The Ownership Limit may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of shareholders or would result in receipt of a premium to the price of the Common Shares (and even if such change in control would not reasonably jeopardize our REIT status). The exemptions to the Ownership Limit granted to date may limit our board of directors’ power to increase the Ownership Limit or grant further exemptions in the future.

Our board of directors is authorized to revoke our REIT election without shareholder approval, which may cause adverse consequences to shareholders.
The Fund’s charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of shareholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify, or attempt to qualify, as a REIT. Our board of directors has certain statutory duties to the Fund and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our best interests. In this event, the
Fund would become subject to U.S. federal income tax on our taxable income and the Fund would no longer be required to distribute most of the Fund’s net income to shareholders, which may cause a reduction in the total return to shareholders.
Tax Risks of Investing in the Fund

Non-U.S. holders may be subject to U.S. federal income tax upon their disposition of shares of the Fund’s Common Shares or upon their receipt of certain distributions from us.
In addition to any potential withholding tax on ordinary dividends, a non-U.S. holder (as such term is defined below under
“
Certain
U.S. Federal Income Tax Considerations — Taxation of U.S. Holders of The Fund’s Common Shares
”
), other than a
“
qualified
shareholder
”
or a
“
qualified foreign pension fund,
”
that disposes of a
“
U.S. real property interest
”
(
“
USRPI
”
) (which includes shares of
stock of a U.S. corporation whose assets consist principally of USRPIs), is generally subject to U.S. federal income tax under the Foreign
Investment in Real Property Tax Act of 1980, as amended (
“
FIRPTA
”
), on the amount received from such disposition. Such tax does not apply, however, to the disposition of stock in a REIT that is
“
domestically controlled.
”
Generally, a REIT is domestically controlled if less
than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence, determined by looking through pass through entities and certain U.S. corporations, among others. The Fund cannot assure you that it currently qualifies as a domestically controlled
REIT or that it will qualify as a domestically controlled REIT at any time in the future. If the Fund were to fail to so qualify, amounts received by a non-U.S. holder on certain dispositions of shares of the Common Shares (including a repurchase) would be subject to tax under FIRPTA, unless (i) shares of Common Shares were regularly traded on an established securities market and (ii) the
non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of the Common Shares. See
“
Certain
U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders of The Fund’s Common Shares — Sales of The Fund’s
Common Shares.
”
A non-U.S. holder other than a
“
qualified shareholder
”
or a
“
qualified foreign pension fund,
”
that receives a distribution from a REIT that
is attributable to gains from the disposition of a USRPI as described above, including in connection with a repurchase of the Common
Shares, is generally subject to U.S. federal income tax under FIRPTA to the extent such distribution is attributable to gains from such disposition, regardless of whether the difference between the fair market value and the tax basis of the USRPI giving rise to such gains is attributable to periods prior to or during such non-U.S. holder’s ownership of the Common Shares. In addition, a repurchase of the
Common Shares, to the extent not treated as a sale or exchange, may be subject to withholding as an ordinary dividend. See
“
Certain
U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders of The Fund’s Common Shares — Distributions, and —
Repurchases of the Fund’s Common Shares.
”
The Manager and the Subadviser seek to act in the best interests of the Fund as a whole and not in consideration of the particular tax consequences to any specific holder of our stock. Potential non-U.S. holders should inform themselves as to the U.S. tax consequences, and the tax consequences within the countries of their citizenship, residence, domicile, and place of business, with respect to the purchase, ownership and disposition of shares of the Common Shares.

Investments outside the United States may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements.
Non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes. In addition, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are typically structured differently than they are in the United States or are subject to different legal rules may present complications to our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements.
The Fund may incur tax liabilities that would reduce our cash available for distribution to you.
Even if the Fund qualifies and maintain our status as a REIT, the Fund may become subject to U.S. federal income taxes and related state and local taxes. For example, net income from the sale of properties that are
“
dealer
”
properties sold by a REIT (a
“
prohibited
transaction
”
under the Code) will be subject to a 100% tax. The Fund may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if the Fund were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) the Fund would be subject to tax on the income that does not meet the income test requirements. The Fund also may decide to retain net capital gain the Fund earns from the sale or other disposition of the Fund’s investments and pay income tax directly on such income. In that event, shareholders would be treated as if they earned that income and paid the tax on it directly.
However, shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. The Fund also may be subject to state and local taxes on the Fund’s or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own the Fund’s assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes the Fund pays directly or indirectly will reduce our cash available for distribution to you.
You may have current tax liability on distributions you elect to reinvest in the Fund’s Common Shares.
If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of the Common Shares to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be required to use funds from other sources to pay your tax liability on the reinvested dividends.
Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.
Currently, the maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. shareholders is 20%.
Dividends payable by REITs, however, generally are not eligible for the reduced rate. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including the Common Shares. However, under tax reform legislation under the Tax Cuts and Jobs Act (the
“
Tax Reform Bill
”
), commencing with taxable years beginning on or
after January 1, 2018 and continuing through 2025, individual taxpayers may be entitled to claim a deduction in determining their taxable income of 20% of ordinary REIT dividends (dividends other than capital gain dividends and dividends attributable to certain qualified dividend income received by us), which temporarily reduces the effective tax rate on such dividends. See
“
Certain U.S. Federal
Income Tax Considerations — Taxation of U.S. Holders of The Fund’s Common Shares — Distributions Generally.
”
You are urged to
consult with your tax advisor regarding the effect of this change on your effective tax rate with respect to REIT dividends.
The Fund may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the price of the Fund’s Common Shares.
In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of the Common Shares. Additional changes to the tax laws are likely to continue to occur, and the Fund cannot assure you that any such changes will not adversely affect the taxation of shareholders. Any such changes could have an adverse effect on an investment in shares or on the market value or the resale potential of the Fund’s assets. You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares.
Although REITs generally receive certain tax advantages compared to entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, the Fund’s charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of shareholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to continue to qualify as a REIT. The impact of tax reform on an investment in shares is uncertain. Prospective investors should consult their own tax advisors regarding changes in tax laws.
In addition, unilateral or internationally agreed or disputed changes in international tax policy, laws or regulations or in the policies or positions of relevant tax authorities, including U.S. tax authorities and the application of tariffs or other U.S. executive actions regarding the dispute, application, administration or interpretation of tax laws, regulations or treaties, could also increase the taxes or levies
(including tariffs) payable by us or in respect of our assets and tenants, possibly with retroactive effect or could otherwise have a material impact on international financial or governmental agreements and arrangements or international economic conditions, each of which could negatively impact our business.
The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to continue to qualify as a REIT.
The Fund may acquire mezzanine loans, for which the United States Internal Revenue Service (the
“
IRS
”
) has provided a safe harbor
but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. The Fund may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event the Fund owns a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, the Fund could fail to continue to qualify as a REIT.
If our operating partnership failed to continue to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax
purposes, the Fund would cease to continue to qualify as a REIT.
If the IRS were to successfully challenge the status of our operating partnership as a partnership or disregarded entity for U.S. federal income tax purposes, it would be taxable as a corporation. In the event that this occurs, it would reduce the amount of distributions that the Fund’s operating partnership could make to the Fund. This would also result in our failing to continue to qualify as a REIT and becoming subject to a corporate-level tax on the Fund’s, which would substantially reduce our cash available to pay distributions and the yield on your investment.

MANAGEMENT AND ADVISORY ARRANGEMENTS
Board of Directors
The Board is responsible for the overall supervision of the business and affairs of the Fund and performs the various duties imposed on the directors of investment companies by the Investment Company Act, the charter and applicable Maryland law. The Board also oversees the Fund’s officers, who conduct and supervise the daily business operations of the Fund. A vacancy on the Board may be filled by the directors, unless the Investment Company Act requires the election of one or more such directors by shareholders.
Manager
The Manager of the Fund is PGIM Investments, 655 Broad Street, Newark, NJ 07102-4410. PGIM Investments is a wholly-owned subsidiary of PIFM Holdco LLC, which is a wholly-owned subsidiary of PGIM Holding Company LLC, which is a wholly-owned subsidiary of Prudential. PGIM Investments and its predecessors have served as a manager or administrator to investment companies since 1987.
PGIM Investments currently serves as manager to all of the other investment companies that, together with the Fund, comprise the
Prudential Investments registered investment companies. As of December 31, 2024, PGIM Investments served as the investment manager to all of the Prudential U.S. and offshore open-end management investment companies, and as manager and administrator to closed-end investment companies. As of December 31, 2024, PGIM Investments’ total assets under management were approximately
$311.1 billion.
Pursuant to a Management Agreement with the Fund (the
“
Management Agreement
”
), PGIM Investments, subject to the supervision of
the Fund’s Board and in conformity with the stated policies of the Fund, manages both the investment operations of the Fund and the composition of the Fund’s portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, PGIM Investments is obligated to keep certain books and records of the Fund. PGIM Investments will review the performance of the Subadviser and make recommendations to the Board with respect to the retention of subadvisers and the renewal of contracts.
PGIM Investments also administers the Fund’s corporate affairs and, in connection therewith, furnishes the Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by the Fund’s custodian and transfer agent. The management services that PGIM Investments provides to the Fund are not exclusive under the terms of the Management
Agreement and PGIM Investments is free to, and does, render management services to others.
For services it receives under the Management Agreement, the Fund pays PGIM Investments a base management fee and an incentive fee. The base management fee (the
“
Management Fee
”
) is payable at the end of each month at the annual rate of 1.00% of the average daily value of the Fund’s net assets. The Manager has contractually agreed to waive its Management Fee through June 30, 2025 (the
“
Waiver Period
”
). The longer an investor holds shares of the Common Shares during the Waiver Period, the longer an investor will receive the benefit of the Waiver Period. Following the Waiver Period, the Manager will receive a Management Fee at an annual rate of
1.00% of the average daily value of the Fund’s net assets.
The incentive fee (the
“
Incentive Fee
”
) is calculated and payable quarterly in arrears in an amount equal to 10% of the Fund’s Portfolio
Operating Income for the immediately preceding quarter. No incentive fee on Portfolio Operating Income will be payable in any calendar quarter in which the Fund did not achieve a 5% Total Return over the trailing 12-month period. The Manager has contractually agreed to waive its Incentive Fee through the Waiver Period. As a result, the Manager is not eligible to receive any Incentive Fee until the expiration of the Waiver Period.
“
Portfolio Operating Income
”
means (1) the Fund’s share of Net Operating Income from the Fund’s real estate equity investments; plus
(2) the Fund’s net investment income (or loss) from debt, preferred equity investments and traded real estate-related securities; minus
(3) the Fund’s expenses (excluding the Incentive Fee and distribution and servicing fees).
“
Net Operating Income
”
means operating revenue net of operating expenses (inclusive of interest on investment level debt) for the
Fund’s operating entities that invest in real estate and excludes (i) gains or losses from sales of depreciable real property, (ii) impairment write-downs on depreciable real property, (iii) real estate-related depreciation and amortization for each real estate operating venture and
(iv) adjustments for recognizing straight line rent.
“
Total Return
”
for any 12-month period shall equal the sum of: (i) all distributions accrued or paid (without duplication) on the Common
Shares since the beginning of the applicable 12-month period plus (ii) the change in aggregate NAV of Common Shares since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Common Shares, (y) any allocation/accrual to the performance participation interest and (z) applicable distribution and servicing fee expenses.
Portfolio Operating Income does not include any component of capital gains or capital appreciation. The Manager is not entitled to any incentive fee based on the capital gains or capital appreciation of the Fund or its investments.

The Fund intends to apply for exemptive relief from the SEC to permit the Fund to pay the Manager all or a portion of its Management
Fee and Incentive Fee in shares of Common Shares, in lieu of paying the Manager an equivalent amount of such fees in cash. As a condition of this exemptive relief, the Manager may be required to commit not to sell any shares of Common Shares received in lieu of a cash payment of these fees for at least 12 months from the date of issuance, except in exceptional circumstances. Exemptive relief that has not been granted is subject to SEC approval, and there is no assurance the SEC will grant the requested relief.
The Management Agreement provides that PGIM Investments will not be liable for any error of judgment by PGIM Investments or for any loss suffered by the Fund in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act) or loss resulting from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Management Agreement provides that it will terminate automatically if assigned (as defined in the Investment Company Act), and that it may be terminated without penalty by either PGIM Investments or the
Fund by the Board or vote of a majority of the outstanding voting securities of the Fund (as defined in the Investment Company Act)
upon not more than 60 days’, nor less than 30 days’, written notice. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually by the Board in accordance with the requirements of the Investment Company Act.
A discussion of the basis for the Board's approval of the Management Agreement and Subadvisory Agreement is available in the Fund's
Semi-Annual Report to Shareholders for the period ended June 30, 2024.
Pursuant to an Expense Limitation and Reimbursement Agreement, the Manager has contractually agreed to waive its fees and/or reimburse expenses of the Fund through August 15, 2028 (the
“
ELRA Period
”
) so that the Fund’s Specified Expenses will not exceed
0.50% of net assets (annualized). The Fund has agreed to repay these amounts, when and if requested by the Manager, but only if and to the extent that Specified Expenses are less than 0.50% of net assets (annualized) (or, if a lower expense limit is then in effect, such lower limit) within three years after the date the Manager waived or reimbursed such fees or expenses. This arrangement cannot be terminated without the consent of the Fund’s Board prior to the end of the ELRA Period.
“
Specified Expenses
”
is defined to include all
expenses incurred in the business of the Fund, including organizational and offering costs (other than Initial Organization and Offering
Costs, which will be paid directly by PGIM and its affiliates), with the exception of (i) the Management Fee, (ii) the Incentive Fee, (iii) the
Servicing Fee, (iv) the Distribution Fee, (v) property level expenses, (vi) brokerage costs or other investment-related out-of-pocket expenses, including with respect to unconsummated investments, (vii) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund), (viii) taxes, and (ix) extraordinary expenses (as determined in the sole discretion of the Manager).
Subadviser
PGIM, Inc. (
“
PGIM
”
or the
“
Subadviser
”
), located at 655 Broad Street, Newark, NJ 07102, serves as the Fund’s investment subadviser.
PGIM, Inc. PGIM is an indirect, wholly-owned subsidiary of Prudential that was organized in 1984. PGIM is the global asset management business of Prudential Financial, Inc. (NYSE:PRU). PGIM offers a range of investment solutions for retail and institutional investors around the world across a broad range of asset classes, including real estate and alternatives, public fixed income, private fixed income, fundamental equity, and quantitative equity. As of December 31, 2024, PGIM managed approximately $1.38 trillion in assets.
PGIM provides day-to-day management of the Fund’s portfolio primarily through its specialized real estate investing and financing business unit, PGIM Real Estate. PGIM Real Estate is one of the largest real estate managers in the world, with $206 billion of gross assets under management and administration as of December 31, 2024 ($132 billion net and $47 billion in assets under administration). PGIM Real Estate and its predecessor entities and business units have more than 140 years of experience investing in real estate through direct mortgage loan originations, and more than 50 years of history managing open end real estate equity vehicles similar to the Fund. The business is supported by more than 1,200 specialized professionals located in 35 major cities across the globe.
PGIM Real Estate’s local operating units offer a broad range of real estate investment strategies and investment management services in the U.S., Europe, Asia and Latin America. For more information related to the Subadviser, please see Appendix A
“
Supplemental
Performance Information of the Subadviser.
”
Subadvisory Agreement
The Manager has entered into a subadvisory agreement (the
“
Subadvisory Agreement
”
) with the Subadviser. The Subadvisory
Agreement provides that the Subadviser will furnish investment advisory services in connection with the management of the Fund.

Under the Subadvisory Agreement, the Subadviser, subject to the supervision of the Manager, is responsible for managing the assets of the Fund in accordance with the Fund’s investment objectives, investment program and policies. The Subadviser generally determines what properties, loans, joint ventures, securities and other instruments are purchased and sold for the Fund and is responsible for obtaining and evaluating financial data relevant to the Fund. The Manager continues to have responsibility for all investment advisory services pursuant to the Management Agreement and supervises the Subadviser’s performance of such services.
The Subadviser will receive an annual subadvisory fee, payable monthly, from the Manager in an amount equal to 0.60% of the average daily value of the Fund’s net assets. No subadvisory fees will be paid by the Fund directly to the Subadviser. In addition, in consideration for the services provided pursuant to the Subadvisory Agreement, the Manager will pay the Subadviser a fee in the amount of 60% of the
Incentive Fee received by the Manager from the Fund pursuant to the Management Agreement. The Subadviser has contractually agreed to waive this subadvisory fee and incentive fee through the Waiver Period.
Allocation of Investment Opportunities
The Fund is subject to the PGIM Real Estate U.S. Allocation Policy & Procedures, which state that the allocation of investment opportunities (each, an
“
Investment
”
) is generally determined through a rotational process, with the applicable Investment being first offered to the Eligible Account that is in the highest position in the relevant queue (e.g., stabilized or non-stabilized queue, as described below) relative to the other Eligible Accounts in that queue (i.e., to the Eligible Account in such queue for which the longest time period has passed since it received an allocation from that queue). Each Eligible Account in a queue may accept or pass on the individual
Investment offered. If an Eligible Account accepts the Investment, the Eligible Account will move to the end of the relevant queue. There are limited exceptions to this process, such as certain debt, senior housing and affordable housing and transformative development
Investments, and Investments that could create conflicts of interest. The Global Chief Investment Risk Officer for the U.S. (
“
CIRO
”
) has a
veto over allocation should s/he believe that an investment is not appropriate for a particular Eligible Account.
For purposes of allocating Investments, PGIM Real Estate will establish one or more queues based on investment strategy and investment guidelines. PGIM Real Estate currently employs two distinct allocation queues: a stabilized Investments queue and a non-stabilized Investments queue. For purposes of this policy, stabilized Investments shall generally include:
■
Office, retail, warehouse, storage, and residential properties that are 75% or more leased at the time of purchase, and hotels that are operating at or near, market occupancy;
■
Properties undergoing a minor renovation or expansion that does not have a material impact on the property’s occupancy or operation;
■
Build-to-suit properties that are 75% or more pre-leased and that have reasonable protection from completion and cost overrun risk; and
■
Such other Investments as may be determined to be stabilized Investments by the CIRO in his/her reasonable discretion. The CIRO also may determine that an Investment that otherwise may be considered a stabilized Investment per the definition above should be categorized as a non-stabilized Investment based on his/her reasonable discretion.
All Investments that are not stabilized Investments shall be deemed to be non-stabilized Investments.
At times, there may be an investment opportunity that is suitable to more than one portfolio. PGIM Real Estate utilizes its allocation process, a rotation system to determine fund priority in deal allocation. Portfolio Managers represent their clients’ interest and only deals selected by Portfolio Managers may be allocated to an account (there are no
“
forced deals
”
). Accounts that receive an allocation will be
moved to the end of the relevant queue in the rotation.
The Portfolio Manager is responsible for the selection of investment opportunities. This, coupled with the dedicated portfolio and asset management team’s involvement in the initial underwriting and due diligence process, enhances the efficient and effective execution of portfolio strategy and objectives.
The Fund’s adherence to its investment process is monitored through the PGIM Real Estate’s Investment Risk Management Group,
which is led by the Investment Risk Group, comprised of the Global Chief Investment Risk Officer together with a team of regional Chief
Underwriters who administer and run the global and regional Investment Committee processes as well as the regional allocation processes. This team is independent from the PGIM Real Estate’s main Transactions and Portfolio Management group and as such provides an impartial view on each transaction that is brought forward to Investment Committee. The Investment Risk Group processes are designed to address the major layers of risk on a macro, portfolio and deal level throughout the entire investment process.
The Investment Risk Group runs the regional allocation process and the global and regional Investment Committees are responsible for the allocation, underwriting review and authorization of investments for PGIM Real Estate-managed funds. This includes providing oversight at the investment level to ensure all PGIM Real Estate-managed funds eligible to invest in a region have equal knowledge of all prospective investment opportunities in that region while applying consistent risk/return evaluation to the underwriting analysis for all investment proposals. Based on the suitability of a transaction for a portfolio’s investment strategy, the Chief Investment Risk Officer can veto the allocation of a transaction to a portfolio.
Based on the suitability of a transaction for a portfolio’s investment strategy, the Chief Investment Risk Officer can veto the allocation of a transaction to a portfolio.
Certain other existing or future funds, investment vehicles and accounts managed by the Manager and its affiliates and PGIM affiliated proprietary entities invest in securities, properties and other assets in which the Fund seeks to invest. The Manager’s allocation policy is designed to fairly and equitably distribute investment opportunities over time among funds or pools of capital managed by the Manager and its affiliates. Allocation of identified investment opportunities among the Fund, the Manager and other PGIM affiliated investment vehicles presents inherent conflicts of interest where demand exceeds available supply. While the Manager believes it is likely that there will be some overlap of investment opportunities for the Fund and other PGIM affiliated investment vehicles and PGIM affiliated proprietary accounts from time to time, the Fund’s stock of investment opportunities may be materially affected by competition from other PGIM affiliated investment vehicles and PGIM affiliated proprietary entities. Investors should note that the conflicts inherent in making such allocation decisions will not always be resolved in favor of the Fund.
Portfolio Managers
The following individuals are jointly and primarily responsible for the day-to-day implementation of the Fund’s investment strategy.
Darin Bright, Senior Portfolio Manager.
Mr. Bright is Managing Director and Head of U.S. Core Plus at PGIM Real Estate. Based in
Newark, New Jersey, Mr. Bright is the senior portfolio manager for all core plus funds including PGIM Private Real Estate Fund and
PGIM Real Estate’s flagship U.S. Core Plus equity real estate fund, PRISA II. Mr. Bright is a member of the U.S. Management Council and U.S. Investment Committee. Prior to joining PGIM Real Estate, Mr. Bright was a Vice President with Grubb & Ellis, a real estate asset management and brokerage company, advising real estate equity strategies for institutional and corporate clients. Before this, Mr. Bright was a commercial real estate appraiser with Richard E. Nichols Associates.
Caitlin O’Connor, Portfolio Manager.
Ms. O’Connor is a Managing Director at PGIM Real Estate and a member of the U.S. core plus investment platform. Ms. O’Connor serves as a portfolio manager for both PGIM Private Real Estate Fund and PRISA II, PGIM Real
Estate’s flagship U.S. Core Plus equity real estate fund. Based in San Francisco, Ms. O’Connor has a leadership role in all aspects of fund strategy, investment and management. Prior to that, Ms. O’Connor held multiple roles in acquisitions and asset management at
PGIM Real Estate during her 17 year tenure with the firm. Punctuating her time at PGIM Real Estate, Ms. O’Connor spent two years as a development director at Lennar Multifamily Communities in the Northern California region.
Brandon Short, Portfolio Manager.
Mr. Short is an Executive Director at PGIM Real Estate and Portfolio Manager for PGIM Private Real
Estate Fund. Based in Newark, New Jersey, Brandon joined the firm in 2021 and has a leadership role in all aspects of the funds’
strategy and management. Prior to joining PGIM Real Estate, Brandon was M&A Director at Round Hill Capital, where he led the firm’s inorganic growth strategy and managed corporate-level debt and equity financings. Before joining Round Hill, Brandon was a member of the Cerberus European Capital Advisors team where he underwrote real estate assets associated with non-performing loans and developed optimal business plans offering the most accretive property management and exit strategies. Prior to joining Cerberus,
Brandon worked at Goldman Sachs as a real estate investment banker based in both New York and Dubai.
Additional information about portfolio manager compensation, other accounts managed, and portfolio manager ownership of Fund securities may be found in the SAI.

CONTROL PERSONS
A control person includes a person who beneficially owns more than 25% of the voting securities of a company. As of March 31, 2025, the Fund could be deemed to be under control of Prudential, through its affiliated entities, which has voting authority with respect to
99.95% of the outstanding interests in the Fund. A control person's vote could have a more significant effect on matters presented to shareholders for approval than the vote of other Fund shareholders.

NET ASSET VALUE
Calculation of NAV
The Fund determines its NAV on each day on which the Fund is open for business, as of the close of regular trading on the New York
Stock Exchange (
“
NYSE
”
) (generally, 4:00 p.m. Eastern Time). The Fund determines the NAV per share of each class of Common
Shares by dividing the value of the Fund’s securities, cash and other assets (including interest accrued but not collected) less all its liabilities (including accrued expenses, the liquidation preference of any outstanding Preferred Shares and dividends payable) by the total number of shares of Common Shares outstanding.
The Fund’s portfolio investments are valued based upon market quotations or, if market quotations are not readily available, at fair value as determined in good faith under valuation policies and procedures established by the Board. These valuation policies and procedures include pricing methodologies for determining the fair value of certain types of securities and other assets held by the Fund that do not have quoted market prices, and authorize the use of other pricing sources, such as bid prices supplied by a principal market maker and evaluated prices supplied by pricing vendors that employ analytic methodologies that take into account the prices of similar securities or investments and other market factors. The Fund expects that a significant portion of its portfolio will consist of interests in properties required to be valued at fair value under these procedures.
Exchange-traded options, futures and options on futures are valued at the settlement price determined by the exchange.
The Fund may invest in foreign instruments that are denominated in currencies other than the U.S. dollar. Foreign currency exchange rates are generally determined as of the close of business on the New York Stock Exchange.
The Board has designated the Manager as the
“
valuation designee
”
pursuant to the provisions of Rule 2a-5 under the Investment
Company Act (the
“
Valuation Designee
”
). If the Valuation Designee determines that a market quotation for an investment is not reliable based on, among other things, events or market conditions that occur with respect to one or more securities held by the Fund or the market as a whole, after the quotation is derived or after the closing of the primary market on which the security is traded, but before the time that the Fund’s NAV is determined, the Fund may use
“
fair value pricing,
”
which is implemented by a valuation committee made
up of representation from the Valuation Designee. Specifically, representation from Compliance, Product Development, Fund Law and
Fund Administration (
“
Valuation Committee
”
). In addition, the Fund may use fair value pricing determined by the Valuation Committee if the pricing source does not provide an evaluated price for an investment or provides an evaluated price that, in the judgment of the
Valuation Designee, does not represent fair value. Securities or other assets that are primarily traded outside the United States may also be subject to a fair value pricing adjustment using a service provided by a pricing vendor.
The Subadviser often provides relevant information for the meetings of the Valuation Committee.
Different valuation methods may result in differing values for the same investment. The fair value of a portfolio investment that the Fund uses to determine its NAV may differ from the investment’s quoted or published price of the investment.
Each month, the Valuation Designee and the Independent Valuation Advisor will determine the value of each real property, based on an estimated month-end value. The Fund will use the values determined for purposes of calculating its NAV. For real estate debt and other debt investments for which reliable market quotes are not readily available, the most recent monthly or interim valuation will be used for purposes of calculating the Fund’s daily NAV. Any material changes to the valuation of real property investments and real estate and other debt investments will be reflected as soon as possible in the Fund’s NAV calculation once deemed appropriate by the Valuation
Designee and Independent Valuation Advisor.
Fair value pricing procedures are designed to result in prices for the Fund’s securities and its NAV that are reasonable in light of the circumstances which make or have made market quotations unavailable or unreliable. There is no assurance, however, that fair value pricing will accurately reflect the market value of an investment.
At least annually, the Board, including a majority of the independent directors, reviews the appropriateness of the Fund’s valuation policies and procedures.
Independent Valuation Advisor
With the approval of the Board, including a majority of the independent directors, the valuation process of the Fund’s real property investments is managed by the Independent Valuation Advisor, SitusAMC, subject to the oversight of the Valuation Designee and the
Board. The Independent Valuation Advisor is engaged in the business of rendering opinions regarding the value of commercial real estate properties, and is not affiliated with the Fund or the Valuation Designee. The Fund and/or the Valuation Designee, with the approval of the Board, including a majority of the independent directors, may engage additional independent valuation firms in the future as the Fund’s portfolio grows and diversifies globally. In addition, the Independent Valuation Advisor intends to engage third party valuation firms to perform annual properties appraisals for the Fund’s properties. While the Independent Valuation Advisor provides valuations of the Fund’s real property investments, and will engage third party valuation firms to perform annual property appraisals, it is not responsible for, and does not calculate, the Fund’s daily NAV. Further, the Valuation Designee is ultimately responsible for determining the fair value of our assets, subject to the oversight of the Board.
The Independent Valuation Advisor has provided, and is expected to continue to provide, real estate valuation advisory services to other clients managed by the Valuation Designee or its affiliates, and has received, and is expected to continue to receive, fees in connection with such services. The Independent Valuation Advisor and its affiliates may from time to time in the future perform other commercial real estate and financial advisory services for other funds managed by the Valuation Designee or its affiliates, so long as such other services do not adversely affect the independence of the Independent Valuation Advisor, as certified in the applicable appraisal report.
Valuation of Investments
Investments with Reliable Readily Available Market Prices
Securities for which the primary market is on an exchange will be valued at the last sale price on such exchange on the day of valuation, which must be a day on which the New York Stock Exchange is open for trading (
“
Valuation Day
”
) or, if there was no sale on such day,
at the mean between the last bid and asked prices on such day, or at the last bid price on such day in the absence of an asked price or if the mean price does not represent fair value, in the judgment of the Valuation Designee.
Securities for which its primary exchange designates an official closing price (
“
Official Closing Price
”
) (e.g., securities traded on the
London Stock Exchange) shall be valued at the Official Closing Price on the Valuation Day.
Investments in open-end, non-exchange-traded mutual funds will be valued at their net asset value as determined as of the close of the
NYSE on the Valuation Day.
Debt securities and
“
over the counter
”
securities will generally be valued at an evaluated bid price provided by an independent pricing agent or, in the absence of a valuation provided by an independent pricing agent, at the bid price provided by a principal market maker or primary market dealer. These securities include i) debt securities, including bonds, notes, debentures and other debt securities, and money market instruments such as certificates of deposit, commercial paper, bankers’ acceptances and obligations of domestic and foreign banks, for which market quotations are readily available, as well as ii) other securities that are traded in the over-the-counter market, including listed securities and securities eligible for resale pursuant to Rule 144A under the Securities Act for which the primary market is believed by the Valuation Designee to be over-the-counter.
Any other securities and investments with readily available market prices will be valued in accordance with the Fund’s valuation policies and procedures.
If the prices described above, in the judgment of the Valuation Designee do not represent fair value, they may be valued as
“
fair value
”
securities pursuant to the Fund’s valuation policies and procedures.
Investments without Reliable Readily Available Market Prices
Fair value of the Fund’s investments that do not have reliable readily available market prices will be determined as described below.
Real Property Investments

Subject to the oversight of the Valuation Designee and the Board, the Independent Valuation Advisor will administer the real property valuation process for the Fund on a monthly basis and will select (subject to the Valuation Designee’s approval) and manage the process associated with third-party appraisal firms with respect to the annual valuation of the Fund’s real property investments.
Investments in newly acquired properties may initially be valued at cost. Each property will then be valued by an independent third-party appraisal firm within the first six months (but typically three months) of acquisition and no less than annually thereafter. Upon conclusion of the appraisal, the independent third-party appraisal firm prepares a written report.
Each third-party appraisal and review by the Independent Valuation Advisor is performed in accordance with the Code of Ethics &
Standards of Professional Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, or the similar industry standard for the country where the property appraisal is conducted. Any appraisal provided by an independent third-party appraisal firm will not be used in the valuation of the applicable property until the Independent Valuation Advisor has reviewed and confirmed for reasonableness such appraisal.

The Independent Valuation Advisor will cause approximately 1/12th of the Fund’s real property investments to be appraised by third-party appraisers each month. Each asset will be appraised by a third-party appraiser other than the Independent Valuation Advisor once per year. Each month the Independent Valuation Advisor (or, in the case of certain assets located outside of the United States, a valuation firm designated by the Independent Valuation Advisor) will analyze the remaining approximately 11/12ths of the Fund’s real properties for value changes that are not being appraised by a third-party appraiser that month.
In addition, the Valuation Designee will monitor the Fund’s properties for events that it believes may have a material impact on the most recent estimated values of such property, and coordinate with the Independent Valuation Advisor to incorporate the impact of those events in estimated fair values, as needed. Possible examples of such a material change include an unexpected termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property, capital market events, recent financial results or changes in the capital structure of the property, material changes in cap rates or discount rates, any regulatory changes that affect the investment, or a significant industry event or adjustment to the industry outlook that may cause the value of a property to change materially. Upon the occurrence of such a material event and provided that the Valuation Designee is reasonably aware that such event has occurred, the Valuation Designee will promptly notify the Independent Valuation Advisor and request that the Independent Valuation Advisor promptly provide an interim valuation adjustment.
The Independent Valuation Advisor will also monitor overall market conditions and communicate to the Valuation Designee any conditions that it believes could materially impact any of the Fund’s appraisal values, and may perform an appraisal for any real property outside the monthly valuation cycle if the Valuation Designee notifies it of a property-specific material event, as a result of certain capital market material events, or if necessary to confirm any valuation previously communicated to the Valuation Designee.
The Independent Valuation Advisor will value the Fund’s real properties using the valuation methodology it deems most appropriate and consistent with and in accordance with industry best practices and market conditions. The Valuation Designee expects the primary methodology used to value the real properties will be the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (for example, discounted cash flow analysis). Income related to each property will be accrued on the basis of data extracted from (1) the annual budget for such property and (2) material, unbudgeted non-recurring income and expense events such as capital expenditures, prepayment penalties, assumption fees, tenant buyouts, lease termination fees and tenant turnover with respect to the Fund’s properties when the Valuation Designee becomes aware of such events and the relevant information is available. Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization or discount rate and projections of future rent and expenses based on appropriate market evidence. Other methodologies that may also be used to value properties include market and cost approaches.
Real estate appraisals are reported on a free and clear basis, excluding any property-level indebtedness that may be in place. Fund level and property level debt will be valued separately in accordance with GAAP.
Properties held through joint ventures generally will be valued in a manner that is consistent with the methods described above. Once the value of a property held by the joint venture is determined and the Fund determines the fair value of any other assets and liabilities of the joint venture, the value of the Fund’s interest in the joint venture would then be determined by the Valuation Designee using a hypothetical liquidation calculation to value the Fund’s interest in the joint venture.
As described above, each month, the Valuation Designee and the Independent Valuation Adviser will determine the value of each real property, based on an estimated month-end value. The Fund will use the values determined for purposes of calculating its NAV.
Private Real Estate Debt

Private real-estate related debt investments, such as debt investments backed by real estate or real estate related companies acquired from private issuers or in private transactions (
“
Private Realty Debt Investments
”
), owned directly or indirectly by the Fund will generally
be valued as
“
fair value
”
securities.
At origination, a Private Realty Debt Investment will be valued at cost until an Independent Appraisal (as described below) is available.
The Valuation Designee will retain an independent appraisal management firm (the
“
Appraisal Management Firm
”
) that will provide, or
arrange for another independent appraisal firm to provide, monthly independent appraisal of each Private Realty Debt Investment. The value that the Appraisal Management Firm provides, or causes to provide, as noted above, will remain in effect and will be used in each day’s calculation of the Fund’s net asset value until the next such independent appraisal of the Private Realty Debt Investment.
The Valuation Designee will monitor on an ongoing basis the value of Private Realty Debt Investments. On any day, independent of the appraisal process, the Valuation Designee may adjust the value of a Private Realty Debt Investment based on market events or issuer-specific events that have increased or decreased the realizable value of the Private Realty Debt Investment.

Real Estate-Related Securities and Other Securities

Real estate-related securities and other securities that do not have reliable readily available market quotations may be valued by one or more third-party pricing services as fair value securities.

DISTRIBUTIONS
The Fund intends to declare distributions and distribute them on a monthly basis. In addition, the Fund intends to distribute any net capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually. Net short-term capital gain distributions may be paid more frequently. The Fund intends to make distributions necessary to maintain its qualification as a REIT.
Cash distributions to holders of the Common Shares will automatically be reinvested under the DRIP in additional whole and fractional shares unless you elect to receive your distributions in cash. Investors may terminate their participation in the DRIP with prior written notice to the Fund. Under the DRIP, shareholders’ distributions are reinvested in Common Shares of the same class of Common Shares owned by the shareholder for a purchase price equal to the NAV per share (for the class of Common Shares being purchased) on the date that the distribution is paid. See
“
Distribution Reinvestment Plan.
”
If, for any monthly distribution, net investment income and net realized gains were less than the amount of the distribution, the difference may be distributed from the Fund’s assets in the form of a return of capital which is applied against and reduces the shareholder’s basis in his or her Common Shares. A
“
return of capital
”
merely represents a partial return of your original investment and does not represent a gain on the Fund’s investments. When you sell the Common Shares in the Fund, the amount, if any, by which the
Fund’s sales price exceeds your basis in the Common Shares is gain subject to tax. Because a return of capital reduces your basis in the
Common Shares, it will increase the amount of your gain or decrease the amount of your loss when you sell the Common Shares, all other things being equal. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his or her Common
Shares, the excess will be treated by the shareholder as gain from a sale or exchange of the Common Shares. As a result, you may be required to pay tax even if selling your investment in the Common Shares at a loss. In addition, in order to make such distributions, the
Fund might have to sell a portion of its investment portfolio at a time when independent investment judgment might not dictate such action. The Fund’s final distribution for each calendar year may include any remaining net investment income and net realized gains undistributed during the year. The Fund’s actual financial performance will likely vary significantly from month-to-month and from year-to-year, and there may be extended periods of up to several years when the distribution rate will exceed the Fund’s actual total returns. The Fund’s projected or actual distribution rate is not a prediction of what the Fund’s actual total returns will be over any specific future period.
Various factors will affect the level of the Fund’s income, including the asset mix, the leases on the Fund’s real estate investments and the amount of leverage utilized by the Fund. To permit the Fund to maintain a more stable monthly distribution, the Fund may from time to time distribute less than the entire amount of income earned in a particular period. The undistributed income would be available to supplement future distributions. As a result, the distributions paid by the Fund for any particular month may be more or less than the amount of income actually earned by the Fund during that period. Undistributed income will add to the Fund’s net asset and, correspondingly, distributions from undistributed income will reduce the Fund’s NAV.
In order to continue to qualify as a REIT, the Fund is required to distribute to its shareholders each year an amount equal to at least
(a) the sum of (i) 90% of the Fund’s
“
REIT taxable income
”
(computed without regard to its dividends-paid deduction and excluding net capital gains) and (ii) the Fund’s net income, if any, (after tax) from foreclosure property, minus (b) the sum of specified items of non-cash income. To the extent that the Fund distributes less than 100% of its
“
REIT taxable income,
”
as adjusted, the Fund will be
subject to tax at the regular corporate tax rates on the retained portion. If the Fund fails to distribute during each calendar year at least the sum of: (i) 85% of the Fund’s REIT ordinary income for such year; (ii) 95% of the Fund’s REIT capital gain net income for such year;
and (iii) any undistributed taxable income from prior periods, the Fund would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts of income retained on which it has paid corporate income tax. The Fund intends to make timely distributions sufficient to satisfy the REIT qualification requirements and, when possible, to avoid material income and excise taxes.
The Manager has received an order from the SEC granting an exemption from Section 19(b) of the Investment Company Act and Rule
19b-1 thereunder to permit certain closed-end funds managed by the Manager to include realized long-term capital gains as a part of their respective regular distributions to the common shareholders more frequently than would otherwise be permitted by the Investment
Company Act (which generally permits once per taxable year). The Fund may rely on this exemptive order.
Cash distributions to holders of the Common Shares will automatically be reinvested under the Fund’s Distribution Reinvestment Plan
(the
“
DRIP
”
) in additional whole and fractional shares unless you elect to receive your distributions in cash. Investors may terminate their participation in the DRIP with prior written notice to the Fund. Under the DRIP, shareholders’ distributions are reinvested in
Common Shares of the same class of Common Shares owned by the shareholder for a purchase price equal to the NAV per share (for the class of Common Shares being purchased) on the date that the distribution is paid. See
“
Distribution Reinvestment Plan.
”

DISTRIBUTION REINVESTMENT PLAN
Unless a shareholder elects to receive cash by contacting Prudential Mutual Fund Services LLC (the
“
Plan Administrator
”
), all
distributions declared on Common Shares will be automatically reinvested by the Plan Administrator pursuant to the Fund’s DRIP, in additional Common Shares. Shareholders who elect not to participate in the DRIP will receive all dividends and other distributions
(together, a
“
Distribution
”
) in cash directly to the shareholder of record (or, if the Common Shares is held in street or other nominee name, then to such nominee) by the Plan Administrator as dividend disbursing agent. Participation in the DRIP is completely voluntary and may be terminated or resumed at any time without penalty by notice if received and processed by the Plan Administrator prior to the dividend record date; otherwise such termination or resumption will be effective with respect to any subsequently declared Distributions.
Such notice will be effective with respect to a particular Distribution. Some brokers may automatically elect to receive cash on behalf of the Common Shareholders and may reinvest that cash in additional Common Shares.
The Plan Administrator will open an account for each Common Shareholder under the DRIP in the same name in which such common
Shareholder’s Common Shares is registered. Whenever the Fund declares a Distribution payable in cash, non-participants in the DRIP will receive cash and participants in the DRIP will receive the equivalent in Common Shares. The Common Shares will be acquired by the Plan Administrator for the participants’ accounts, depending upon the circumstances described below through receipt of additional unissued but authorized Common Shares from the Fund (
“
Newly Issued Common Shares
”
). The number of shares of Newly Issued
Common Shares to be credited to each participant’s account will be determined by dividing the dollar amount of the Distribution by the
NAV per Common Shares on the payment date.
The Plan Administrator maintains all shareholder accounts in the DRIP and furnishes written confirmation of all transactions in the accounts, including information needed by shareholders for tax records. Common Shares in the account of each plan participant will be held by the Plan Administrator on behalf of the DRIP participant, and each shareholder proxy will include those shares purchased or received pursuant to the DRIP.
The Plan Administrator will forward all proxy solicitation materials to participants and vote proxies for shares held under the DRIP in accordance with the instructions of the participants.
In the case of the common shareholders such as banks, brokers or nominees that hold Common Shares for others who are the beneficial owners, the Plan Administrator will administer the DRIP on the basis of the number of Common Shares certified from time to time by the record shareholder’s name and held for the account of beneficial owners who participate in the DRIP.
There is no charge to participants for reinvesting regular distributions and capital gains distributions; however, the Fund reserves the right to amend the DRIP to include a service charge payable by the participants. The fees of the Plan Administrator for handling the reinvestment of regular distributions and capital gains distributions are included in the fee to be paid by the Fund to the transfer agent.
There are no brokerage charges with respect to Common Shares issued directly by us as a result of regular distributions or capital gains distributions payable either in Common Shares or in cash.
There will be no brokerage charges with respect to Common Shares issued directly by the Fund. The automatic reinvestment of
Distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Distributions. See
“
Tax Matters.
”
Participants that request a sale of Common Shares through the Plan Administrator are subject to brokerage commissions.
Each participant may terminate the participant’s account under the DRIP by so notifying the Plan Administrator via the Plan
Administrator’s website at www.pgim.com/investments, by filling out the transaction request form located at the bottom of the participant’s Statement and sending it to the Plan Administrator or by calling the Plan Administrator. Such termination will be effective immediately if the participant’s notice is received by the Plan Administrator prior to any Distribution record date. Upon any withdrawal or termination, the Plan Administrator will cause to be delivered to each terminating participant a statement of holdings for the appropriate number of the Fund’s whole book-entry Common Shares and a check for the cash adjustment of any fractional share at the market value per Common Shares as of the close of business on the date the termination is effective less any applicable fees. In the event a participant’s notice of termination is on or after a record date (but before payment date) for an account whose Distributions are reinvested, the Plan Administrator, in its sole discretion, may either distribute such Distributions in cash or reinvest them in Common
Shares on behalf of the terminating participant. In the event reinvestment is made, the Plan Administrator will process the termination as soon as practicable, but in no event later than five business days after the reinvestment is completed. The DRIP may be terminated by the Fund upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any Distribution by the Fund.
The Fund reserves the right to amend or terminate the DRIP. There is no direct service charge to participants with regard to purchases in the DRIP; however, the Fund reserves the right to amend the DRIP to include a service charge payable by the participants.

All correspondence or questions concerning the DRIP should be directed to the Plan Administrator, at Prudential Mutual Fund Services
LLC, P.O. Box 219929, Kansas City, MO 64121-9929 or by calling the Plan Administrator (toll-free) at (844) 753-6354.

DESCRIPTION OF SHARES
The following description of the terms of the stock of the Fund is only a summary. For a complete description, please refer to the
Maryland General Corporation Law (the
“
MGCL
”
), and the Fund’s charter and bylaws. The Fund’s charter and bylaws are exhibits to the
Registration Statement, of which this prospectus forms a part.
The Fund’s authorized stock consists of 999,999,875 shares of Common Shares, par value $0.001 per share, and 125 shares of
Preferred Shares, par value $0.001 per share. Of the total shares of Common Shares authorized, 99,999,875 are designated as Class D
Shares, 550,000,000 are designated as Class I Shares, 100,000,000 are designated as Class S Shares, and 250,000,000 are designated as Class T Shares. The Board has reclassified and designated 125 of the original 100,000,000 authorized but unissued
Class D Shares as 12.0% Series A Cumulative Preferred Shares, par value $0.001 per share (the
“
Series A Preferred Shares
”
).
There is currently no market for the Fund’s stock, and the Fund does not expect that a market for its stock will develop in the foreseeable future, if ever. A majority of the entire Board may, without any action by the shareholders, amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the
Fund has authority to issue. Under Maryland law, the Fund’s shareholders generally will not be personally liable for the Fund’s debts or obligations.
Outstanding Securities

Title of Class	Amount Authorized	Amount Held by Fund for its Account	Amount Outstanding as of March 31, 2025
Class D	99,999,875	—	1,067.891
Class I	550,000,000	—	7,329,322.844
Class S	100,000,000	—	1,055.844
Class T	250,000,000	—	1,055.844
Series A Preferred	125	—	125,000
Shares of Common Shares
General
All shares of Common Shares offered pursuant to this prospectus will be, upon issuance, duly authorized, fully paid and nonassessable.
The Fund currently offers four different classes of shares of Common Shares: Class I Shares, Class D Shares, Class S Shares and Class T
Shares. An investment in any share class of the Fund represents an investment in the same assets of the Fund. Each share class has different fees, as set forth in
“
Summary of Fund Expenses.
”
Certain share class details are set forth in
“
Plan of Distribution.
”
Common
shareholders are entitled to receive distributions when, as and if authorized by the Board and declared by the Fund out of assets legally available for the payment of distributions. Common shareholders have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any of the Fund’s securities and have no appraisal rights unless the Board determines that appraisal rights apply, with respect to all or any classes of Common Shares, to one or more transactions occurring after the date of such determination in connection with which common shareholders would otherwise be entitled to exercise appraisal rights. All shares of
Common Shares have equal earnings, assets, distribution, liquidation and other rights except as provided in the charter and any multiple class plan adopted by the Fund. Shareholders are subject to transfer restrictions and there is no guarantee that they will be able to sell their shares. See
“
Certain Provisions in the Charter and Bylaws — Transfer Restrictions
”
below.
Distributions
Distributions may be paid to common shareholders if, as and when authorized by the Board and declared by the Fund out of assets legally available therefor. The amount of dividends and other distributions may vary among the classes of Common Shares based on their NAV per share and differing fees and other expenses.
If any shares of Preferred Shares, such as the Series A Preferred Shares, are outstanding, common shareholders generally will not be entitled to receive any distributions from the Fund unless (1) the Fund has paid all accumulated dividends on the Preferred Shares,
(2) the Fund has redeemed the full number of shares of Preferred Shares required to be redeemed by any provision for mandatory redemption of such Preferred Shares, (3) immediately after such a distribution, the Fund has an asset coverage of at least 200%, (4) the assets in the Fund’s portfolio meet any asset coverage requirements set forth by the Fund’s lenders or any applicable nationally recognized statistical rating organization (
“
NRSRO
”
), in each case, after giving effect to such a distribution and (5) there is no event of default existing under the terms of any of the Fund’s borrowings, in each case, after giving effect to such distributions.

So long as senior securities representing indebtedness of the Fund are outstanding, shareholders generally will not be entitled to receive any distributions from the Fund unless (1) there is no event of default existing under the terms of such indebtedness, (2) immediately after such a distribution, the Fund has an asset coverage of at least 300% and (3) the assets in the Fund’s portfolio meet any asset coverage requirements set forth by the Fund’s lenders or any applicable NRSRO, in each case, after giving effect to such a distribution.
Liquidation Rights
The Fund’s shareholders are entitled to the then-current NAV per share of the assets legally available for distribution to the Fund’s shareholders in the event of the liquidation, dissolution or winding up of the Fund, after payment of or adequate provision for all of the
Fund’s known debts and liabilities, including any outstanding debt securities or other borrowings and any interest thereon. These rights are subject to the preferential rights of outstanding shares of any other class or series of the Fund’s stock, including any
Preferred Shares.
Voting Rights
Each outstanding share of Common Shares generally entitles the holder to cast one vote on all matters submitted to a vote of the Fund’s shareholders, including the election of directors. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast (without regard to class) at a meeting of the Fund’s shareholders constitutes a quorum at the meeting, unless applicable law or regulatory requirements or the Fund’s charter requires a separate vote of one or more classes of the Fund’s stock, in which case the presence in person or by proxy of the shareholders entitled to cast a majority of all the votes entitled to be cast by shareholders of each such class of stock on such a matter will constitute a quorum.
There is no cumulative voting in the election of directors. Consequently, at any meeting of the Fund’s shareholders called for the purpose of electing directors, the holders of a majority of the outstanding shares Common Shares entitled to vote will be able to elect all of the nominees for director, except that holders of a majority of the outstanding shares of Preferred Shares will have the right, voting as a separate class, to elect two directors at all times.
Mandatory Redemptions
Shares of Common Shares are not redeemable at the option of a shareholder. Shares of Common Shares are redeemable at the option of the Fund without consent or other action by the shareholder or other person if the Fund determines that:
■
the shares of Common Shares have been transferred in violation of the Fund’s charter, or have vested in any person other than by operation of law as a result of the death, divorce, dissolution, bankruptcy, insolvency or adjudicated incompetence of the shareholder;
■
ownership of the shares of Common Shares by a shareholder or other person is likely to cause the Fund to be in violation of, or require registration of the Common Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities, or other laws of the U.S. or any other relevant jurisdiction;
■
continued ownership of the shares of Common Shares by a shareholder may be harmful or injurious to the business or reputation of the Fund, the Board, the Manager or any of their affiliates, or may subject the Fund or any shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;
■
any of the representations and warranties made by a shareholder or other person in connection with the acquisition of Common
Shares were not true when made or have ceased to be true; or
■
with respect to a shareholder subject to special laws or compliance requirements, such as those imposed by ERISA, the Bank Holding
Company Act or certain Federal Communication Commission regulations (collectively,
“
Special Laws or Regulations
”
), the shareholder
is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold any shares of Common Shares.
Shares of Common Shares will be redeemed at the NAV per share of the class of Common Shares being redeemed.
Preferred Shares
The Fund’s charter authorizes the Board to classify and reclassify any unissued shares of Common Shares into shares of other classes or series of stock, including Preferred Shares, without the approval of common shareholders. To date, the Board has reclassified and designated 125 of the original 100,000 authorized but unissued Class D Shares as Series A Preferred Shares, all of which remain outstanding. Common shareholders have no preemptive right to purchase any shares of Preferred Shares that the Fund may issue.
Prior to the issuance of shares of any class or series of stock, including Preferred Shares, the Board is required by Maryland law and by the Fund’s charter to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each such class or series. Thus, the Board could authorize the
Fund to issue shares of Preferred Shares with terms that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for common shareholders or otherwise be in their best interests. Any issuance of
Preferred Shares, however, must comply with the requirements of the Investment Company Act. If the Fund elects to issue Preferred

Shares (and/or notes or other debt securities), its ability to make distributions to its common shareholders may be limited by the terms of such Preferred Shares or debt securities, the asset coverage requirements and other limitations imposed by the Investment Company
Act, Maryland law and the Fund’s lenders.
Under the Investment Company Act, holders of the Preferred Shares are entitled to elect two directors of the Fund at all times, and to elect a majority of the Fund’s directors if at any time dividends on the Preferred Shares are unpaid in an amount equal to two full years’
dividends. Holders of Preferred Shares continue to have the right to elect a majority of the Fund’s directors until all dividends in arrears on Preferred Shares have been paid. In addition, holders of Preferred Shares are also entitled to vote separately as a class on certain matters, which may at times give holders of Preferred Shares disproportionate influence over the Fund’s affairs.
Uncertificated Shares; Transfer Agent
The Fund does not issue certificates for shares of its Common Shares. Shares of Common Shares are held in
“
uncertificated
”
form,
which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. The Transfer Agent acts as the Fund’s registrar and as the Transfer Agent for shares of Common Shares. With respect to shares held by a financial intermediary on behalf of an investor, the financial intermediary will be responsible for the functions of the registrar and transfer agent. Transfers can be effected simply by mailing a transfer and assignment form, which the Fund will provide to you at no charge, to the Transfer Agent. See
“
Custodian and Transfer
Agent.
”

CERTAIN PROVISIONS IN THE CHARTER AND BYLAWS
The MGCL and the Fund’s charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire the
Fund by means of a tender offer, proxy contest or otherwise. These provisions are designed to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Fund to negotiate first with the
Board. The Fund believes that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms. The summary of the terms of the
Fund’s charter and bylaws below is qualified in its entirety by reference to the Fund’s charter and bylaws filed as exhibits to the registration statement of which this prospectus forms a part.
Election of Directors
As permitted by the MGCL, the Fund’s bylaws provide that the Fund is not required to hold an annual meeting of shareholders in any year in which the election of directors is not required to be acted on under the Investment Company Act. Accordingly, the Fund will not hold an annual meeting of shareholders each year and directors will be elected to serve an indefinite term between annual meetings of shareholders. The Fund’s bylaws provide that a director is elected by a plurality of all the votes cast at a meeting of shareholders at which a quorum is present. Pursuant to the Fund’s charter and bylaws, the Board may amend the bylaws from time to time to alter the vote required to elect a director.
Number of Directors; Vacancies; Removal
The Fund’s charter provides that the number of directors will be set only by the Board in accordance with the Fund’s charter or bylaws.
The Fund’s bylaws provide that a majority of the entire Board may at any time increase or decrease the number of directors. However, the number of directors cannot be less than the minimum number required by the MGCL, which is one, or, unless the Fund’s bylaws are amended, more than fifteen.
Except as may be provided by the Board in setting the terms of any class or series of Preferred Shares or required by the Investment
Company Act, any vacancy on the Board of Directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum, any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority of the entire Board, and any director elected to fill a vacancy shall serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies.
The Fund’s charter provides that, subject to the rights of holders of Preferred Shares, a director may be removed only for cause, as defined in the charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.
Action by Shareholders
Under the MGCL, shareholder action can be taken only at an annual or special meeting of shareholders or, unless the charter provides for shareholder action by less than unanimous written consent (which the Fund’s charter does not), by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of the Fund’s bylaws regarding the calling of a shareholder-requested special meeting of shareholders discussed below, may have the effect of delaying consideration of a shareholder proposal until the next annual meeting of shareholders.
Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals
The Fund’s bylaws provide that, with respect to an annual meeting of shareholders, the nomination of individuals for election as directors and the proposal of other business to be considered by the Fund’s shareholders may be made only (1) pursuant to the Fund’s notice of the meeting, (2) by or at the direction of the Board or (3) by a shareholder who is a shareholder of record at the record date set by the
Board for the purpose of determining shareholders entitled to vote at the annual meeting, at the time the shareholder provides the notice required by the Fund’s bylaws and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice requirements of, and provided the information required by, the Fund’s bylaws. With respect to special meetings of the Fund’s shareholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of individuals for election as directors at a special meeting of shareholders at which directors are to be elected may be made only (i) by or at the direction of the Board or (ii) if the special meeting has been called in accordance with the Fund’s bylaws for the purpose of electing directors, by any shareholder who is a shareholder of record at the record date set by the Board for the purpose of determining shareholders entitled to vote at the special meeting, at the time the shareholder provides the notice required by the Fund’s bylaws and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice requirements of, and provided the information required by, the
Fund’s bylaws.

Calling of Special Meetings of Shareholders
The Fund’s bylaws provide that special meetings of the Fund’s shareholders may be called by or at the request of the Board, the chairman of the Board and certain of the Fund’s officers. The Fund’s bylaws also provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders must be called by the secretary of the Fund to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. The
Fund’s secretary will inform the requesting shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting
(including the Fund’s proxy materials), and the requesting shareholders must pay the estimated cost before the secretary may prepare and mail notice of the special meeting.
Approval of Extraordinary Corporate Action; Amendment of the Fund’s Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, convert into another form of business entity, sell all or substantially all of its assets or engage in a statutory share exchange, unless approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter.
The Fund’s charter generally provides, except for provisions related to removal of directors and as set forth below, for approval of charter amendments and other extraordinary transactions by the affirmative vote of shareholders entitled to cast a majority of all the votes entitled to be cast on the matter. The Fund’s charter provides that the following matters require the approval of shareholders entitled to cast at least 80% of the votes entitled to be cast generally in the election of directors:
■
amendments to the provisions of the Fund’s charter relating to the power of the Board to fix the number of directors, remove directors, fill vacancies on the Board, revoke the Fund’s REIT election and amend the bylaws or the restrictions on ownership and transfer of shares of stock;
■
charter amendments or any other proposal that would convert the Fund, whether by merger or otherwise, from a closed-end company to an open-end company (under the Investment Company Act) or make the Common Shares a
“
redeemable security
”
(within the
meaning of the Investment Company Act);
■
the liquidation or dissolution of the Fund or charter amendments to effect the liquidation or dissolution of the Fund;
■
amendments to the provisions of the Fund’s charter relating to the vote required to approve the dissolution of the Fund, charter amendments and extraordinary transactions;
■
any merger, consolidation, conversion, statutory share exchange or sale or exchange of all or substantially all of the Fund’s assets that the MGCL requires be approved by the Fund’s shareholders;
■
any sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Fund (in one or a series of transactions in any
12-month period) to or with any person or entity of assets of the Fund having an aggregate fair market value of $5,000,000 or more except for portfolio transactions (including sales of portfolio investments or pledges of portfolio securities in connection with borrowings) in the ordinary course of business; or
■
any transaction between the Fund, on the one hand, and any person or group of persons acting together that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly (other than solely by virtue of a revocable proxy), of one-tenth or more of the voting power in the election of directors generally, or any person controlling, controlled by or under common control with any such person, or member of such group, on the other hand.
However, if such amendment, proposal or transaction is approved by at least three-quarters of the Fund’s continuing directors (in addition to approval by the Board), the amendment, proposal or transaction may instead be approved by the affirmative vote of the holders of a majority of the votes entitled to be cast on such amendment, proposal or transaction described in this section, except that any amendment, proposal or transaction that would not otherwise require shareholder approval under the MGCL or the Investment
Company Act will not require further shareholder approval unless another provision of the Fund’s charter or bylaws requires such approval. The
“
continuing directors
”
are defined in the Fund’s charter as its current directors and directors whose nomination for election by the Fund’s shareholders or whose election by the directors to fill a vacancy on the Board is approved by a majority of the continuing directors then serving on the Board.
The Fund’s charter and bylaws provide that the Board will have the exclusive power to adopt, alter or repeal any provision of the Fund’s bylaws and to make new bylaws.
Transfer Restrictions
For the Fund to continue to qualify as a REIT, no more than 50% in value of the outstanding shares of the Fund’s stock may be owned, directly or indirectly through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the
Code to include specified entities, during the last half of any taxable year other than the Fund’s first taxable year. In addition, the outstanding shares of the Fund’s stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding the Fund’s first taxable year for which the Fund elects to be taxed as a REIT. In addition, the Fund must meet requirements regarding the nature of the Fund’s gross income to continue to qualify as a REIT. One of these requirements is that at least 75% of the Fund’s gross income for each calendar year must consist of rents from real property and income from other real property investments.
To assist the Fund in preserving the Fund’s status as a REIT, among other purposes, the Fund’s charter contains limitations on the transfer and ownership of shares of the Fund’s stock which prohibit: any person or group from owning or acquiring, directly, beneficially or constructively, more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of the Fund’s then outstanding shares of capital stock of all classes and series or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of the Fund’s then outstanding shares of Common Shares; (ii) any person or group from owning or acquiring, directly, beneficially or constructively, shares of the Fund’s stock to the extent such ownership would result in the Fund’s being
“
closely
held
”
within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to continue to qualify as a REIT; and (iii) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of the Fund’s outstanding shares of capital stock by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code). The Fund’s charter provides that any transfer of shares of the Fund’s capital stock that, if effective, would result in a violation of the above restrictions, shall be automatically void and the intended transferee shall acquire no rights in such shares of capital stock.
Any person who acquires or attempts or intends to acquire shares of the Fund’s capital stock in violation of the foregoing restrictions is required to give immediate written notice to the Fund of such event, or, in the case of such a proposed or attempted transaction, 15 days’ prior written notice prior to such purported transaction. In both cases, such persons must provide to the Fund such other information as the Fund may request to determine the effect, if any, of such event on the Fund’s status as a REIT.
The foregoing restrictions will continue to apply until the Board determines it is no longer in the Fund’s best interest to attempt to, or to continue to, qualify as a REIT or that compliance with the restrictions is no longer required for us to continue to qualify as a REIT.
The ownership limits do not apply to a person or persons that the Board exempts from the ownership limit upon appropriate assurances
(including certain representations, covenants and undertakings from the intended transferee) that the Fund’s qualification as a REIT is not jeopardized. In addition, the Fund’s charter exempts PGIM Investments, The Prudential Insurance Company of America and PGIM
Strategic Investments, Inc. from the Ownership Limit.
Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) in the number or value of the Fund’s outstanding stock is required, within 30 days after the end of each taxable year, to give the Fund written notice stating his, her or its name and address, the number of shares of each class and series of the Fund’s stock which the shareholder beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide the Fund with such additional information as the Fund may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on the
Fund’s qualification as a REIT and to ensure compliance with the restrictions noted above. In addition, each shareholder (including the shareholder of record) shall upon demand be required to provide the Fund with such information as the Fund may request in order to determine the Fund’s qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Exclusive Forum
The Fund’s bylaws provide that, unless the Fund consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on the Fund’s behalf, other than actions arising under federal securities laws,
(b) any action asserting a claim of breach of any duty owed by any director, officer or other employee of the Fund to the Fund or to its shareholders, (c) any action asserting a claim against the Fund or any director, officer or other employee of the Fund arising pursuant to any provision of the MGCL or the Fund’s charter or bylaws, or (d) any other action asserting a claim against the Fund or any director or officer or other employee of the Fund that is governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City,
Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division.

REPURCHASE OF COMMON SHARES
No Right of Redemption
The Fund is a closed-end investment company, and as such its shareholders will not have the right to cause the Fund to redeem their
Common Shares. Instead, the Fund expects to provide liquidity through periodic repurchases (also referred to herein as
“
tender offers
”
).
Shareholders have no rights to redeem or transfer their shares, other than limited rights of a shareholder’s descendants or estate to request a repurchase of shares in the event of such shareholder’s death. Such repurchase may be made, at the Fund’s discretion, in a manner consistent with the Fund’s periodic repurchases or in such other manner permitted by the Exchange Act, the Investment
Company Act and the rules thereunder. Documentation for such repurchase request will be required as necessary to confirm the authority of the descendant or estate to make such request on behalf of the deceased shareholder.
Tender Offers
The Fund does not currently intend to list its Common Shares for trading on any securities exchange or any other trading market in the near future. In recognition that a secondary market for the Common Shares likely will not exist, the Manager currently intends to recommend to the Board that the Fund conduct quarterly tender offers to repurchase up to 5.0% of the aggregate NAV of its outstanding Common Shares in the sole discretion of the Board. The Fund expects to set the price of its tender offers using the NAV per share for each applicable class as of the last day of such tender offer. The Fund’s daily NAV per share will be available on the
Fund’s website.
In the event a tender offer is oversubscribed and in accordance with rules promulgated by the SEC, the Fund may accept for purchase additional outstanding shares of Common Shares representing up to 2.0% of the aggregate NAV of its outstanding Common Shares without amending or extending the tender offer.
The Fund will conduct its tender offers pursuant to Rule 13e-4 of the Exchange Act and will file a Schedule TO and related exhibits, containing information shareholders should consider in deciding whether or not to participate in the tender offer (including the existence and amount of any repurchase fee that may be charged), and detailed instructions on how to tender shares, on EDGAR and deliver notifications to shareholders as required by Rule 13e-4.
A 2.0% early repurchase fee payable to the Fund will be charged with respect to the repurchase of a shareholder’s Common Shares at any time prior to the day immediately preceding the one-year anniversary of a shareholder’s purchase of the Common Shares (on a
“
first
in first out
”
basis). An early repurchase fee payable by a shareholder may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner that will not discriminate unfairly against any shareholder.
In any given quarter, the Manager may or may not recommend to the Board that the Fund conduct a tender offer. For example, if adverse market conditions cause the Fund’s investments to become illiquid or trade at depressed prices or if the Manager believes that conducting a tender offer for 5.0% or less of the aggregate NAV of the Common Shares then outstanding would impose an undue burden on shareholders who do not tender compared to the benefits of giving shareholders the opportunity to sell all or a portion of their
Common Shares at NAV, the Manager may choose not to recommend a tender offer or may recommend a tender offer for less than
5.0% of the aggregate NAV of its outstanding Common Shares. Regardless of the recommendation of the Manager, the Board may or may not determine to cause the Fund to conduct a tender offer for any given quarter.
The Fund intends to comply with an exemption under FINRA Rule 5110 that requires the Fund to make at least two tender offers per calendar year. However, there may be quarters in which no tender offer is made, and it is possible that no tender offers will be conducted by the Fund at all. If a tender offer is not made, shareholders may not be able to sell their Common Shares as it is unlikely that a secondary market for the Common Shares will develop or, if a secondary market does develop, shareholders may be able to sell their Common Shares only at substantial discounts from NAV. If the Fund does conduct tender offers, it may be required to borrow or sell its more liquid, higher quality portfolio securities to purchase shares of Common Shares that are tendered, which may increase risks for remaining shareholders and increase fund expenses as a percent of assets. The Fund is designed primarily for long-term investors and an investment in the Common Shares should be considered illiquid.
In a tender offer, the Fund repurchases outstanding shares of Common Shares at the NAV per share of each class of Common Shares or at a percentage of such NAV per share on the last day of the offer. The Fund anticipates selling portfolio investments to fund tender offers. However, subject to the Fund’s investment restriction with respect to Borrowings, the Fund may borrow money to finance the repurchase of Common Shares pursuant to any tender offers. However, there can be no assurance that the Fund will be able to obtain such financing for tender offers if it attempts to do so. Moreover, if the Fund’s portfolio does not provide adequate liquidity to fund tender offers, the Fund may extend the last day of any tender offer or choose to pay tendering shareholders with a promissory note, payment on which may be made in cash up to 30 days after the expiration of the tender offer period (as extended). The promissory note will be non-
interest bearing, non-transferable and non-negotiable. With respect to the Common Shares tendered, the owner of a promissory note will no longer be a shareholder of the Fund and will not have the rights of a shareholder, including without limitation voting rights. The promissory note may be prepaid, without premium, penalty or notice, at any time. Although tender offers generally would be beneficial to shareholders by providing them with some ability to sell their Common Shares at NAV, the acquisition of Common Shares by the Fund will decrease the total assets of the Fund. Tender offers are, therefore, likely to increase the Fund’s expense ratio, may result in untimely sales of portfolio securities and/or may limit the Fund’s ability to participate in new investment opportunities. To the extent the Fund maintains a cash position to satisfy Fund repurchases, the Fund would not be fully invested, which may reduce the Fund’s investment performance. Furthermore, to the extent the Fund borrows to finance the making of tender offers by the Fund, interest on such borrowings reduces the Fund’s net investment income. In order to fund repurchase requests, the Fund may be required to sell its more liquid, higher quality portfolio securities to purchase shares of Common Shares that are tendered, which may increase risks for remaining shareholders and increase fund expenses. Consummating a tender offer may require the Fund to liquidate portfolio securities, and realize gains or losses, at a time when the Manager would otherwise consider it disadvantageous to do so.
It is the Board’s policy, which may be changed by the Board, not to purchase Common Shares pursuant to a tender offer (1) if the repurchase would cause the Fund to lose its status as a real estate investment trust under Section 856 of the Code; (2) for any period during which the New York Stock Exchange is closed, other than customary week-end and holiday closings, or during which trading in such market is restricted; (3) for any period during which an emergency exists as a result of which disposal by the Fund of an asset owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets, in each case as determined by the company’s Board of Directors in its sole discretion; or (4) for such other periods as the
SEC may by order permit for the protection of shareholders of the Fund. Thus, there can be no assurance that the Board will proceed with any tender offer. The Board may modify these conditions in light of circumstances existing at the time. The Fund may not purchase
Common Shares to the extent such purchases would result in the asset coverage with respect to any borrowing being reduced below the asset coverage requirement set forth in the Investment Company Act. Accordingly, in order to purchase all shares of Common Shares tendered, the Fund may have to repay all or part of any then outstanding borrowing to maintain the required asset coverage. In addition, the amount of shares of Common Shares for which the Fund makes any particular tender offer may be limited for the reasons set forth above or in respect of other concerns related to the Fund’s portfolio or the impact of the tender offer on those shareholders who do not sell their shares of Common Shares in the tender offer. If a tender offer is oversubscribed by shareholders who tender shares of Common
Shares, the Fund will generally repurchase a ratable portion of the shares of Common Shares tendered by each shareholder. However, the Board, in its discretion, subject to applicable law, may amend a tender offer to include all or part of the oversubscribed amounts. In addition, for any tender offer, third party shareholders may not be given priority over shareholders that are affiliates of Prudential, whose holdings in the Fund may be significant and may have the effect of diluting third party shareholders with respect to any tender offer.
Each tender offer would be made and shareholders would be notified in accordance with the requirements of the Exchange Act and the
Investment Company Act, either by publication or mailing or both. The tender offer documents will contain information prescribed by such laws and the rules and regulations promulgated thereunder. The repurchase of tendered shares of Common Shares by the Fund is a taxable event to shareholders. See
“
Certain U.S. Federal Income Tax Considerations.
”
Selected securities dealers or other financial
intermediaries may charge a processing fee to confirm a repurchase of shares pursuant to a tender offer.
The Fund will assume all fees and expenses related to a repurchase of shares. A shareholder tendering for repurchase less than all of its
Common Shares must maintain a minimum account balance after the repurchase is effected, the amount of which will be established by the Fund from time to time and is currently $1,000. If a shareholder tenders a number of Common Shares that would cause the aggregate NAV of the shareholder’s holdings to fall below the required minimum, the Fund reserves the right to reduce the amount to be repurchased from the shareholder so that the required minimum balance is maintained. The Fund may also repurchase all of such a shareholder’s Common Shares in the Fund. The Fund or the Manager may waive the minimum account balance from time to time.
The Fund’s NAV per share may change materially from the date a tender offer is mailed to the tender valuation date (or any later valuation date if the tender offer is extended), and to the effective date of repurchase, and it also may change materially shortly after a tender is completed. The method by which the Fund calculates its NAV is discussed under the caption
“
Net Asset Value.
”
Additional
risks are discussed under
“
Risk — Liquidity Risk.
”
Potential Future Conversion to an Interval Fund
In the future, the Fund may determine to adopt a policy in reliance on Rule 23c-3 under the Investment Company Act and convert to an interval fund. The Fund is seeking to determine whether operating as an
“
interval fund
”
in reliance on Rule 23c-3 would be feasible
from an operational perspective. If the Fund were to adopt a fundamental policy to operate as an interval fund in the future, the Fund would be required to make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at net asset value, pursuant to
Rule 23c-3 under the Investment Company Act. Interval funds also are subject to specific liquidity requirements under Rule 23c-3, which require an interval fund, from the time the Fund sends a notification of a repurchase offer to shareholders until the repurchase pricing date, to maintain assets equal to 100% of a repurchase offer amount that can be sold or disposed of in the ordinary course of business, at approximately the price at which the Fund has valued the investment, within a period equal to the period between a repurchase request deadline and the repurchase pricing date, or of assets that mature by the next repurchase payment deadline. The likelihood of whether the Fund adopts a fundamental policy to operate as an interval fund is not known at this time. If the Fund were to adopt such a fundamental policy, the Fund will notify shareholders in advance of any such adoption.
Mandatory Redemptions
Subject in all respects to the Investment Company Act, the Fund may redeem shares of Common Shares without consent or other action by the shareholder or other person if the Fund determines that:
■
the shares of Common Shares have been transferred in violation of the Fund’s charter or bylaws, or have vested in any person other than by operation of law as a result of the death, divorce, dissolution, bankruptcy, insolvency or adjudicated incompetence of the shareholder;
■
ownership of the shares of Common Shares by a shareholder or other person is likely to cause the Fund to be in violation of, or require registration of the Common Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities, or other laws of the U.S. or any other relevant jurisdiction;
■
continued ownership of the shares of Common Shares by a shareholder may be harmful or injurious to the business or reputation of the Fund, the Board, PGIM, or any of their affiliates, or may subject the Fund or any shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;
■
any of the representations and warranties made by a shareholder or other person in connection with the acquisition of Common
Shares were not true when made or have ceased to be true; or
■
with respect to a shareholder subject to special laws or compliance requirements, such as those imposed by ERISA, the Bank Holding
Company Act or certain Federal Communication Commission regulations (collectively,
“
Special Laws or Regulations
”
), the shareholder
is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold any shares of Common Shares.
Shares of Common Shares will be redeemed at the NAV per share of the class of Common Shares being redeemed. Shareholders whose shares of Common Shares are redeemed by the Fund will not be entitled to a return of any amount of sales load that was charged in connection with the shareholder’s purchase of such shares.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary describes certain of the material U.S. federal income tax considerations relating to the ownership of the Fund’s
Common Shares as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with Common Shares held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in
“
— Taxation of
Tax-Exempt Holders of The Fund’s Common Shares
”
below), insurance companies, persons holding Common Shares as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, persons who are
“
foreign governments
”
within the meaning of Section 892 of the Code, investors in pass-through entities or U.S. holders of Common Shares whose
“
functional
currency
”
is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of the Fund’s Common Shares has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that the
Fund and its subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.
The U.S. federal income tax treatment of holders of the Fund’s Common Shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding the Fund’s Common Shares will depend on the shareholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.
Our Taxation as a REIT
The Fund has elected and has qualified, and intends to continue to qualify annually, as a REIT for U.S. federal income tax purposes under the Code. Furthermore, the Fund intends to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest. We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT requirements.
The IRS may challenge our status as a REIT, and a court could sustain any such challenge. Our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the
U.S. federal tax laws. Those qualification tests involve the percentage of income that the Fund earns from specified sources, the percentage of the Fund’s assets that falls within specified categories, the diversity of the ownership of shares, and the percentage of our taxable income that the Fund distributes. No assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to continue to qualify as a REIT, see
“
— Failure to
Qualify.
”
The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its shareholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under
“
—
Requirements for Qualification as a REIT.
”
While The Fund intends to operate so that the Fund qualifies as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that the Fund will be able to operate in accordance with the REIT requirements in the future. See
“
— Failure to Qualify.
”
Provided that the Fund qualifies as a REIT, generally the Fund will be entitled to a deduction for dividends that the Fund pays and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to shareholders.
This treatment substantially eliminates the
“
double taxation
”
at the corporate and shareholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when the income is distributed. In general, the income that we generate, to the extent declared as a dividend and subsequently paid to shareholders, is taxed only at the shareholder level.
If the Fund qualifies as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

■
We will pay U.S. federal income tax on our taxable income, including net capital gain, that the Fund does not distribute to shareholders during, or within a specified time after, the calendar year in which the income is earned.
■
If we have net income from
“
prohibited transactions,
”
which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.
■
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as
“
foreclosure property,
”
the Fund may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to
U.S. corporate income tax at the highest applicable rate.
■
If due to reasonable cause and not willful neglect the Fund fails to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, the Fund will be subject to a 100% tax on the greater of the amount by which the Fund fails the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.
■
If (i) the Fund fails to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under
“
— Asset Tests
”
) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which the Fund failed to satisfy such asset tests multiplied by the highest corporate tax rate.
■
If the Fund fails to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, the Fund will be required to pay a penalty of $50,000 for each such failure.
■
The Fund may be required to pay monetary penalties to the IRS in certain circumstances, including if the Fund fails to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in
“
— Requirements for Qualification as a REIT.
”
■
If the Fund fails to distribute during each calendar year at least the sum of:
■
85% of our ordinary income for such calendar year;
■
95% of our capital gain net income for such calendar year; and
■
any undistributed taxable income from prior taxable years,
we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.
■
The Fund may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent the Fund makes a timely designation of such gain to the shareholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.
■
The Fund will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.
■
If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, The Fund could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s
“
built-in gain
”
in its assets. Built-in gain is the
amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate-level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT C corporation unless and until we dispose of that built-in gain asset during the 5-year period following its acquisition, at which time the Fund would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain.
■
In addition, notwithstanding our status as a REIT, the Fund may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which the Fund owns an interest will be subject to U.S. federal corporate income tax on its net income.
Requirements for Qualification as a REIT.
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;
(2)
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3)
that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;
(4)
that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;
(7)
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and
(8)
that meets other tests described below regarding the nature of its income and assets.
Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. Condition (6) must be met during the last half of each taxable year, but neither conditions
(5) nor (6) apply to the first taxable year for which an election to become a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, the Fund’s charter contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of the Fund’s charter restricting the ownership and transfer of our stock are described in
“
Certain Provisions in the Charter and Bylaws — Transfer Restrictions.
”
These restrictions, however, may not ensure that the Fund will be able to satisfy these share ownership requirements. If the Fund fails to satisfy these share ownership requirements, it will fail to continue to qualify as a REIT.
If we comply with regulatory rules pursuant to which the Fund is required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and the Fund does not know, or exercising reasonable diligence would not have known, whether the Fund failed to meet requirement (6) above, the Fund will be treated as having met the requirement.
To monitor compliance with the share ownership requirements, the Fund generally is required to maintain records regarding the actual ownership of shares. To do so, the Fund must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). The Fund must maintain a list of those persons failing or refusing to comply with this demand as part of our records. The Fund could be subject to monetary penalties if the Fund fails to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of shares and other information. In addition, the Fund must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.
Ownership of Partnership Interests.
In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its ratable share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test described below (see
“
— Asset Tests
”
), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which the Fund owns an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that the Fund directly or indirectly holds a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to continue to qualify as a REIT, even though the Fund may have no control or only limited influence over the partnership.
Disregarded Subsidiaries
. If a REIT owns a corporate subsidiary that is a
“
qualified REIT subsidiary,
”
the separate existence of that
subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly-owned by the
Fund, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by the Fund (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See
“
—
Asset Tests
”
and
“
— Income Tests.
”
Taxable REIT Subsidiaries.
A
“
taxable REIT subsidiary
”
is an entity that is taxable as a corporation in which the Fund directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Accordingly, a domestic taxable REIT subsidiary generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that the Fund and its subsidiaries generate in the aggregate, and may reduce our ability to make distributions to shareholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. The Fund generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.
Income earned by a taxable REIT subsidiary is not attributable to the REIT. Rather, the stock issued by a taxable REIT subsidiary to the
Fund is an asset in the Fund’s hands, and the Fund treats dividends paid to it from such taxable REIT subsidiary, if any, as income. This income can affect the Fund’s and asset tests calculations, as described below. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT.
For example, the Fund may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in the Fund’s hands as prohibited transactions.
Several provisions of the Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to affiliated REITs. In addition, the Fund would be obligated to pay a 100% penalty tax on some payments that it receive from, or on certain expenses deducted by, a taxable REIT subsidiary if the IRS were to assert successfully that the economic arrangements between it and a taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.
Deductions are disallowed for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses or the pass-through income deduction (and for taxable years before 2022, excludes depreciation and amortization). Such limitations may also impact the amount of U.S. federal income tax paid by any of our taxable REIT subsidiaries.
Income Tests
To continue to qualify as a REIT, the Fund must satisfy two gross income requirements, each of which is applied on an annual basis.
First, at least 75% of the Fund’s gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:
■
rents from real property;
■
interest on debt secured by mortgages on real property or on interests in real property;
■
dividends or other distributions on, and gain from the sale of, stock in other REITs;
■
gain from the sale of real property or mortgage loans;
■
abatements and refunds of taxes on real property;
■
income and gain derived from foreclosure property (as described below);
■
amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

■
interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.
Second, at least 95% of the Fund’s gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% test, and from (i) dividends,
(ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property.
If the Fund fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, the Fund may nevertheless qualify as a REIT for that year if it is entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of the Fund’s to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances the Fund would be entitled to the benefit of these relief provisions. For example, if the Fund fails to satisfy the gross income tests because nonqualifying income that it intentionally recognizes exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, the Fund will fail to continue to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See
“
—
Taxation of REITs in General.
”
Gross income from the Fund’s sale of property that the Fund holds primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. The subadviser will monitor the amount of the Fund’s nonqualifying income, and will manage the Fund’s portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to the Fund.
Dividends.
The Fund may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not
REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. The Fund’s dividend income from stock in any corporation (other than any REIT), including any taxable
REIT subsidiary, will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Dividends that the Fund receives from any REITs in which the Fund owns stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which the Fund owns stock fails to continue to qualify as a REIT in any year, the Funds from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.
Interest.
The term
“
interest,
”
as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying
“
rents from real property
”
if received
directly by a REIT.
Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75%
gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.
The Fund expects that the CMBS and RMBS in which the Fund invests generally will be treated either as interests in a grantor trust or as interests in a real estate mortgage investment conduit (
“
REMIC
”
) for U.S. federal income tax purposes and that all interest income from such CMBS and RMBS will be qualifying income for the 95% gross income test. In the case of CMBS and RMBS treated as interests in grantor trusts, the Fund would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS and RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holder of the related REMIC securities.
Interest, original issue discount and market discount income that the Fund receives or accrues from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.
Hedging Transactions.
The Fund and its subsidiaries may enter into hedging transactions with respect to one or more of the Fund’s assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by
Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods specified in Treasury regulations, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods, or (iii) in connection with the effective termination of certain hedging transactions described above will be excluded from gross income for purposes of both the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. The Fund intends to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the
REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.
The Fund may conduct some or all of its hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.
Fee Income.
Any fee income that the Fund earns will generally not be qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary will not be included for purposes of the gross income tests.
Rents from Real Property.
Rents the Fund receives will qualify as
“
rents from real property
”
in satisfying the gross income requirements
for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents the Fund receives from a
“
related party tenant
”
will not qualify as rents from real property
in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a
“
controlled taxable REIT
subsidiary
”
(i.e., a taxable REIT subsidiary in which the Fund owns directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as
“
rents from real property
”
for purposes of the gross
income tests, we are only allowed to provide services that are both usually or
“
customarily rendered
”
in connection with the rental of real
property and not otherwise considered
“
rendered to the occupant
”
of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. The Fund may, however, render services to the Fund’s tenants through an
“
independent contractor
”
who is adequately compensated and from whom the Fund does not derive revenue if certain requirements are satisfied. The Fund may also own an interest in a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.
The Fund intends to cause any services that are not usually or
“
customarily rendered,
”
or that are for the benefit of a particular tenant in
connection with the rental of real property, to be provided through a taxable REIT subsidiary or through an
“
independent contractor
”
who is adequately compensated and from which the Fund does not derive revenue, and which meets certain other requirements.
However, no assurance can be given that the IRS will concur with the Fund’s determination as to whether a particular service is usual or customary, or otherwise in this regard.
Prohibited Transactions Tax.
A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a
REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, the Fund intends to conduct our operations so that no asset that the Fund owns (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. The Fund cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. The Fund intends to structure our activities to avoid prohibited transaction characterization.
Foreclosure Property.
Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
■
that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;
■
for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and
■
for which the REIT makes a proper election to treat the property as foreclosure property.
However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.
Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
■
on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the
75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;
■
on which any construction takes place on the property, other than completion of a building or any other improvement, if more than
10% of the construction was completed before default became imminent; or
■
which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.
The Fund will be subject to tax at the maximum corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.
Phantom Income.
Due to the nature of the assets in which we will invest, the Fund may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

The Fund may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as
“
market discount
”
for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, the Fund may not be able to benefit from any offsetting loss deductions.
The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered
“
significant modifications
”
for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which the Fund may recognize taxable income or gain without a corresponding receipt of cash.
Some of the debt securities that we acquire may have been issued with original issue discount. In general, the Fund will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.
In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, the Fund may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, the Fund may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.
Finally, the Fund may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to shareholders.
As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that the Fund may have taxable income in excess of cash available for distribution. In that event, the Fund may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this
“
phantom
income
”
is recognized. See
“
— Annual Distribution Requirements Applicable to REITs.
”
Asset Tests
At the close of each quarter of our taxable year, the Fund must satisfy the following tests relating to the nature of the Fund’s assets:
■
At least 75% of the value of our total assets must be represented by the following:
■
interests in real property, including leaseholds and options to acquire real property and leaseholds;
■
interests in mortgages on real property;
■
stock in other REITs and debt instruments issued by publicly offered REITs;
■
cash and cash items (including certain receivables);
■
government securities;
■
investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and
■
regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, the Fund will be treated as holding directly our proportionate share of the assets of such REMIC.
■
Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.
■
Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by the Fund may not exceed 5% of the value of our total assets.
■
Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the
Fund may not own more than 10% of any one issuer’s outstanding voting securities.
■
Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the
Fund may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the
“
straight debt
”
exception or other exceptions discussed below.
■
Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.
■
Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as
“
securities
”
for purposes
of the 10% value test, as explained below).
Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the
“
straight debt
”
safe harbor if the debt is a written
unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our
“
controlled taxable REIT subsidiaries
”
as defined in the Code, hold any
securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).
In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include
(i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and
(vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the
75% gross income test described above under
“
— Income Tests.
”
In applying the 10% asset test, a debt security issued by a
partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.
Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which the Fund owns stock fails to continue to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, the Fund would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to the Fund’s investments in any non-REIT C corporations for which the Fund does not make a taxable REIT subsidiary election.
We will monitor the status of the Fund’s assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that the Fund will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.
However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if the Fund failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Fund’s assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of the Fund’s assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.
In the case of
de minimis
violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and
$10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if the Fund did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.
Annual Distribution Requirements Applicable to REITs
To qualify for taxation as a REIT, the Fund generally must distribute dividends (other than capital gain dividends) to shareholders in an amount at least equal to:
■
the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and the Fund’s net capital gain and (ii) 90% of the Fund’s net income after tax, if any, from foreclosure property; minus
■
the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our
REIT taxable income, computed without regard to the dividends paid deduction and the Fund’s net capital gain.
Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, the Fund will be treated as having paid the dividend on December
31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to shareholders in the year in which paid, even though the distributions relate to the Fund’s prior taxable year for purposes of the 90% distribution requirement. To the extent that the Fund does not distribute all of the Fund’s net capital gain or the
Fund distributes at least 90%, but less than 100% of our REIT taxable income, as adjusted, the Fund will be subject to tax on the undistributed amount at regular corporate tax rates.
To the extent that in the future the Fund may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that the Fund must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to shareholders of any distributions that are actually made.
If the Fund fails to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, the Fund will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.
Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if the Fund does not distribute those items on a current basis. As a result of the foregoing, the Fund may not have sufficient cash to distribute all of its taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, the Fund may need to borrow funds or issue additional stock.
The Fund may elect to retain rather than distribute all or a portion of the Fund’s net capital gains and pay the tax on the gains. In that case, the Fund may elect to have shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the Fund. Shareholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that the Fund designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.
The Fund intends to make timely distributions sufficient to satisfy the distribution requirements. However, it is possible that, from time to time, the Fund may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes. In addition, the Fund may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock).

If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances the Fund may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, the Fund may be able to avoid being taxed on amounts distributed as deficiency dividends. However, the Fund will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.
Like-Kind Exchanges
The Fund may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.
Penalty Tax
Any redetermined rents, redetermined deductions, excess interest or redetermined taxable REIT subsidiary service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of the Fund’s tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to the Fund that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents that the Fund receives will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined taxable REIT subsidiary service income is income earned by a taxable REIT subsidiary that is attributable to services provided to the Fund, or on the Fund’s behalf to any of the Fund’s tenants, that is less than the amounts that would have been charged based upon arms’ length negotiations.
Record Keeping Requirements
The Fund is required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, the Fund must request on an annual basis information from shareholders designed to disclose the actual ownership of our outstanding Common Shares.
Failure to Qualify
If the Fund fails to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then the
Fund may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and the Fund pays a penalty of
$50,000 for each failure.
If the Fund fails to continue to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Fund will be subject to tax on the Fund’s taxable income as a corporation. This would significantly reduce both our cash available for distribution to shareholders and our earnings. If the Fund fails to continue to qualify as a REIT, it will not be required to make any distributions to shareholders and any distributions that are made will not be deductible by the Fund. Moreover, all distributions to shareholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends. Unless the Fund is entitled to relief under specific statutory provisions, the Fund also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.
Tax Aspects of Our Operating Partnership and any Subsidiary Partnerships
General.
All or substantially all of the Fund’s property investments will be held through our operating partnership. In addition, our operating partnership may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are
“
pass-through
”
entities which are not required to pay U.S. federal
income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our ratable share of assets held by our operating partnership, including our share of its subsidiary partnerships and limited liability companies, based on its capital interest in each such entity.

Entity Classification
. Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a
“
publicly traded partnership
”
and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If our operating partnership or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of the Fund’s assets and items of gross income would change and could prevent us from qualifying as a REIT. See
“
— Failure to Qualify
”
for a discussion of the effects of our
failure to meet the REIT asset and income tests. In addition, a change in the tax status of our operating partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. The Fund does not anticipate that our operating partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.
Legislation was enacted that significantly changes the rules for U.S. federal income tax audits of partnerships, such as our operating partnership or any subsidiary partnerships or limited liability companies treated as partnerships for U.S. federal income tax purposes.
Such audits will continue to be conducted at the entity level and unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take such adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of the operating partnership or our subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will make such an election for any given adjustment. Many issues and the overall effect of this new legislation on us are uncertain.
Allocations of Income, Gain, Loss and Deduction.
A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.
Tax Allocations with Respect to the Properties.
Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for
U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Appreciated property may be contributed to our operating partnership in exchange for operating partnership units in connection with future acquisitions. The partnership agreement requires that allocations be made in a manner consistent with Section 704(c) of the
Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury regulations as chosen by the general partner under the partnership agreement. Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the
Code will not apply.
Taxation of U.S. Holders of The Fund’s Common Shares
U.S. Holder.
As used in the remainder of this discussion, the term
“
U.S. holder
”
means a beneficial owner of the Fund’s Common
Shares that is for U.S. federal income tax purposes:
■
a citizen or resident of the United States;

■
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;
■
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
■
a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.
If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds the Fund’s Common Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Common Shares, you should consult your advisors. A
“
non-U.S. holder
”
is a beneficial owner of the Fund’s
Common Shares that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).
Distributions Generally.
As long as the Fund qualifies as a REIT, distributions made by the Fund to its taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or
“
qualified dividend income
”
will be
taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares and then to the Fund’s Common Shares. Corporate shareholders will not be eligible for the dividends received deduction with respect to these distributions. Under the Tax Reform Bill, U.S. holders that are individuals, trusts and estates generally may deduct 20% of
“
qualified REIT dividends
”
(i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates). The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income. The deduction, if allowed in full, equates to a maximum effective U.S. federal income tax rate on ordinary REIT dividends of
29.6%. As with the other individual income tax changes, the deduction provisions are effective beginning in 2018. Without further legislation, the deduction would sunset after 2025.
Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the U.S. holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.
Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or
December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, the
Fund will be treated as having paid the dividend, and the shareholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.
The Fund will be treated as having sufficient earnings and profits to treat as a dividend any distribution the Fund pays up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any
“
deficiency dividend
”
will be
treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.
Capital Gain Dividends.
The Fund may elect to designate distributions of the Fund’s net capital gain as
“
capital gain dividends
”
to the
extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to
U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the shareholders have held their stock. If the Fund designates any portion of a dividend as a capital gain dividend, the amount that will be taxable to the shareholder as capital gain will be indicated to U.S. holders on IRS Form
1099-DIV. Corporate shareholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.
Instead of paying capital gain dividends, the Fund may elect to require shareholders to include our undistributed net capital gains in their income. If the Fund makes such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by the Fund on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by the Fund exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our stock will increase the basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

The Fund must classify portions of our designated capital gain dividend into the following categories:
■
a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a federal rate of up to 20%; or
■
an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.
The Fund must determine the maximum amounts that the Fund may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock be comprised proportionately of dividends of a particular type.
Passive Activity Loss and Investment Interest Limitation.
Distributions that the Fund makes and gains arising from the disposition of the
Fund’s Common Shares by a U.S. holder will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any
“
passive activity losses
”
against such income. Dividends paid by the Fund, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.
Qualified Dividend Income.
Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as taxable REIT subsidiaries, our
“
undistributed
”
REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such
REIT taxable income and built-in gain).
Dividends that the Fund receives will be treated as qualified dividend income to the Fund if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States.
However, if a foreign corporation is a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends the Fund receives from such an entity would not constitute qualified dividend income.
Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to the Fund. These rules include certain holding requirements that the Fund would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.
In addition, even if the Fund designates certain dividends as qualified dividend income to shareholders, the shareholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the shareholder will only be eligible to treat the dividend as qualifying dividend income if the shareholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a shareholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend.
Other Tax Considerations.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that the Fund must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources, nor would such losses affect the character of any distributions that the Fund makes, which are generally subject to tax in the hands of shareholders to the extent that we have current or accumulated earnings and profits.
Sales of The Fund’s Common Shares.
Upon any taxable sale or other disposition of the Fund’s Common Shares (except pursuant to a repurchase by us, as described below), a U.S. holder of the Fund’s Common Shares will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:
■
the amount of cash and the fair market value of any property received on such disposition; and
■
the U.S. holder’s adjusted basis in such Common Shares for tax purposes.
Gain or loss will be capital gain or loss if the Common Shares has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of the Fund’s Common Shares by a U.S. holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.
Repurchases of The Fund’s Common Shares.
A repurchase of the Fund’s Common Shares will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of the Fund’s Common Shares discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in the Fund’s
Common Shares, (ii) results in a substantially disproportionate repurchase with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, Common Shares actually owned, as well as Common Shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. The sale of Common Shares pursuant to a repurchase generally will result in a
“
substantially disproportionate
”
repurchase with respect to a holder if the percentage of our then outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of Common Shares pursuant to a repurchase generally will be treated as not
“
essentially equivalent to a
dividend
”
with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a
“
meaningful reduction
”
of such holder’s interest.
A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under
“
— Distributions Generally.
”
In
addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of the Fund’s Common Shares taxable as a dividend in the amount of their increased percentage ownership of the Fund’s Common Shares as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.
Medicare Tax.
Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their
“
net investment income,
”
which includes net gain from a sale or exchange of Common Shares and income from dividends paid on Common Shares. U.S. holders are urged to consult their own tax advisors regarding the Medicare tax.
Taxation of Non-U.S. Holders of The Fund’s Common Shares
The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules.
The
Fund urges non-U.S. holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the Common Shares, including any reporting requirements.
Distributions.
Distributions by the Fund to a non-U.S. holder on the Fund’s Common Shares that are neither attributable to gain from sales or exchanges by us of
“
U.S. real property interests
”
nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States
(and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.
A non-U.S. holder of the Fund’s Common Shares who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if the Fund’s
Common Shares is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of the Fund’s Common Shares eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Distributions that are neither attributable to gain from sales or exchanges of
“
U.S. real property interests
”
nor designated as capital gains
dividends and that are in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the
non-U.S. holder in its Common Shares will reduce the non-U.S. holder’s adjusted basis in its Common Shares and will not be subject to
U.S. federal income tax. Distributions that are neither attributable to gain from sales or exchanges of
“
U.S. real property interests
”
nor
designated as capital gains dividends and that are in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its Common Shares will be treated as gain from the sale of its stock, the tax treatment of which is described below under
“
— Sales of The Fund’s Common Shares.
”
Because the Fund generally cannot determine at the time the Fund makes a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as the Fund would withhold on a dividend.
The Fund would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if the Fund’s Common Shares constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under
“
— Sales of The Fund’s Common Shares.
”
This withholding would apply even if a lower treaty rate otherwise applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.
Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:
■
The investment in the Common Shares is effectively connected with the non-U.S. holder’s conduct of a trade or business in the
United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the
non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or
■
The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a
“
tax home
”
in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.
Under the Foreign Investment in Real Property Tax Act of 1980 (
“
FIRPTA
”
), distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as capital gain dividends, will cause the
non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a trade or business in the
United States.
Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not attributable to a U.S. real property interest if we held an interest in the underlying asset solely as a creditor.
The Fund will be required to withhold and remit to the IRS the highest rate of U.S. federal income tax applicable to each
non-U.S. holder, based on the status of such holder, of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gain dividends to the extent of the Fund’s net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.
However, the above withholding tax will not apply to any capital gain dividend with respect to (i) any class of our stock which is
“
regularly
traded
”
on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend or (ii) a
“
qualified shareholder
”
or a
“
qualified
foreign pension fund
”
. Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under
“
—
Distributions.
”
Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that the Fund’s Common
Shares will be
“
regularly traded
”
on an established securities market.
Although the law is not clear on the matter, it appears that amounts the Fund designates as undistributed capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by the Fund of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their
U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by the Fund on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by the Fund were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of the Fund’s net capital gain as undistributed capital gain, a
non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.
Sales of The Fund’s Common Shares.
Subject to the discussion below under
“
— Repurchases of The Fund’s Common Shares,
”
gain
recognized by a non-U.S. holder upon the sale or exchange of our stock generally would not be subject to U.S. taxation unless:
■
the investment in the Fund’s Common Shares is effectively connected with the non-U.S. holder’s conduct of a trade or business in the
United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the
non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;
■
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or
■
the non-U.S. holder is not a qualified shareholder or a qualified foreign pension fund (each as defined below) and the Fund’s
Common Shares constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.
We anticipate that the Fund’s Common Shares will constitute a U.S. real property interest within the meaning of FIRPTA unless we are a domestically-controlled REIT. The Fund will be a domestically-controlled REIT if, at all times during a specified testing period, less than
50% in value of our stock is held directly or indirectly by non-U.S. holders. No assurance can be given, however, that we are or will be a domestically-controlled REIT.
Even if the Fund were not a domestically-controlled REIT, a sale of Common Shares by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:
■
the Fund’s Common Shares were
“
regularly traded
”
on an established securities market within the meaning of applicable Treasury regulations; and
■
the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of the
Fund’s Common Shares at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.
However, it is not anticipated that the Fund’s Common Shares will be
“
regularly traded
”
on an established securities market. If gain on
the sale or exchange of the Fund’s Common Shares were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of Common Shares may be required to withhold 10% of the purchase price and remit this amount to the IRS.
Qualified Shareholders.
Subject to the exception discussed below, a qualified shareholder who holds the Fund’s Common Shares directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by the Fund or dispositions of the Fund’s Common Shares. While a qualified shareholder will not be subject to FIRPTA withholding on distributions by the Fund or dispositions of the Fund’s Common Shares, certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of the Fund’s Common Shares (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA withholding.
A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a
“
qualified collective investment vehicle
”
(within the
meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.
Qualified Foreign Pension Funds.
Any distribution to a qualified foreign pension fund (or an entity all of the interests of which are held by a qualified foreign pension fund) who holds the Fund’s Common Shares directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by the Fund or dispositions of the Fund’s Common Shares.
A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established (a) by such country (or one or more political subdivisions thereof) to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees, as a result of services rendered by such employees to their employers or (b) by one or more employers to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided, or is otherwise available, to the relevant tax authorities in the country in which it is established or operates, and
(v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or arrangement or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is excluded from the gross income of such entity or arrangement or is taxed at a reduced rate.
The Fund urges non-U.S. holders to consult their own tax advisers to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a qualified foreign pension fund.
Repurchases of The Fund’s Common Shares.
A repurchase of the Fund’s Common Shares that is not treated as a sale or exchange will be taxed in the same manner as regular distributions under the rules described above. See
“
— Taxation of U.S. Holders of The Fund’s
Common Shares — Repurchases of The Fund’s Common Shares
”
for a discussion of when a repurchase will be treated as a sale or exchange and related matters.
A repurchase of the Fund’s Common Shares generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the
non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under
“
— Sales of The Fund’s
Common Shares.
”
The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, the Fund may withhold at the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, from all or a portion of repurchase payments to non-U.S. holders other than qualified shareholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a
non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.
U.S. Federal Income Tax Returns.
If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of the Fund’s
Common Shares or on distributions the Fund makes, the non-U.S. holder will be required to file a U.S. federal income tax return.
Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of the Fund’s Common Shares, including any reporting requirements.
Taxation of Tax-Exempt Holders of The Fund’s Common Shares
Provided that a tax-exempt holder has not held its Common Shares as
“
debt-financed property
”
within the meaning of the Code and
shares of stock are not being used in an unrelated trade or business, dividend income from the Fund generally will not be unrelated business taxable income (
“
UBTI
”
) to a tax-exempt holder. Similarly, income from the sale of the Fund’s Common Shares will not constitute UBTI unless the tax-exempt holder has held its Common Shares as debt-financed property within the meaning of the Code or has used the Common Shares in a trade or business.
Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in the Fund’s Common Shares will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these
“
set aside
”
and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a
“
pension-held REIT
”
are treated as UBTI as to any trust which
is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as
“
pension
trusts.
”
A REIT is a
“
pension-held REIT
”
if it meets the following two tests:
■
it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

■
either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.
The percentage of any REIT dividend from a
“
pension-held REIT
”
that is treated as UBTI is equal to the ratio of the UBTI earned by the
REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a
“
pension-held REIT
”
(for example, if the REIT is able to satisfy the
“
not closely held requirement
”
without relying on the
“
look through
”
exception with respect
to pension trusts).
Dividend Reinvestment Plan
Holders who participate in the dividend reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating holders and will retain the character and U.S. federal income tax effects applicable to all distributions. Stock received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution. Because of the Fund’s charter restrictions on the number of shares of our stock that a person may own, the Fund does not anticipate that the Fund will become a
“
pension-held REIT.
”
Backup Withholding Tax and Information Reporting
U.S. Holders of Common Shares.
In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of the Fund’s Common Shares held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, the Fund may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to the Fund. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Brokers that are required to report the gross proceeds from a sale of the Fund’s Common Shares on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the Common Shares sold and whether any gain or loss with respect to such stock is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the Common Shares sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied.
U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.
Non-U.S. Holders of The Fund’s Common Shares.
The Fund must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required.
Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a
“
United States
person
”
as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of the Fund’s
Common Shares within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a
“
United States person
”
as defined under the Code), or such owner otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s
U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the
IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the
U.S. federal tax laws and interpretations thereof could adversely affect an investment in the Fund’s Common Shares.

State and Local Taxes
We and shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of shareholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Fund’s Common Shares.
Taxation of the Fund as a C Corporation
The Fund was taxed as a C corporation, and may be subject to U.S. federal income taxes and related state and local taxes, for its taxable year ended December 31, 2022. For that taxable year, the Fund will not be required to make any distributions to shareholders and any distributions that are made was not deductible by the Fund. All distributions to shareholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends.
Non-U.S. holders of the Fund’s Common Shares in such taxable year will be subject to U.S. federal income tax as described under
“
Taxation of Non-U.S. Holders of the Fund’s Common Shares
”
above, except that the rules under FIRPTA relating to distributions attributable to sales of U.S. real property interests, domestically-controlled REITs and qualified shareholders will not apply and the ownership threshold for taxation under FIRPTA if the Fund were
“
regularly traded
”
on an established securities market would be 5%
rather than 10%. In addition, the
“
pension-held REIT
”
rules would not apply to tax-exempt holders of the Fund’s Common Shares.
Tax Shelter Reporting
If a shareholder recognizes a loss with respect to stock of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as
“
FATCA
”
), a 30% U.S. federal withholding tax
may apply to any ordinary dividends and other distributions that the Fund pays to (i) a
“
foreign financial institution
”
(as specifically
defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a
“
non-financial foreign entity
”
(as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their tax advisors to determine the applicability of this legislation in light of their individual circumstances.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of Common Shares by (i)
“
employee benefit plans
”
that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (
“
ERISA
”
), (ii) plans, individual
retirement accounts (
“
IRAs
”
) and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively,
“
Other Plan
Laws
”
), and (iii) entities whose underlying assets are considered to include
“
plan assets
”
of any of the foregoing described in clauses
(i) and (ii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a
“
Plan
”
).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a Benefit Plan Investor (defined below) and prohibit certain transactions involving the assets of Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term
“
benefit plan investor
”
(
“
Benefit
Plan Investor
”
) is generally defined to include (a)
“
employee benefit plans
”
within the meaning of Section 3(3) of ERISA that are subject to Title I of ERISA,
“
plans
”
within the meaning of, and subject to, Section 4975 of the Code (including
“
Keogh
”
plans and IRAs), and
(b) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (a) and (b) above
(e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).
In considering an investment in Common Shares of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Other Plan Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Other Plan Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are
“
parties in interest,
”
within the meaning of ERISA, or
“
disqualified persons,
”
within the
meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
Whether or not the underlying assets of the Fund were deemed to include
“
plan assets,
”
as described below, the acquisition and/or
holding of Common Shares by a Benefit Plan Investor with respect to which the Fund, the Manager, the Distributor or a Subadviser is
considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section
406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or
“
PTCEs,
”
that may apply to the acquisition and holding of Common Shares. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition,
Section 408(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and
Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any
Benefit Plan Investor involved in the transaction and provided further that the Benefit Plan Investor pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring Common Shares in reliance on these or any other exemption should carefully review the exemption in consultation with their legal advisors to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Plan Assets
Under ERISA and the regulations promulgated thereunder, as modified by Section 3(42) of ERISA (the
“
Plan Assets Regulation
”
), when
a Benefit Plan Investor acquires an equity interest in an entity that is neither a
“
publicly-offered security
”
(within the meaning of the Plan
Assets Regulation) nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan
Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors or that the entity is an
“
operating company,
”
each as defined in the Plan Assets Regulation. Because the Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Fund will not be considered to be
“
plan assets
”
of
any Benefit Plan Investor investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, none of the Fund, the Manager or the Subadviser(s) will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any Benefit Plan Investor that becomes a shareholder, solely as a result of the Benefit Plan Investor’s investment in the Fund.
Other Plans
Certain Plans, such as governmental plans and non-U.S. plans, may not be subject to ERISA or Section 4975 of the Code, but may be subject to provisions of Other Plan Laws which may restrict the type of investments such a Plan may make or otherwise have an impact on such a Plan’s ability to invest the Fund. Accordingly, each Plan, including governmental and foreign plans, considering an investment in Common Shares should consult with their legal advisors regarding their proposed investment in Common Shares.
Representation
By acceptance of Common Shares, each purchaser and subsequent transferee of Common Shares will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold Common Shares constitutes assets of any Plan or (ii) the purchase and holding of Common Shares by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code or similar violation under any applicable Other
Plan Laws.
Reporting of Indirect Compensation
Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the U.S. Department of Labor regarding their assets, liabilities and expenses. To facilitate a plan administrator’s compliance with these requirements it is noted that the descriptions contained in this prospectus of fees and compensation, including the Management Fee and Incentive Fee payable to the Manager and the Distribution and Servicing Fee payable to the Distributor, are intended to satisfy the disclosure requirements for
“
eligible indirect compensation
”
for which the alternative reporting option on
Schedule C of Form 5500 may be available.
The foregoing discussion of ERISA, the Code and Other Plan Law issues should not be construed as legal advice. Fiduciaries of Plans should consult their own legal advisors with respect to issues arising under ERISA, the Code and applicable Other Plan Laws make their own independent decision regarding an investment in the Fund. The foregoing discussion is general in nature and is not intended to be all-inclusive. Each Plan fiduciary should consult with its legal advisors concerning the considerations discussed above before making an investment in the Fund. As indicated above, Other Plan Laws governing the investment and management of the assets of Plans that are not subject to Title I of ERISA or Section 4975 of the Code, such as governmental plans and non-U.S. plans, may contain fiduciary responsibility and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code. Accordingly, Plans,
in consultation with their legal advisors, should consider the impact of their respective laws and regulations on an investment in the
Fund and the considerations discussed above, if applicable.

PLAN OF DISTRIBUTION
Shares
The Fund has obtained exemptive relief from the SEC that permits the Fund to issue multiple classes of Common Shares and to, among other things, impose asset-based distribution fees and early repurchase fees. The Fund currently offers four classes of its Common
Shares on a continuous basis: Class I Shares, Class D Shares, Class S Shares and Class T Shares. The Fund may offer additional classes of its Common Shares in the future.
Unlisted Closed-End Fund Structure; Limited Liquidity
The Fund does not currently intend to list its Common Shares for trading on any securities exchange or any other trading market in the near future. There is currently no secondary market for its Common Shares and the Fund does not expect any secondary market to develop for its Common Shares. Shareholders of the Fund are not able to have their Common Shares redeemed or otherwise sell their
Common Shares because the Fund is an unlisted closed-end fund. An investment in the Fund is suitable only for investors who can bear the risks associated with private market investments with potential limited liquidity of the Common Shares as described in
“
Repurchases
”
and
“
Repurchase of Common Shares
”
herein.
Distributor
Prudential Investment Management Services LLC (
“
PIMS
”
or the
“
Distributor
”
) is the principal underwriter and distributor of the Class I
Shares, Class D Shares, Class S Shares and Class T Shares, and serves in that capacity on a
“
best efforts
”
basis, subject to various
conditions. The Distributor is an affiliate of PGIM. The Distributor is located at 655 Broad Street, Newark, New Jersey 07102-4410, and
is a broker-dealer registered with the SEC and a member of FINRA.
Other broker-dealers (
“
Selling Agents
”
) may be appointed by the Distributor to assist in the sale of the Common Shares on a
“
best
efforts
”
basis. Shares of Common Shares are generally offered through Selling Agents that have entered into selling agreements with the Distributor.
The Distributor is not obligated to sell any specific amount of shares of Common Shares. The Distribution Agreement also provides that the Fund will indemnify the Distributor and its affiliates and certain other persons against certain liabilities, including certain liabilities arising under the Securities Act.
Sales Load
Class T Shares are subject to a sales load of up to 3.5% of the total offering price (including sales load). Class T sales loads are waived for certain types of investors, including investors investing through certain group retirement plans (including defined contribution plans, defined benefit plans and deferred compensation plans) available through a retirement plan recordkeeper or third party administrator, as well as clients of financial intermediaries who (i) offer Class T Shares through a no-load network or platform, (ii) charge clients an ongoing fee for advisory, investment, consulting or similar services, or (iii) offer self-directed brokerage accounts or other similar types of accounts that may or may not charge transaction fees to customers. No sales load will be paid with respect to any Common Shares sold pursuant to the DRIP.
The Distributor may reallow sales loads to participating broker-dealers. Selling Agents typically receive the sales load with respect to the
Class T Shares purchased by their customers. Sales loads may be reduced for certain categories of purchasers and for volume discounts, as disclosed in this prospectus. Investors should consult with their Selling Agents about the sales load and any additional fees or charges their Selling Agents might impose on each class of Common Shares.
Class I Shares, Class D Shares and Class S Shares are not subject to a sales load; however, investors could be required to pay brokerage commissions to their Selling Agents on purchases and sales of such shares.
Ongoing Distribution and Servicing Fees
The Fund has a Distribution and Service Plan pursuant to Rule 12b-1 under the Investment Company Act, applicable to certain of the
Fund’s shares (the
“
12b-1 Plan
”
). Under this plan and the Fund’s Distribution Agreement with the Distributor, the Distributor pays the expenses of distributing all share classes of the Fund. The Distributor also provides certain shareholder support services. Under the
12b-1 Plan, certain classes of the Fund pay distribution and other fees to the Distributor as compensation for its services, which the
Distributor generally pays (or
“
reallows
”
) to Selling Agents. These fees — known as 12b-1 fees — are set forth in the
“
Summary of Fund
Expenses
”
tables and are described in greater detail below.

The Fund pays the Distributor a Servicing Fee that is payable monthly and accrued daily at an annualized rate of 0.25% of the net assets of the Fund attributable to Class S Shares, Class T Shares and Class D Shares. The Servicing Fee is for personal services provided to shareholders and/or the maintenance of stockholder accounts and to reimburse the Distributor for related expenses incurred. The
Distributor generally will pay (or
“
reallow
”
) all or a portion of the Servicing Fee to the Selling Agents that sell Class S Shares, Class T
Shares and Class D Shares. The Servicing Fee is governed by the Fund’s Distribution and Service Plan.
The Fund also pays the Distributor a Distribution Fee that is payable monthly and accrued daily at an annualized rate of 0.60% of the net assets of the Fund attributable to Class S Shares and Class T Shares. The Distribution Fee is for the sale and marketing of the
Class S Shares and Class T Shares and to reimburse the Distributor for related expenses incurred. All or a portion of the Distribution Fee may be used to pay for sub-transfer agency, sub-accounting and certain other administrative services that are not required to be paid pursuant to a service fee under FINRA rules. The Distributor generally will pay all or a portion of the Distribution Fee to the Selling
Agents that sell Class S and Class T Shares. Payment of the Distribution Fee is governed by the Fund’s Distribution and Service Plan.
Participating broker dealers will receive ongoing distribution and servicing fees of (a) 0.85% of NAV per annum for Class S Shares and
Class T Shares only (consisting of a 0.60% Distribution Fee and a 0.25% Servicing Fee, and (b) 0.25% for Class D Shares (all of which constitutes a Servicing Fee) in each case accrued daily and payable monthly.
Class I Shares do not incur Distribution or Servicing Fees.
Because these fees are paid out of the Fund’s assets on an on-going basis, over time these fees will increase the cost of an investor’s investment and may cost more than paying other types of sales charges.
Minimum Investment and Share Class Availability
Generally, the minimum initial investment is $2,500 for Class S Shares, Class D Shares and Class T Shares. The minimum initial investment for Class I Shares is $1 million. The minimum subsequent investment is $500 for each class of Common Shares, except for additional purchases pursuant to the DRIP, which are not subject to a minimum purchase amount. The minimum investment for each class of Common Shares can be modified or waived in the sole discretion of the Fund or the Distributor (defined below), including for certain financial firms that submit orders on behalf of their customers, the Fund’s officers and directors and certain employees of PGIM, including its affiliates, vehicles controlled by such employees and their extended family members. See
“
Plan of Distribution — How to
Purchase Common Shares.
”
Each of the Fund or the Distributor may modify or waive minimum investment amounts in their sole discretion.
Class S Shares and Class T Shares are available to the general public through Selling Agents and other financial intermediaries that offer them.
Class D Shares are generally available for purchase only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D Shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D Shares, (3) through investment advisers that are registered under the Advisers Act or applicable state law and direct clients to trade with a broker-dealer that offers Class D Shares, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we name in an amendment or supplement to this prospectus.
Class I Shares are available only (1) through fee-based programs, known as wrap accounts, of investment dealers that provide access to
Class I Shares, (2) to participating broker-dealers and their affiliates, including their officers, directors, employees, and registered representatives, as well as the immediate family members of such persons, as defined by FINRA Rule 5130, and through participating broker-dealers that have alternative fee arrangements with their clients, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (5) to endowments, foundations, pension funds and other institutional investors for purchase in this offering, (6) to other categories of investors that are named in an amendment or supplement to the Fund’s prospectus or (7) certain directors or trustees, officers, current employees (including their spouses, children and parents) and former employees (including their spouses, children and parents) of
Prudential and its affiliates, the PGIM Funds, and the subadvisers of the PGIM Funds.
How to Purchase Common Shares
The following section provides basic information about how to purchase Common Shares of the Fund.
■
The Distributor acts as the distributor of Common Shares for the Fund on a
“
best efforts
”
basis, subject to various conditions and
pursuant to the terms of the Distribution Agreement. The Distributor is not obligated to sell any specific amount of Common Shares of the Fund. Shares of the Fund are continuously offered through the Distributor. As discussed below, the Fund may authorize one or more Selling Agents to receive orders on its behalf.

■
Class S Shares, Class D Shares, Class T Shares, Class I Shares are continuously offered at NAV per share calculated each regular business day, plus any applicable sales load.
■
Selling Agents may establish different minimum investment requirements than the Fund and may also independently charge you transaction fees and additional amounts (which may vary) in return for its services, which will reduce your return. Shares you purchase through Selling Agents will normally be held in your account with that firm.
■
The Fund and the Distributor will have the sole right to accept orders to purchase Common Shares and reserve the right to reject any order in whole or in part.
■
No market currently exists for the Common Shares. The Fund does not currently intend to list its Common Shares for trading on any securities exchange in the near future. There is currently no secondary market for the Common Shares and the Fund does not anticipate that a secondary market will develop for its Common Shares. Neither the Manager nor the Distributor intends to make a market in the Common Shares.
■
Investors purchasing shares through a retirement plan or employee benefit plan may obtain additional information regarding the plan from their plan sponsor.
Acceptance and Timing of Purchase Orders
A purchase order received by the Fund or its designee prior to the close of the New York Stock Exchange (
“
NYSE
”
), on a day the Fund is
open for business, together with payment made in one of the ways described above will be effected at that day’s NAV plus any applicable sales charge. An order received after the close of the NYSE will be effected at the NAV determined on the next business day.
However, orders received by certain retirement plans and other financial firms on a business day prior to the close of the NYSE and communicated to the Fund or its designee prior to such time as agreed upon by the Fund and financial firm will be effected at the NAV determined on the business day the order was received by the financial firm. The Fund is
“
open for business
”
on each day the NYSE is
open for trading, which generally excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good
Friday, Memorial Day, Juneteenth, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE is closed due to weather or other extenuating circumstances on a day it would typically be open for business, the Fund reserves the right to treat such day as a business day and accept purchase orders in accordance with applicable law. The Fund reserves the right to close if the primary trading markets of the Fund’s portfolio instruments are closed and the Fund’s management believes that there is not an adequate market to meet purchase requests. On any business day when the Securities Industry and Financial Markets Association recommends that the securities markets close trading early, the Fund may close trading early. Purchase orders will be accepted only on days which the Fund is open for business.
For Common Shares purchased through the Distributor, order instructions must be received in good order prior to the close of regular trading on the NYSE (ordinarily 4:00 p.m., Eastern time) in order to receive the current day’s NAV. The Fund will be deemed to have received a purchase order when an authorized broker or, if applicable, a broker’s authorized designee, receives the order. Instructions must include the name and signature of an appropriate person designated on the account application, account name, account number, name of the Fund and dollar amount. Payments received without order instructions could result in a processing delay or a return of wire.
Failure to send the accompanying payment on the same day may result in the cancellation of the order.
The Fund and the Distributor each reserves the right, in its sole discretion, to accept or reject any order for purchase of Common
Shares. The sale of Common Shares may be suspended during any period in which the NYSE is closed other than weekends or holidays, or if permitted by the rules of the SEC, when trading on the NYSE is restricted or during an emergency which makes it impracticable for the Fund to dispose of its securities or to determine fairly the value of its net assets, or during any other period as permitted by the SEC for the protection of investors.
Purchasing Directly From the Fund
The following section provides additional information for investors wishing to purchase Class I Shares or Class D Shares directly from the
Fund. If you are investing through a financial intermediary, please contact your Selling Agent directly for more information.
Purchase by Mail.
To purchase shares of Common Shares by mail, simply complete and sign the account application and mail it, or for subsequent purchases include name, fund name and account number along with a check made payable to PGIM Investments LLC:

Regular Mail	Overnight or Express Mail
PGIM Investments LLC P.O. Box 219929 Kansas City, MO 64121-9929	PGIM Investments LLC 801 Pennsylvania Ave, Suite 219929 Kansas City, MO 64105-1407
The Fund does not consider the U.S. Postal Service or other independent delivery services to be its agents. Therefore, deposit in the mail or with such services, or receipt at U.S. Bank Global Fund Services post office box does not constitute receipt by the Transfer
Agent. Receipt is determined at the time the order is received at the Transfer Agent’s offices.

All purchase checks must be in U.S. dollars drawn on a domestic financial institution. The Fund will not accept payment in cash or money orders. To prevent check fraud, the Fund will not accept third party checks, Treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of shares. The Fund is unable to accept post-dated checks, or any conditional order or payment.
It is the policy of the Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to shareholders. The Fund reserves the right to reject any application. An account application to purchase Common Shares is subject to acceptance by the Fund and is not binding until so accepted. Accounts opened by entities, such as credit unions, corporations, limited liability companies, partnerships or trusts, will require additional documentation. Please note that if any information is missing, your account application will be returned, and your account will not be opened.
Initial Investment — By wire.
To purchase by wire, the Transfer Agent must have a completed account application before your wire is sent. A purchase order will not be accepted until the Fund has received the completed application and any requested documentation in proper form. Wired funds must be received by 4:00 p.m. Eastern Time to be eligible for same day pricing. Call the Transfer Agent at
(844) 753-6354 between 8:00 a.m. and 5:00 p.m. Central Time on any day the New York Stock Exchange is open for business to advise of your intent to wire. This will ensure proper credit.
Subsequent Investments — By wire.
Before sending your wire, please contact the Transfer Agent to advise them of your intent to wire funds. This will ensure prompt and accurate credit upon receipt of your wire.
Wired Funds Disclaimer.
Wired funds must be received prior to 4:00 p.m. Eastern time to be eligible for same day pricing. The Fund and the Transfer Agent are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.
Lost Shareholders, Inactive Accounts and Unclaimed Property.
It is important that the Fund maintains a correct address for each investor.
An incorrect address may cause an investor’s account statements and other mailings to be returned to the Fund. Based upon statutory requirements for returned mail, the Fund will attempt to locate the investor or rightful owner of the account. If the Fund is unable to locate the investor, then the Fund will determine whether the investor’s account can legally be considered abandoned. Mutual fund accounts may be transferred to the state government of an investor’s state of residence if no activity occurs within the account during the
“
inactivity period
”
specified in the applicable state’s abandoned property laws, which varies by state. The Fund is legally obligated to escheat (or transfer) abandoned property to the appropriate state’s unclaimed property administrator in accordance with statutory requirements. The investor’s last known address of record determines which state has jurisdiction. Please proactively contact the
Transfer Agent toll-free at (844) 753-6354 at least annually to ensure your account remains in active status.
Signature Guarantees.
Signature guarantees will generally be accepted from domestic banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations, as well as from participants in the
New York Stock Exchange Medallion Signature Program and the Securities Transfer Agents Medallion Program (
“
STAMP
”
). A notary
public is not an acceptable signature guarantor.
A signature guarantee, from either a Medallion program member or a non-Medallion program member, is required in the following situations:
■
If ownership is being changed on your account;
■
When repurchase proceeds are payable or sent to any person, address, or bank account not on record;
■
When a repurchase request is received by the Transfer Agent and the account address has changed within the last 15 calendar days; or
■
For all repurchases in excess of $100,000 where proceeds are requested to be sent by check
The Fund may waive any of the above requirements in certain instances. In addition to the situations described above, the Fund and/or the Transfer Agent reserve the right to require a signature guarantee in other instances based on the circumstances relative to the particular situation.
Non-financial transactions, including establishing or modifying certain services on an account, may require a signature guarantee, signature verification from a Signature Validation Program member, or other acceptable form of authentication from a financial institution source.

Anti-Money Laundering
In compliance with the USA Patriot Act of 2001, please note that the Transfer Agent will verify certain information on your account application as part of the Fund’s Anti-Money Laundering Program. As requested on the account application, you must supply your full name, date of birth, social security number and permanent street address. If you are opening the account in the name of a legal entity (e.g., partnership, limited liability company, business trust, corporation, etc.), you must also supply the identity of the beneficial owners. Mailing addresses containing only a P.O. Box will not be accepted. Please contact the Transfer Agent at (844) 753-6354 if you need additional assistance when completing your account application.
If the Fund does not have a reasonable belief of the identity of a customer, the account will be rejected, or the customer will not be allowed to perform a transaction on the account until such information is received. The Fund may also reserve the right to close the account within 5 business days if clarifying information/documentation is not received.
Sales Load Reductions
This section includes important information about sales load and sales load reductions available to investors in the Fund’s
Class T Shares.
The public offering price of Class T Shares will be the NAV per share at the time of purchase, plus any applicable sales load. The initial sales load varies depending on the size of your purchase, as set forth in the tables below. The actual sales load paid may vary among and within Selling Agents, as described herein. No sales load will be paid with respect to any Common Shares sold pursuant to the DRIP.
It is the responsibility of you and/or your financial intermediary to ensure that you obtain the proper breakpoint sales load discount, if any.
Because the offering price is calculated to two decimal places, the dollar amount of the sales charge as a percentage of the offering price and your net amount invested for any particular purchase of Common Shares may be higher or lower depending on whether downward or upward rounding was required during the calculation process.
Class T Shares of the Fund are sold subject to the following sales load:

Your investment	Sales Load as a % of the offering price
Up to $149,999.99	3.50%
$150,000.00 to $499,999.99	3.00%
$500,000.00 to $999,999.99	2.50%
$1,000,000.00 and over	2.00%
A person eligible for a sales load reduction includes an individual, his or her spouse or equivalent, children under 21 years of age and any corporation, partnership or sole proprietorship which is 100% owned, either alone or in combination, by any of the foregoing, a director or other fiduciary purchasing for a single trust or for a single fiduciary account, or a
“
company
”
as defined in Section 2(a)(8) of
the Investment Company Act. Investors must notify the Fund or their Selling Agent at the time of the purchase order whenever a sales load reduction is applicable to purchases and may be required to provide the Fund, or their Selling Agent, with certain information or records to verify eligibility for a sales load reduction. Such information or records may include account statements or other records for shares of the Fund of the investor and other eligible persons, as described above.
Upon such notification, an investor will pay the lowest applicable sales load. Sales load reductions may be modified or terminated at any time. Selling Agents may, in their sole discretion and subject to applicable law, reduce or waive the sales load on a non-scheduled basis in individual cases. For more information about sales load reductions, investors should contact the Distributor or their Selling Agent.
Qualifying for a Reduced Class T Sales Load
Investors in the Fund may reduce or eliminate sales charges applicable to purchases of Class T Shares through utilization of the Rights of Accumulation, Letter of Intent or 90-Day Repurchase Privilege. These programs will apply to purchases of other closed-end funds that the Manager or its affiliates may sponsor in the future as well as any open-end funds sponsored by the Manager or its affiliates
(collectively, the
“
Eligible Funds
”
). These programs are summarized below.
Rights of Accumulation
Any
“
purchaser
”
(as defined below) may buy Class T Shares at a reduced sales charge by aggregating the dollar amount of the new purchase and the total net amount invested of all shares of the Fund then held by the purchaser and applying the sales charge applicable to such aggregate. To obtain such discount, the purchaser must provide sufficient information at the time of purchase to permit verification that the purchase qualifies for the reduced sales charge. The rights of accumulation is subject to modification or discontinuance at any time with respect to all shares purchased thereafter.

For purposes of determining the applicable sales charge discount, a
“
purchaser
”
includes an individual, the individual’s spouse and the
individual’s children under the age of 21, purchasing Class T Shares for the individual’s own account or account with the individual’s spouse and/or children; or a director or other fiduciary purchasing Class T Shares for a single fiduciary account although more than one beneficiary may be involved; or employees of a common employer, provided that purchases are aggregated and submitted by a single source and quarterly confirmation of such purchases can be provided to that single source; or an organized group, provided that the purchases are made through a central administrator, or a single dealer.
Shareholder’s Responsibility With Respect to Breakpoint Discounts
To obtain the Class T Share sales charge discount set forth above, you must inform your financial intermediary of the existence of any eligible amounts under any Rights of Accumulation in accounts held by family members at the time of purchase. You must inform your financial intermediary of all shares of the Fund held (i) in your account(s) at the financial intermediary, (ii) in your account(s) by another financial intermediary, and (iii) in any other accounts held at any financial intermediary belonging to family members. IF YOU FAIL TO
INFORM YOUR FINANCIAL INTERMEDIARY OR THE FUND OF ALL ELIGIBLE HOLDINGS OR PLANNED PURCHASES, YOU MAY NOT
RECEIVE A SALES CHARGE DISCOUNT TO WHICH YOU WOULD OTHERWISE BE ENTITLED. The Fund will require the names and account numbers of all accounts claimed in connection with a request for a sales charge discount. You may also be required to provide verification of holdings (such as account statements and/or copies of documents that reflect the original purchase cost of your holdings)
that qualify you for a sales charge reduction.
As such, it is very important that you retain all records that may be needed to substantiate an original purchase price of your holdings, because the Fund, the Transfer Agent and financial intermediaries may not maintain this information.
90-Day Repurchase Privilege
If you redeem Class T Shares, you may reinvest some or all of the proceeds in the same class of any Eligible Fund, other closed-end funds that the Manager or its affiliates may sponsor in the future, as well as any open-end funds sponsored by the Manager or its affiliates on or before the 90th day after the redemption without a sales charge unless the reinvestment would be prohibited by the
Manager’s frequent trading policy (if any). Special tax rules may apply. All accounts involved must have the same registration. This privilege does not apply to purchases made through automatic investment services. The 90-day repurchase privilege only applies to your
Class T Shares if you previously paid a front-end sales charge in connection with your purchase of such Class T Shares.
Automatic Reinvestment
For your convenience, we will automatically reinvest your distributions in the Fund at NAV, without any sales charge. If you want your distributions paid in cash, you can indicate this preference on your application, or by notifying your broker or the Transfer Agent in writing (at the address below) at least five business days before the date we determine who receives dividends.
Prudential Mutual Fund Services LLC

P.O. Box 219929

Kansas City, MO 64121-9929
Payments to Financial Intermediaries
The Fund may pay service fees to Selling Agents for sub-administration, sub-transfer agency and other shareholders services associated with shareholders whose Shares are held of record in omnibus accounts, other group accounts or accounts traded through registered securities clearing agents.
The Manager, out of its own resources and without additional cost to the Fund or its shareholders, may provide additional cash payments to intermediaries, including affiliates of the Manager, for the sale of Common Shares and related services. These payments and compensation are in addition to service fees paid by the Fund, if any. Payments are generally made to intermediaries that provide shareholder servicing, marketing and related sales support or access to sales meetings, sales representatives and management representatives of the intermediary. Payments may also be paid to intermediaries for inclusion of the Fund on a sales list, including a preferred or select sales list or in other sales programs. Compensation may be paid as an expense reimbursement in cases in which the intermediary provides shareholder services to the Fund. The Manager may also pay cash compensation in the form of finder’s fees that vary depending on the dollar amount of the Common Shares sold. The level of such payments may be substantial and may be different for different Selling Agents. These payments may create incentives on the part of a Selling Agents to view the Fund favorably compared with investment funds that do not make these payments, or that make smaller payments.
Share Class Considerations
The Fund currently offers four classes of Common Shares: Class S Shares, Class D Shares, Class T Shares and Class I Shares. When
selecting a class of the Common Shares, you should consider the following:
■
Which classes of Common Shares are available to you;

■
The amount you intend to invest;
■
How long you expect to own the Common Shares; and
■
The total costs and expenses associates with a particular class of Common Shares.
Each investor’s financial considerations are different. You should speak with your Selling Agent to help you decide which class of
Common Shares is best for you. Not all Selling Agents offer all classes of Common Shares. In addition, Selling Agents may vary the actual sales load charged, if applicable, as well as impose additional fees and charges on each class of Common Shares. If your Selling
Agent offers more than one class of Common Shares, you should carefully consider which class of Common Shares to purchase.
Distribution in Foreign Jurisdictions
The distribution of this prospectus and the offer and sale of Common Shares in certain jurisdictions may be restricted by law. It is the responsibility of any persons wishing to purchase Common Shares to inform themselves of and to observe all applicable laws and regulations of any relevant jurisdictions. Prospective investors should inform themselves as to the legal requirements and tax consequences within the countries of their citizenship, residence, domicile and place of business with respect to the acquisition, holding or disposal of Common Shares, and any foreign exchange restrictions that may be relevant thereto.
The shares described in this prospectus have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in this prospectus. To the extent you are a citizen of, or domiciled in, a country or jurisdiction outside of the United States, please consult with your advisors before purchasing or disposing of shares.
Country-Specific Legends
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a
“
Relevant
Member State
”
), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State no offer of shares which are the subject of the offering contemplated by this prospectus may be made to the public in that
Relevant Member State other than:
(a)
to any legal entity which is a
“
qualified investor
”
as defined in the Prospectus Directive; or
(b)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall result in a requirement for the Fund or the Intermediary Manager to publish a prospectus pursuant to Article 3 of the
Prospectus Directive or a supplemental prospectus pursuant to Article 16 of the Prospectus Directive and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the Intermediary Manager and the Fund that it is a
“
qualified investor
”
within the meaning of the law in that
Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.
In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to offering those shares to the public, other than their offer or resale in a Relevant Member State to
“
qualified investors
”
as so defined or in circumstances in which the
prior consent of the Intermediary Manager has been obtained to each such proposed offer or resale.
The Fund, the Intermediary Manager and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements.
For the purposes of this provision, the expression an
“
offer of shares to the public
”
in relation to any shares in any Relevant Member
State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Relevant
Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression
“
Prospectus
Directive
”
means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.
Notice to Prospective Investors in the United Kingdom
In the United Kingdom, this prospectus and any other material in relation to the shares described herein are being distributed only to, and are directed only at, persons who are
“
qualified investors
”
(as defined in the Prospectus Directive ) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000
(Financial Promotion) Order 2005 (for purposes of this section, the
“
Order
”
), (ii) high net worth entities falling within Article 49(2)(a) to

(d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as
“
Relevant Persons.
”
The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, Relevant Persons. This prospectus and its contents should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United
Kingdom that is not a Relevant Person should not act or rely on this prospectus or its contents. The shares are not being offered to the public in the United Kingdom.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (
“
SIX
”
) or on any other stock
exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of
Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Fund, or the shares have been filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (
“
CISA
”
). The investor protection afforded to acquirers of
interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in Hong Kong
WARNING The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
This prospectus has not been registered by the Registrar of Companies in Hong Kong. The Fund is a collective investment scheme as defined in the Securities and Futures Ordinance of Hong Kong (the
“
Ordinance
”
) but has not been authorized by the Securities and
Futures Commission pursuant to the Ordinance. Accordingly, the shares may only be offered or sold in Hong Kong to persons who are
“
professional investors
”
as defined in the Ordinance and any rules made under the Ordinance or in circumstances which are permitted under the Companies (Winding Up and Miscellaneous Provisions) Ordinance of Hong Kong and the Ordinance. In addition, this prospectus may not be issued or possessed for the purposes of issue, whether in Hong Kong or elsewhere, and the shares may not be disposed of to any person unless such person is outside Hong Kong, such person is a
“
professional investor
”
as defined in the
Ordinance and any rules made under the Ordinance or as otherwise may be permitted by the Ordinance.
Notice to Prospective Investors in Singapore
The offer or invitation of the shares of the Fund, which is the subject of this prospectus, does not relate to a collective investment scheme which is authorized under Section 286 of the Securities and Futures Act 2001of Singapore (the
“
SFA
”
) or recognized under
Section 287 of the SFA. The Fund is not authorized or recognized by the Monetary Authority of Singapore (the
“
MAS
”
) and shares are
not allowed to be offered to the retail public. Each of this prospectus and any other document or material issued in connection with the offer or sale is not a prospectus as defined in the SFA. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. You should consider carefully whether the investment is suitable for you.
This prospectus has not been registered as a prospectus with the MAS. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 304 of the SFA, (ii) to a relevant person pursuant to Section 305(1), or any person pursuant to Section 305(2), and in accordance with the conditions specified in Section 305 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where shares are subscribed or purchased under Section 305 by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 305 except:
to an institutional investor or to a relevant person defined in Section 305(5) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 305A (3) (c) (ii) of the SFA;
where no consideration is or will be given for the transfer;
where the transfer is by operation of law;
as specified in Section 305A(5) of the SFA; or
as specified in Regulation 36A of the Securities and Futures (Offers of Investments) (Collective Investment Schemes) Regulations
2005 of Singapore.
Notice to Prospective Investors in Israel
The shares described in this prospectus have not been registered and are not expected to be registered under the Israeli Securities Law
1968 (the
“
Israeli Securities Law
”
) or under the Israeli Joint Investment Trust Law 1994. Accordingly, the shares described herein will only be offered and sold in Israel pursuant to applicable private placement exemptions to
“
qualified investors
”
described in the first
addendum to the Israeli Securities Law. None of the Manager, the Intermediary Manager or any participating broker is a licensed investment marketer or advisor under the provisions of the Regulation of Investment Advice, Marketing Investments and Portfolio
Management 1995.
Notice to Prospective Investors in Mexico
The offering of shares made pursuant to this prospectus does not constitute a public offering of securities under Mexican law and therefore is not subject to obtaining the prior authorization of the Mexican National Banking and Securities Commission or the
registration of shares of the Fund with the Mexican National Registry of Securities. The shares described herein will only be offered and sold in Mexico pursuant to applicable private placement exemptions to
“
Institutional Investors
”
or
“
Qualified Investors
”
under the
Mexican Securities Market Law.
Notice to Prospective Investors in Chile
This offer is subject to Norma de Caracter General N° 336 issued by the Superintendence of Securities and Insurance of Chile (
“
SVS
”
)
and commenced on August 31, 2016. This offer is on shares not registered in the Registry of Securities or in the Registry of Foreign
Securities of the SVS, and therefore, it is not subject to the SVS oversight. The issuer is under no obligation to release information on the shares in Chile. These shares cannot be subject of a public offering if not previously registered in the pertinent registry of securities.
Esta oferta se realiza conforme a la Norma de Carácter General N° 336 de la Superintendencia de Valores y Seguros (
“
SVS
”
) y ha
comenzado en la fecha de este 31 agosto 2016. Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de
Valores extranjeros que lleva la SVS y en consecuencia, estos valores no están sujetos a su fiscalización. No existe de parte del emisor obligación de entregar en Chile información pública respecto de estos valores. Estos valores no podrán ser objeto de oferta pública mientras no sean inscritos en el registro de valores correspondiente.
Notice to Prospective Investors in the People’s Republic of China
This prospectus and the related subscription agreement documents do not and are not intended to constitute a sale, an offer to sell or a solicitation of an offer to buy, directly or indirectly, any securities in the People’s Republic of China (excluding Taiwan, the Special
Administrative Region of Hong Kong and the Special Administrative Region of Macao, the
“
PRC
”
).
No marketing activities, advertisements or public inducements have been or will be carried out by the Fund or the Intermediary Manager to the general public within the PRC in relation to an investment in the Fund.
This prospectus is intended solely for the use of those qualified investors for the purpose of evaluating a possible investment by them in the Fund and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective managing directors, employees and consultants receiving this prospectus).

This prospectus has not been and will not be filed with or approved by the China Securities Regulatory Commission or any other regulatory authorities or agencies of the PRC pursuant to relevant securities-related or other laws and regulations and may not be offered or sold within the PRC through a public offering or in circumstances which require an examination or approval of or registration with any securities or other regulatory authorities or agencies in the PRC unless otherwise in accordance with the laws and regulations of the PRC.
Notice to Prospective Investors in Taiwan
The interests may be made available outside Taiwan to Taiwan resident investors for purchase outside Taiwan by such investors but are not permitted to be marketed, offered or sold in Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the interests in Taiwan.
Notice to Prospective Investors in Argentina
This prospectus does not constitute an invitation to buy or a solicitation of an offer to sell securities or any other products or services in
Argentina and shares in the Fund are not and will not be offered or sold in Argentina, in compliance with Section No. 310 of the
Argentine Criminal Code, except in circumstances that do not constitute a public offering or distribution under Argentinean laws and regulations. No application has been or will be made the Argentine Comisión Nacional de Valores, the Argentine securities governmental authority, to publicly offer the Fund or the shares thereof in Argentina. This prospectus is being supplied or made available only to those investors who have expressly requested them in Argentina or used in connection with an offer to sell or a solicitation of an offer to buy in
Argentina except in circumstances that do not constitute a public offering or distribution under Argentinean laws and regulations. This prospectus is strictly confidential and may not be distributed to any legal or natural person or entity other than the intended recipients thereof.
Notice to Prospective Investors in the Cayman Islands
This is not an offer to the public in the Cayman Islands to subscribe for interests, and applications originating from the Cayman Islands will only be accepted from Cayman Islands exempted companies, trusts registered as exempted in the Cayman Islands, Cayman Islands exempted limited partnerships, or companies incorporated in other jurisdictions and registered as foreign corporations in the Cayman
Islands or limited partnerships formed in other jurisdictions and registered as foreign limited partnerships in the Cayman Islands.
CUSTODIAN AND TRANSFER AGENT
The Bank of New York, 240 Greenwich Street, New York, New York 10286, serves as custodian for the Fund’s portfolio securities and cash, and in that capacity, maintains certain financial accounting books and records pursuant to an agreement with the Fund.
Subcustodians provide custodial services for any non-U.S. assets held outside the United States.
Prudential Mutual Fund Services LLC (
“
PMFS
”
), 655 Broad Street, Newark, New Jersey 07102, serves as the transfer and dividend disbursing agent of the Fund. PMFS is an affiliate of the Manager. PMFS provides customary transfer agency services to the Fund, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions, and related functions. SS&C GIDS, Inc. (
“
SS&C
”
), 801 Pennsylvania Ave,
Suite 219929, Kansas City, MO 64105-1307, serves as sub-transfer agent to the Fund. PMFS has contracted with SS&C to provide certain administrative functions to PMFS. PMFS will compensate SS&C for such services.
LEGAL MATTERS
Simpson Thacher & Bartlett LLP, New York, NY and Washington, D.C., serves as counsel to the Fund. Venable LLP, 750 East Pratt
Street, Suite 900, Baltimore, MD 21202, serves as Maryland counsel to the Fund.
REPORTS TO SHAREHOLDERS
The Fund makes available to its common shareholders unaudited semi-annual and audited annual reports, including a list of investments held.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP is the independent registered public accounting firm for the Fund providing audit related services. The principal business address of PricewaterhouseCoopers LLP is 300 Madison Avenue New York, New York 10017.

PGIM PRIVATE REAL ESTATE FUND, INC.
CLASS I COMMON SHARES

CLASS D COMMON SHARES

CLASS S COMMON SHARES

CLASS T COMMON SHARES
PROSPECTUS
All dealers that buy, sell or trade the Common Shares, whether or not participating in this offering, may be required to deliver a prospectus in accordance with the terms of the dealers’ agreements with the Fund’s Distributor.
You should rely only on the information contained in or incorporated by reference into this prospectus. The Fund has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The
Fund is not making an offer of these securities in any jurisdiction where the offer is not permitted.
April 30, 2025, as amended on January 7, 2026

APPENDIX A: SUPPLEMENTAL PERFORMANCE INFORMATION OF THE SUBADVISER
The Fund is a recently organized, non-diversified, closed-end management investment company registered under the Investment
Company Act. Because the Fund is recently organized, it has limited operating history and prior performance information available.
Therefore, performance information is presented below, solely for reference, for the PGIM Real Estate team. The information below is a composite of one commingled, private fund account investing in core plus real estate.
This composite is prepared and maintained by the Subadviser and its affiliates since 1997, and independently verified each year by a third party for compliance with Global Investment Performance Standards (GIPS
®
). This account is currently or previously advised or
sub-advised by the Subadviser or its affiliates, and has investment strategies that are substantially similar to the investment strategies of the Fund (
“
Similar Account
”
). The Similar Account represents all funds and accounts managed by the Subadviser or its affiliates that have substantially similar investment strategies to those of the Fund.
This supplemental performance information is provided to illustrate the past performance of the Subadviser and its affiliates in managing funds and accounts with investment strategies that are substantially similar to the investment strategies of the Fund.
The performance of the Similar Account presented below is not the performance record of the Fund, and should not be considered a substitute for the Fund’s own performance. Past returns do not guarantee and are not indicative of future performance.
The Similar Account is not subject to investment limitations, leverage restrictions, diversification requirements and other restrictions imposed on
“
investment companies
”
by the Investment Company Act and REITs under the Code. If these accounts were operated as investment companies and/or REITs, their returns might have been lower. The fees and expenses of the Fund may be higher than those of the Similar Account. Had the Similar Account’s performance reflected the anticipated fees and expenses of the Fund, its performance may have been lower. In addition, although the Similar Account has substantially similar investment strategies to the investment strategies of the Fund, the Fund will not always make the same investments as the Similar Account would have made, and, therefore, the investment performance of the Fund will differ from the investment performance of the Similar Account.
The following table sets forth the historical
“
net
”
and
“
gross
”
annualized total returns of the Similar Account for periods ending
December 31, 2024.
Similar Account

	1 year	3 year	5 year	7 year	10 year	Since Inception (July 1980)
Gross	-1.37%	-2.46%	2.94%	4.50%	6.70%	9.07%
Net	-2.37%	-3.45%	1.91%	3.46%	5.67%	7.97%
The net returns of the Similar Account are shown net of the actual fees and expenses incurred. Returns are calculated on a total return basis, and include all dividends and interest, accrued income, and realized and unrealized gains and losses. Returns for periods over one year are annualized. Returns are based on operating results and include interest income from short-term cash investments.
Beginning January 1, 2011, annual total, investment income, and appreciation (depreciation) returns are calculated for the Similar
Account by geometrically linking quarterly returns. For periods prior to January 1, 2011, component returns were adjusted such that the sum of the income return, and the appreciation (depreciation) return equals the total return. As is typical in real estate investment funds, all fund administrative costs (audit, valuation and legal fees) have been deducted from gross-of-fees returns.